EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC. The offering statement was originally filed by RSE Archive, LLC on August 13, 2019 and has been amended by RSE Archive, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on October 11, 2019.

Different series of RSE Archive, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Archive, LLC under the offering statement, as amended and qualified. Each such series of RSE Archive, LLC will continue to be offered and sold by RSE Archive, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional series of RSE Archive, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 5 amends the Post-Qualification Offering Circular No. 3 of  RSE Archive LLC, dated December 5, 2019, as qualified on December 18, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 5

SUBJECT TO COMPLETION; DATED MARCH 31, 2020

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #52MANTLE	Per Unit	$132.00		$132.00
	Total Minimum	$105,600		$105,600
	Total Maximum	$132,000		$132,000

Series #71MAYS	Per Unit	$28.50		$28.50
	Total Minimum	$45,600		$45,600
	Total Maximum	$57,000		$57,000

Series #RLEXPEPSI	Per Unit	$8.90		$8.90
	Total Minimum	$14,240		$14,240
	Total Maximum	$17,800		$17,800

Series #10COBB	Per Unit	$39.00		$39.00
	Total Minimum	$31,200		$31,200
	Total Maximum	$39,000		$39,000

Series #POTTER	Per Unit	$24.00	$24.00
	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #TWOCITIES	Per Unit	$72.50	$72.50
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #FROST	Per Unit	$67.50	$67.50
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #BIRKINBLEU	Per Unit	$58.00	$58.00
	Total Minimum	$46,400	$46,400
	Total Maximum	$58,000	$58,000

Series #SMURF	Per Unit	$17.25	$17.25
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #70RLEX	Per Unit	$20.00	$20.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #EINSTEIN	Per Unit	$7.25	$7.25
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #HONUS	Per Unit	$52.00	$52.00
	Total Minimum	$416,000	$416,000
	Total Maximum	$520,000	$520,000

Series #75ALI	Per Unit	$23.00	$23.00
	Total Minimum	$36,800	$36,800

	Total Maximum	$46,000	$46,000

Series #71ALI	Per Unit	$15.50	$15.50
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #APROAK	Per Unit	$75.00	$75.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #88JORDAN	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #56MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #BIRKINBOR	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #33RUTH	Per Unit	$38.50	$38.50
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #SPIDER1	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BATMAN3	Per Unit	$78.00	$78.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #AGHOWL	Per Unit	$38.00	$38.00
	Total Minimum	$15,200	$15,200
	Total Maximum	$19,000	$19,000

Series #ROOSEVELT	Per Unit	$19.50	$19.50
	Total Minimum	$15,600	$15,600
	Total Maximum	$19,500	$19,500

Series #ULYSSES	Per Unit	$51.00	$51.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #98JORDAN	Per Unit	$64.00	$64.00
	Total Minimum	$102,400	$102,400
	Total Maximum	$128,000	$128,000

Series #18ZION	Per Unit	$30.00	$30.00
	Total Minimum	$12,000	$12,000
	Total Maximum	$15,000	$15,000

Series #APEOD	Per Unit	$62.00	$62.00
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #YOKO	Per Unit	$80.00	$80.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #15PTKWT	Per Unit	$108.00	$108.00
	Total Minimum	$86,400	$86,400
	Total Maximum	$108,000	$108,000

Series #APOLLO11	Per Unit	$32.00	$32.00

	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #SNOOPY	Per Unit	$12.75	$12.75
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #24RUTHBAT	Per Unit	$85.00	$85.00
	Total Minimum	$204,000	$204,000
	Total Maximum	$255,000	$255,000

Series #HIMALAYA	Per Unit	$70.00	$70.00
	Total Minimum	$112,000	$112,000
	Total Maximum	$140,000	$140,000

Series #BOND1	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #CATCHER	Per Unit	$25.00	$25.00
	Total Minimum	$10,000	$10,000
	Total Maximum	$12,500	$12,500

Series #LOTR	Per Unit	$29.00	$29.00
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #AMZFNT15	Per Unit	$65.00	$65.00
	Total Minimum	$26,000	$26,000
	Total Maximum	$32,500	$32,500

Series #HULK1	Per Unit	$44.50	$44.50
	Total Minimum	$71,200	$71,200

	Total Maximum	$89,000	$89,000

Series #BATMAN1	Per Unit	$71.00	$71.00
	Total Minimum	$56,800	$56,800
	Total Maximum	$71,000	$71,000

Series #55CLEMENTE	Per Unit	$38.00	$38.00
	Total Minimum	$30,400	$30,400
	Total Maximum	$38,000	$38,000

Series #38DIMAGGIO	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #RUTHBALL1	Per Unit	$14.50	$14.50
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #86JORDAN	Per Unit	$40.00	$40.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #GMTBLACK1	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #SHKSPR4	Per Unit	$115.00	$115.00
	Total Minimum	$92,000	$92,000
	Total Maximum	$115,000	$115,000

Series #50JACKIE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000

	Total Maximum	$10,000	$10,000

Series #POKEMON1	Per Unit	$25.00	$25.00
	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #FANFOUR1	Per Unit	$52.50	$52.50
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #CHURCHILL	Per Unit	$1.00	$1.00
	Total Minimum	$6,000	$6,000
	Total Maximum	$7,500	$7,500

Series #ANMLFARM	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #CAPTAIN3	Per Unit	$37.00	$37.00
	Total Minimum	$29,600	$29,600
	Total Maximum	$37,000	$37,000

Series #SUPER21	Per Unit	$1.00	$1.00
	Total Minimum	$6,800	$6,800
	Total Maximum	$8,500	$8,500

Series #SOBLACK	Per Unit	$56.00	$56.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

Series #FAUBOURG	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000

	Total Maximum	$150,000	$150,000

Series #BIRKINTAN	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on January 7 , 2020, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings”.  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member entity owned by RSE Markets, Inc. (“RSE Markets”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

RSE Markets will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” on page 39 and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on page 39.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on page 39 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS15

INTERESTS IN SERIES COVERED BY THIS AMENDMENT17

OFFERING SUMMARY32

RISK FACTORS39

POTENTIAL CONFLICTS OF INTEREST58

DILUTION62

USE OF PROCEEDS – Series #10COBB63

DESCRIPTION OF SERIES E98 TY COBB CARD65

USE OF PROCEEDS – Series #52MANTLE67

DESCRIPTION OF SERIES MICKEY MANTLE CARD69

USE OF PROCEEDS – Series #71ALI71

DESCRIPTION OF SERIES “FIGHT OF THE CENTURY” CONTRACT73

USE OF PROCEEDS – Series #71MAYS75

DESCRIPTION OF SERIES WILLIE MAYS JERSEY77

USE OF PROCEEDS – Series #98JORDAN79

DESCRIPTION OF SERIES MICHAEL JORDAN JERSEY81

USE OF PROCEEDS – Series #AGHOWL83

DESCRIPTION OF SERIES HOWL AND OTHER POEMS85

USE OF PROCEEDS – Series #EINSTEIN87

DESCRIPTION OF SERIES PHILOSOPHER-SCIENTIST89

USE OF PROCEEDS – Series #FROST91

DESCRIPTION OF SERIES A BOY’S WILL93

USE OF PROCEEDS – Series #POTTER95

DESCRIPTION OF SERIES HARRY POTTER97

USE OF PROCEEDS – Series #ROOSEVELT99

DESCRIPTION OF SERIES AFRICAN GAME TRAILS101

USE OF PROCEEDS – Series #TWOCITIES103

DESCRIPTION OF SERIES A TALE OF TWO CITIES105

USE OF PROCEEDS – Series #ULYSSES107

DESCRIPTION OF SERIES ULYSSES109

USE OF PROCEEDS – Series #YOKO111

DESCRIPTION OF SERIES GRAPEFRUIT113

USE OF PROCEEDS – Series #70RLEX115

DESCRIPTION OF SERIES ROLEX BETA 21117

USE OF PROCEEDS – Series #RLEXPEPSI119

DESCRIPTION OF SERIES ROLEX GMT-MASTER II PEPSI121

USE OF PROCEEDS – Series #SMURF123

DESCRIPTION OF SERIES ROLEX SUBMARINER “SMURF”125

USE OF PROCEEDS – Series #APEOD127

DESCRIPTION OF SERIES AUDEMARS PIGUET “END OF DAYS”129

USE OF PROCEEDS – Series #APROAK131

DESCRIPTION OF SERIES AUDEMARS PIGUET A-SERIES133

USE OF PROCEEDS – Series #15PTKWT135

DESCRIPTION OF SERIES 2015 PATEK PHILIPPE WORLD TIME137

USE OF PROCEEDS – Series #18ZION139

DESCRIPTION OF SERIES ZION WILLIAMSON 2018 SNEAKERS141

USE OF PROCEEDS – Series #75ALI143

DESCRIPTION OF SERIES ALI-WEPNER FIGHT BOOTS145

USE OF PROCEEDS – Series #APOLLO11147

DESCRIPTION OF SERIES NEW YORK TIMES APOLLO 11149

USE OF PROCEEDS – Series #BIRKINBLEU151

DESCRIPTION OF SERIES HERMÈS BIRKIN BAG153

USE OF PROCEEDS – Series #88JORDAN155

AMENDED AND RESTATED DESCRIPTION OF SERIES MICHAEL JORDAN 1988 SNEAKERS157

USE OF PROCEEDS – Series #SNOOPY159

DESCRIPTION OF SERIES 2015 OMEGA SPEEDMASTER “SILVER SNOOPY”161

USE OF PROCEEDS – Series #HONUS163

DESCRIPTION OF SERIES T206 HONUS WAGNER CARD165

USE OF PROCEEDS – Series #24RUTHBAT168

DESCRIPTION OF SERIES 1924 BABE RUTH BAT170

USE OF PROCEEDS – Series #33RUTH172

DESCRIPTION OF SERIES 1933 GOUDEY BABE RUTH CARD174

USE OF PROCEEDS – Series #56MANTLE176

DESCRIPTION OF SERIES 1956 TOPPS MICKEY MANTLE CARD178

USE OF PROCEEDS – Series #BIRKINBOR180

DESCRIPTION OF SERIES HERMÈS BORDEAUX POROSUS BIRKIN BAG182

USE OF PROCEEDS – Series #HIMALAYA184

DESCRIPTION OF SERIES HERMÈS HIMALAYA BIRKIN BAG186

USE OF PROCEEDS – Series #SPIDER1188

DESCRIPTION OF SERIES 1963 AMAZING SPIDER-MAN #1190

USE OF PROCEEDS – Series #BATMAN3192

DESCRIPTION OF SERIES 1940 BATMAN #3194

USE OF PROCEEDS – Series #BOND1196

DESCRIPTION OF SERIES CASINO ROYALE198

USE OF PROCEEDS – Series #CATCHER200

DESCRIPTION OF SERIES THE CATCHER IN THE RYE202

USE OF PROCEEDS – Series #LOTR204

DESCRIPTION OF SERIES THE LORD OF THE RINGS TRILOGY206

USE OF PROCEEDS – Series #AMZFNT1208

DESCRIPTION OF SERIES 1962 AMAZING FANTASY #15210

USE OF PROCEEDS – Series #HULK1212

DESCRIPTION OF SERIES 1962 THE INCREDIBLE HULK #1214

USE OF PROCEEDS – Series #BATMAN1216

DESCRIPTION OF SERIES 1940 BATMAN #1218

USE OF PROCEEDS – Series #55CLEMENTE220

DESCRIPTION OF SERIES 1955 TOPPS ROBERTO CLEMENTE CARD222

USE OF PROCEEDS – Series #38DIMAGGIO224

DESCRIPTION OF SERIES 1938 GOUDEY JOE DIMAGGIO CARD226

USE OF PROCEEDS – Series #RUTHBALL1228

DESCRIPTION OF SERIES 1934-39 BABE RUTH BALL230

USE OF PROCEEDS – Series #86JORDAN232

DESCRIPTION OF SERIES 1986 FLEER MICHAEL JORDAN CARD234

USE OF PROCEEDS – Series #GMTBLACK1236

DESCRIPTION OF SERIES ROLEX GMT-MASTER REF. 16758238

USE OF PROCEEDS – Series #SHKSPR4240

DESCRIPTION OF SERIES 1685 SHAKESPEARE FOURTH FOLIO242

USE OF PROCEEDS – Series #50JACKIE244

DESCRIPTION OF SERIES 1950 JACKIE ROBINSON CARD246

USE OF PROCEEDS – Series #POKEMON1248

DESCRIPTION OF SERIES 1999 POKEMON FIRST EDITION SET250

USE OF PROCEEDS – Series #FANFOUR1252

DESCRIPTION OF SERIES 1961 FANTASTIC FOUR #1254

USE OF PROCEEDS – Series #CHURCHILL256

DESCRIPTION OF SERIES SECOND WORLD WAR258

USE OF PROCEEDS – Series #ANMLFARM260

DESCRIPTION OF SERIES ANIMAL FARM262

USE OF PROCEEDS – Series #CAPTAIN3264

DESCRIPTION OF SERIES CAPTAIN AMERICA #3266

USE OF PROCEEDS – Series #SUPER21268

DESCRIPTION OF Series Superman #21270

USE OF PROCEEDS – Series #SOBLACK272

DESCRIPTION OF SERIES Hermès “so Black” Birkin Bag274

USE OF PROCEEDS – Series #FAUBOURG276

DESCRIPTION OF SERIES Hermès SELLIER FAUBOURG Birkin Bag278

USE OF PROCEEDS – Series #BIRKINTAN280

DESCRIPTION OF SERIES Hermès Tangerine Ostrich Birkin Bag282

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION284

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE312

DESCRIPTION OF THE BUSINESS320

MANAGEMENT331

COMPENSATION339

PRINCIPAL INTEREST HOLDERS340

DESCRIPTION OF INTERESTS OFFERED342

MATERIAL UNITED STATES TAX CONSIDERATIONS349

WHERE TO FIND ADDITIONAL INFORMATION351

RSE ARCHIVE, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	$132.00		$132,000	Purchase Option Agreement	10/18/2019	10/25/2019	Closed	$3,090	1,000

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $132,000 Offering closed on 10/25/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	$28.50		$57,000	Purchase Option Agreement	10/25/2019	10/31/2019	Closed	$1,830	2,000

• Purchase Option Agreement to acquire a majority equity stake (90%) in the Underlying Asset for $47,250, entered on 4/26/2019, which valued Underlying Asset at $52,500
• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $57,000 Offering closed on 10/31/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	$8.90	$17,800	Purchase Agreement	11/1/2019	11/6/2019	Closed	$22	2,000

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $17,800 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	$39.00	$39,000	Purchase Option Agreement	11/8/2019	11/14/2019	Closed	$1,510	1,000

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $39,000 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	$24.00	$72,000	Purchase Agreement	11/15/2019	11/21/2019	Closed	($510)	3,000

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager
• $72,000 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	$72.50	$14,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$55	200

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	$67.50	$13,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$865	200

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $13,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINBLEU / Series Hermès Birkin Bag	11/1/2019	Bleu Saphir Lizard Hermès Birkin	$58.00	$58,000	Upfront Purchase	11/22/2019	11/27/2019	Closed	$170	1,000

• Acquired Underlying Asset for $55,500 on 8/2/2019 financed through a non-interest-bearing payment from the Manager
• $58,000 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SMURF / Series Rolex Submariner "Smurf"	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB	$17.25	$34,500	Upfront Purchase	11/22/2019	11/27/2019	Closed	$2,905	2,000

• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $34,500 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	$20.00	$20,000	Purchase Agreement	11/27/2019	12/6/2019	Closed	$50	1,000

• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019
• Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
• $20,000 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	$7.25	$14,500	Purchase Option Agreement	12/6/2019	12/13/2019	Closed	$1,355	2,000

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#HONUS / Series T206 Honus Wagner Card	11/27/2019	1909-1911 T206 Honus Wagner Card	$52.00	$520,000	Purchase Option Agreement	12/13/2019	12/26/2019	Closed	$5,572	10,000

• Purchase Option Agreement to acquire a minority equity stake (43%) in the Underlying Asset from the Asset Seller, an affiliate of the Company for $225,000, entered on 11/11/2019  with expiration on 12/26/2019, which valued the Underlying Asset at $500,028.
• Down-payment of $100,000 on 11/11/2019 was made and financed through a non-interest-bearing payment from the Manager
• $520,000 Offering closed on 12/26/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

#75ALI / Series Ali-Wepner Fight Boots	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$23.00	$46,000	Purchase Agreement	12/20/2019	12/29/2019	Closed	($10)	2,000

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	$15.50	$31,000	Purchase Option Agreement	12/20/2019	12/30/2019	Sold	$1,090	2,000

• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019
• Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
• $31,000 Offering closed on 12/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• $40,000 acquisition offer for 1971 "Fight of the Century" Contract accepted on 02/07/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

#APROAK / Series Audemars Piguet A-Series	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	$75.00	$75,000	Upfront Purchase	12/6/2019	1/2/2020	Closed	($63)	1,000

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#88JORDAN / Series Michael Jordan 1988 Sneakers	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers	$11.00	$22,000	Purchase Agreement	1/19/2020	1/27/2020	Closed	$230	2,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#56MANTLE / Series 1956 Topps Mickey Mantle Card	12/18/2019	1956 Topps #135 Mickey Mantle Card	$1.00	$10,000	Upfront Purchase	1/3/2020	3/11/2020	Closed	$0	10,000

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$26.25	$52,500	Purchase Option Agreement	2/14/2020	2/20/2020	Closed	$225	2,000

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#33RUTH / Series 1933 Goudey Babe Ruth Card	12/18/2019	1933 Goudey #144 Babe Ruth Card	$38.50	$77,000	Upfront Purchase	2/21/2020	2/26/2020	Closed	$603	2,000

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SPIDER1 / Series 1963 Amazing Spider-Man #1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22.00	$22,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$230	1,000

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BATMAN3 / Series 1940 Batman #3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4	$78.00	$78,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$585	1,000

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	$38.00	$19,000	Purchase Option Agreement	3/6/2020	3/11/2020	Closed	$810	500

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	$19.50	$19,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$1,008	1,000

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	$51.00	$25,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$695	500

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	$64.00	$128,000	Purchase Option Agreement	3/13/2020	3/22/2020	Closed	$4,160	2,000

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager
• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#18ZION / Series Zion Williamson 2018 Sneakers	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers	$30.00	$12,000	$15,000	Upfront Purchase	3/27/2020	Q1 2020 or Q2 2020	Open	$200	400	500	• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#APEOD / Series Audemars Piguet "End of Days"	11/1/2019	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	$62.00	$24,800	$31,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$940	400	500	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	$80.00	$12,800	$16,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$840	160	200

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#15PTKWT / Series Patek Philippe World Time	11/1/2019	Patek Philippe Complications World Time Ref. 5131R-001	$108.00	$86,400	$108,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	($140)	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019
#APOLLO11 / Series New York Times Apollo 11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover	$32.00	$25,600	$32,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$130	800	1,000	• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager

#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	11/27/2019	2015 Omega Speedmaster Moonwatch	$12.75	$20,400	$25,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	($55)	1,600	2,000	• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager
#24RUTHBAT / Series 1924 Babe Ruth Bat	12/18/2019	1924 George "Babe" Ruth Professional Model Bat	$85.00	$204,000	$255,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	($513)	2,400	3,000

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 and additional payment of $50,000 on 1/24/2020 were made and financed through a non-interest-bearing payment from the Manager

#HIMALAYA / Series Hermès Himalaya Birkin Bag	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	$70.00	$112,000	$140,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$6,300	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

#BOND1 / Series Casino Royale		1953 First Edition, First Issue Casino Royale	$39.00	$31,200	$39,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$510	800	1,000	• Acquired Underlying Asset for $37,000 on 1/16/2020 financed through a non-interest-bearing payment from the Manager
#CATCHER / Series The Catcher in the Rye		1951 First Edition, First Issue The Catcher in the Rye	$25.00	$10,000	$12,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$25	400	500	• Acquired Underlying Asset for $11,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager

#LOTR / Series The Lord of the Rings Trilogy	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	$29.00	$23,200	$29,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$10	800	1,000	• Acquired Underlying Asset for $27,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#AMZFNT15 / Series 1962 Amazing Fantasy #15	1962 Amazing Fantasy #15 CGC VG+ 4.5	$65.00	$26,000	$32,500	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$575	400	500

• Purchase Agreement to acquire the Underlying Asset for $30,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,670 on 2/7/2020, additional payment of $9,525 on 2/28/2020 and final payment of $15,305 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#HULK1 / Series 1962 The Incredible Hulk #1	1962 The Incredible Hulk #1 CGC VF 8.0	$44.50	$71,200	$89,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$143	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $87,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $16,173 on 2/7/2020, additional payment of $27,170 on 2/28/2020 and final payment of $43,657 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#BATMAN1 / Series 1940 Batman #1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	$71.00	$56,800	$71,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$658	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $68,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $12,734 on 2/7/2020, additional payment of $21,393 on 2/28/2020 and final payment of $34,373 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	$38.00	$30,400	$38,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$520	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $36,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $6,692 on 2/7/2020, additional payment of $11,243 on 2/28/2020 and final payment of $18,065 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	$22.00	$17,600	$22,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$680	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $3,718 on 2/7/2020, additional payment of $6,246 on 2/27/2020 and final payment of $10,036 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	1934-39 Official American League Babe Ruth Single Signed Baseball	$14.50	$23,200	$29,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$510	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $27,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,019 on 2/7/2020, additional payment of $8,432  on 2/28/2020 and final payment of $13,549 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#86JORDAN / Series 1986 Fleer Michael Jordan Card	1986 Fleer #57 Michael Jordan Card	$40.00	$32,000	$40,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$600	800	1,000	• Acquired Underlying Asset for $38,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager

#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	Rolex 18k Yellow Gold GMT-Master ref. 16758	$28.00	$22,400	$28,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$1,520	800	1,000	• Acquired Underlying Asset for $25,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	$115.00	$92,000	$115,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$7,288	800	1,000

• Purchase Agreement to acquire Underlying Asset for $105,000 entered on 2/20/2020
• Down-payment of $52,500 on 2/23/2020 and final payment of $52,500 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#50JACKIE / Series 1950 Jackie Robinson Card	1950 Bowman #22 Jackie Robinson Card	$1.00	$8,000	$10,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$100	8,000	10,000	• Acquired Underlying Asset for $9,200 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
#POKEMON1 / Series 1999 Pokémon First Edition Set	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	$25.00	$100,000	$125,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$4,213	4,000	5,000	• Acquired Underlying Asset for $118,000 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
#FANFOUR1 / Series 1961 Fantastic Four #1	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	$52.50	$84,000	$105,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$2,563	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $100,000 entered on 3/3/2020
• Acquired Underlying Asset for $100,000 on 3/5/2020 financed through a non-interest-bearing payment from the Manager

#CHURCHILL / Series Second World War	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	$1.00	$6,000	$7,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$125	6,000	7,500	• Acquired Underlying Asset for $6,500 on 3/9/2020 financed through a non-interest-bearing payment from the Manager
#ANMLFARM / Series Animal Farm	First Edition, First printing of Animal Farm by George Orwell	$1.00	$8,000	$10,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$500	8,000	10,000	• Acquired Underlying Asset for $8,700 on 3/27/2020 financed through a non-interest-bearing payment from the Manager
#CAPTAIN3 / Series Captain America #3	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	$37.00	$29,600	$37,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$530	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $35,500 entered on 3/16/2020 • Down-payment of $7,100 on 3/20/2020 was financed through a non-interest-bearing payment from the Manager
#SUPER21 / Series Superman #21	1943 Superman #21 CGC VF/NM 9.0 comic book	$1.00	$6,800	$8,500	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$615	6,800	8,500	• Purchase Option Agreement to acquire Underlying Asset for $7,000 entered on 3/16/2020 • Down-payment of $1,400 on 3/20/2020 was financed through a non-interest-bearing payment from the Manager

#SOBLACK / Series Hermès So Black Birkin	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	$56.00	$44,800	$56,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$4,240	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 3/30/2020
#FAUBOURG / Series Hermès Sellier Faubourg Birkin	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	$75.00	$120,000	$150,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$31,675	1,600	2,000	• Purchase Option Agreement to acquire Underlying Asset for $115,000 entered on 3/30/2020
#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	$28.00	$22,400	$28,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$1,520	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $25,000 entered on 3/30/2020

        Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non- “accredited investors”.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Archive, LLC, a Delaware series limited liability company formed January 3, 2019.

Underlying Assets
and Offering Price

Per Interest: It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, the Memorabilia Asset, as the Underlying Assets of the Company.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering Price per Interest for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interest in a Series will only have an Interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.  For example, an owner of Interests in Series #98JORDAN will only have an Interest in the assets, liabilities, profits and losses pertaining to the Series 1998 Michael Jordan Jersey and its related operations.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) RSE Markets, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests..

Investors:Each Investor must be a “qualified purchaser”. See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”. Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Archive Manager, LLC, a Delaware limited liability company, will be the Manager of the Company and of each Series. The Manager, together with its affiliates, will own a minimum of 2% of each Series upon the Closing of an Offering.

Advisory Board: The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker:RSE Markets, on behalf of the Company, has entered into an agreement with the BOR. The BOR will be acting as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act, and member of FINRA and SIPC, and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where Interests in Series’ of the Company will be sold and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investors’ brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. The Custodian is a member of FINRA and SIPC.

Minimum and
Maximum

Interest purchase:The minimum subscription by an Investor is one (1) Interest in a Series and the maximum subscription by any Investor is for Interests representing 10% of the total Interests of a Series, although such maximum thresholds may be waived by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion. The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

The Manager and/or its affiliates must own a minimum of 2% of Interests of each Series at the Closing of its applicable Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

Escrow Agent:    Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:    The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case, where the Company enters into a purchase options agreement, the Offering may never be launched, or a Closing may not occur, in the case the Company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Lock-Up Period:Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence starting the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Additional Investors:The Asset Seller may purchase a portion of the Interests in each Series or may be offered Interests of such Series as a portion of the purchase price for such Underlying Asset.

Use of proceeds:The proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Sellers (which may have occurred prior to the Closing).

The Company will typically acquire Underlying Assets through the following methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Master Series Table.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer, compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the amount raised through the Offering, but at a minimum $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders; In the case of each Series notated in the Master Series Table, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party for funds used to acquire the Underlying Asset or any options in respect of such purchase.  Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code) and other loans and options accrue as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table for each Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering.  See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Operating expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No Series generated any revenues and we don’t expect any Series to generate any revenue until late 2020, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is RSE Markets, Inc., a Delaware corporation.

Platform:RSE Markets owns and operates the Rally Rd.™ Platform through which the Interests are sold.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income as determined under U.S. Generally Accepted Accounting Principles plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager will be paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series.  The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the

Asset Sellers of its Underlying Asset or the Manager or any of its affiliates, and;

•up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Indemnified Parties (as defined below), Manager, or its affiliates, RSE Markets, or the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors”, (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, its affiliates, or the Asset Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities

Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected.  Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities.  An active market in which Investors can resell their Interests may not develop.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Although there is a possibility that the proposed Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), which would be a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. We anticipate that Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests would be infrequent, occurring with respect to any Series no more than every 30 to 90 days, and would be short, likely lasting only one or two days. There is no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that the broker will continue to provide these services or that the Company or its Managing Member will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale through the Liquidity Platform. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop through the Liquidity Platform or otherwise, the market price of the Interests could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in January 2019 and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Memorabilia Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. One business that is affiliated with the Company, has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably.  This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset  at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could the materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for RSE Markets to maintain the Platform.  As the Manager and Asset Manager have only been in existence since 2019 and April 2016, respectively, and are early-stage startup companies, they have no significant operating history.  Further, while the Asset Manager is also the Asset Manager for RSE Collection, LLC, another series limited liability company with a similar business model in the collectible automobile asset class, and thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Asset Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-

party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or Trading Windows, through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the Interests would in large part depend on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.

There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. As of March 2020, COVID-19 has spread to other countries, including the United States, and has been declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause an economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 impacts our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease to the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, in whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If a regulator determines that the activities of either the Manager or Asset Manager require its registration as a broker-dealer, the Asset Manager or Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests.  Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If a regulatory authority determines that the Asset Manager or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Asset Manager or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets.  In addition, if the Manager or Asset Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If at any time regulators deem the Liquidity Platform a securities exchange or alternative trading system this may require us to cease operating the Platform and will materially and adversely affect your ability to transfer your Interests.

Regulators may determine that the Liquidity Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange under the Exchange Act.  While we do not believe that the Liquidity Platform is a securities exchange, if it is deemed to be a securities exchange then we would be required to register as a securities exchange or qualify as an alternative trading system, either of which would significantly increase the overhead of Asset Manager and could cause Asset Manager to wind down the Platform.  Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors”, there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager  and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code (as described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Government regulation specific to alcohol related Underlying Assets.

Alcohol is regulated and can only be sold to individuals of drinking age, over 21 in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold Alcohol has regulation around who has access to it, who is able to purchase it and how it’s owned.  There are regulatory restrictions around licensed entities and how they transact alcohol. Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements. As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it’s being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol. Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol related Underlying Assets at all. There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol. Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold. Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.   Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy including the recent COVID-19 pandemic and the availability of desirable Memorabilia Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Memorabilia Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests. The value of such Memorabilia Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Memorabilia Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (ex. trading cards).  Demand for high value Memorabilia Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Memorabilia Assets are most sought after.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Memorabilia Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business”, the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants depending on the actual asset.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses may play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of further competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets.  This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as art, who may decide to enter the Asset Class as well.

Dependence of an Underlying Asset on prior user or association.

The value of a Memorabilia Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Memorabilia Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals may negatively impact the value of the Underlying Asset.

Dependence on the brand of the producer of Underlying Assets.

The Underlying Assets of the Company will consist of Memorabilia Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Asset produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset. For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment. For example, the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio. There may also be instances where the production location for the Underlying Assets location may have been affected by climatic or political events that limit the ability to produce the product at the same level

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to be created without all appropriate consents, such as consent from the athlete or league.

There are risks associated with reliance on third party authenticators.

While there is no guarantee that an Underlying Asset will be free of fraud, we intend to mitigate this risk by having the item graded or authenticated by a reputable firm. In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate. A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior storage and display methodologies for an Underlying Asset might have adverse effects that are only apparent at a later date. Even through the asset undergoes an authentication process, there are still scenarios where these issues may not be apparent at the time of authentication.  Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”).  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction.

Market manipulation may be a risk with the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction and private investor for Memorabilia Assets is highly illiquid and dependent on independent brokers and insider relationships.  The pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Memorabilia Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Forgeries or fraudulent Underlying Assets, lack of authentication.

The Asset Class requires a high level of expertise to understand both the basic product as well the formatting and packaging of an item.  Given the materials used for particular Memorabilia Assets, some may be relatively easy to replicate or otherwise forge. In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete. As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.

Older vintages of alcohol related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol related Underlying Asset other than what is in the bottle.

Environmental damage could impact the value of an Underlying Asset which will result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business - Facilities” for additional information). For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol related Underlying Asset can also be tasted for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences. Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Drinking windows for alcohol related Underlying Assets.

Some alcohol related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable , which will likely materially and adversely effect the value of an alcohol related Underlying Asset of such a vintage.

Risks related to the Coravin testing method for alcohol related Underlying Assets.

Collectors, wine retailers, restaurants, producers and distributers have broadly adopted the use of the Coravin wine tasting system. The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. Coravin is generally used commercially for tasting wines and preserving the longevity of the bottle by consumers and enterprises, however the use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  There have been instances at auctions where bottles that have been exposed to a Coravin are viewed as less valuable as the enclosure has been compromised and wine will have been removed from the bottle. Every effort will be made to avoid acquiring an alcohol related Underlying Assets which has been exposed to a Coravin, but there can be no guarantees that an alcohol related Underlying Asset has not been exposed.

General sentiment of underlying fan base.

This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.

By example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base. However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets. For instance, the NHL strike of 1994-1995 caused a loss of fan interest. Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success.

Similarly, various forms of Memorabilia Assets go in and out of favor with collectors. For example, there was a renewed interest in soccer within the United States after the U.S. team won the Women’s World Cup in 2012. When there were no further victories on the same scale, the value of and interest in women’s soccer memorabilia generally returned to previous levels.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations;

competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the

Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset.

An Asset Seller may retain partial ownership of an Underlying Asset and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses

Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what RSE Markets receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between Asset Manager and those Investors, for instance, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of Asset Manager or its affiliate (i.e. Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of memorabilia even though the Company will own many different kinds of memorabilia). In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 2% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors.  If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, such that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes at such time this to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision.

The Manager, the Asset Manager or the Platform may receive sponsorship from Memorabilia Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees.  The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether or not to liquidate a particular Underlying Asset, should an offer to acquire the whole Underlying Asset be received.  As Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an Underlying Asset that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Memorabilia Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  This may lead certain Underlying Assets to generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Asset getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Memorabilia Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.  As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Memorabilia Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owed by, the Company.

The Company, the Asset Manager, the Manager, and their respective affiliates do not have separate counsel.

The counsel of the Company (“Legal Counsel”) is also counsel to the Manager, the Asset Manager and their respective affiliates, including other series LLC entities of RSE Markets and other Series of Interests (collectively, the “RSE Parties”).  Because Legal Counsel represents both the Company and the RSE Parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the RSE Parties, Legal Counsel may represent the RSE Parties and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or the RSE Parties with respect to activities relating to the Company as well as other unrelated activities.  Legal counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and RSE Markets, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other RSE Parties.

The officers and directors of RSE Markets, which is the sole member of the Manager and serves as the Asset Manager for the Company, are also officers and directors and/or key professionals of other RSE Parties. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other RSE Parties, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other RSE Parties and other business activities in which they are involved. RSE Markets currently serves as the Asset Manager for multiple entities with similar strategies, including RSE Collection, LLC, another series limited liability company with a similar business in the collectible automobile asset class, which commenced principal operations in 2017. These separate entities all require the time and consideration of RSE Markets and affiliates, potentially resulting in an unequal division of resources to all RSE Parties. However, we believe that RSE Markets have sufficient professionals to fully discharge their responsibilities to the RSE Parties for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 2% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 2% of the Interests in any Offering. In all circumstance, the Manager or its affiliated purchaser will pay the price per share offered to all other potential Investors hereunder.

USE OF PROCEEDS – Series #10COBB

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #10COBB Asset Cost (1)	$35,000	89.74%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	2.56%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$390	1.00%
	Offering Expenses (2)	$500	1.28%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Authentication Expense	$0	0.00%
	Marketing Materials	$500	1.28%
	Finder Fee	$0	0.00%
	Sourcing Fee	$1,510	3.87%
	Total Fees and Expenses	$3,000	7.69%
	Total Proceeds	$39,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.3 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	6/25/2019
Downpayment Amount	$15,000
Installment 1 Amount	$20,000
Installment 2 Amount	$0
Acquisition Expenses	$600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES E98 TY COBB CARD

Investment Overview

•Upon completion of the Series #10COBB Offering, Series #10COBB will purchase a 1910 E98 Ty Cobb Card (at times described as the “E98 Cobb” or the “Ty Cobb card” throughout this Offering Circular) as the underlying asset for Series #10COBB (The “Series E98 Ty Cobb Card” or the “Underlying Asset” with respect to Series #10COBB, as applicable), the specifications of which are set forth below.

•Ty Cobb was an American professional baseball player who played for the Detroit Tigers from 1905 to 1926 and went on to play for the Philadelphia Athletics from 1926 to 1928.

•At the time of his retirement in 1928, Cobb held the record for most career hits with 4,189, a record which stood until Pete Rose broke it in 1985. Cobb still holds the record for highest career batting average at .366.

•Cobb was one of the five members of the inaugural class of the National Baseball Hall of Fame in 1936, joining Babe Ruth, Honus Wagner, Christy Mathewson and Walter Johnson.

•The Underlying Asset is in mint condition, with a grade of MINT 9 from Professional Sports Authenticator (PSA) and is one of just twenty-two examples at its tier, with only two examples graded higher.

Asset Description

Overview & Authentication

•The 1910 E98 “Set of 30” was created by an anonymous manufacturer in the early 20th century and is similar in appearance to the Standard Caramel issues of the same era.

•Each card in the set measures 1½” by 2¾” and on the backside feature a numbered checklist of the thirty players in the set. As is common with the caramel cards of the era, the featured player may be presented on one of four colored backgrounds of red, orange, green or blue.

•The Underlying Asset has been authenticated by PSA and issued certification number 41243605. The E98 Cobb is encased in a protective holder with its authentication number and condition grade of MINT 9 clearly displayed.

Notable Features

•The Underlying Asset measures 1½” by 2¾” in size and features a tinted black-and-white photograph of Ty Cobb set against a red background.

•Printed across the bottom of the Underlying Asset in black ink is “TY” COBB, DETROIT, identifying the player’s name and team city.

•As with other cards of the E98 “Set of 30”, the reverse side of the Underlying Asset has a list of the 30 different subjects featured in the set printed in brown ink.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and in-line with its grading by PSA.

Details

Series E98 Ty Cobb Card
Sport	Baseball
Professional League	Major League
Player	Ty Cobb
Team	Detroit Tigers
Season	1910
Memorabilia Type	Trading Card
Manufacturer	Unknown
Primary Color	Red
Secondary Color	White
Individual Cards in Set	30
Card Number In set	10
Subject	Ty Cobb
Authentication	PSA #41243605
Grade	MINT 9

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series E98 Ty Cobb Card going forward.

USE OF PROCEEDS – Series #52MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #52MANTLE Asset Cost (1)	$125,000	94.70%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	0.76%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$1,320	1.00%
	Offering Expenses (2)	$990	0.75%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Authentication Expense	$0	0.00%
	Marketing Materials	$500	0.38%
	Finder Fee	$0	0.00%
	Sourcing Fee	$3,090	2.34%
	Total Fees and Expenses	$6,000	4.55%
	Total Proceeds	$132,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.4 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	7/1/2019
Downpayment Amount	$15,000
Installment 1 Amount	$110,000
Installment 2 Amount	$0
Acquisition Expenses	$600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MICKEY MANTLE CARD

Investment Overview

•Upon completion of the Series #52MANTLE Offering, Series #52MANTLE will purchase a 1952 Topps #311 Mickey Mantle Card (at times described as the “#311 Mantle” or the “1952 Topps #311” throughout this Offering Circular) as the underlying asset for Series #52MANTLE (the “Series Mickey Mantle Card” or the “Underlying Asset” with respect to Series #52MANTLE, as applicable), the specifications of which are set forth below.

•Mickey Mantle was an American professional baseball player who played for the New York Yankees from 1951 to 1968 as a center fielder and a first baseman.

•Over the course of his career, Mantle was selected to 16 all-star teams and won the World Series seven times.  In addition, Mantle holds the World Series record with 18 home runs in the Series.

•Mantle was recognized three times as the American League Most Valuable Player, and in 1956 he was the winner of the Triple Crown (Most Home Runs, Most Runs Batted In, and Highest Batting Average).

•When Mantle retired from baseball in 1968, he held the record for most career home runs as a switch-hitter with 536, a record that still stands today.

•The Underlying Asset is in Near Mint condition, with a rating of NM 7 from Sportscard Guarantee Company (SGC) and is one of approximately 35 examples at this tier or better among a total population of 488 such cards according to SGC’s population census.

Asset Description

Overview & Authentication

•The 1952 Topps #311 is the Topps rookie card of Mickey Mantle and was printed as part of a 407-card set.

•The 407-card set was printed as six 100-card sheets and was issued in six different, consecutively numbered series.

•The sixth, high-numbered series is regarded as among the rarest of the regular Topps issue, containing cards numbered 311 through 407, including the #311 Mickey Mantle.

•The Underlying Asset has been authenticated by SGC and issued certification number #1229344-006.  The card is encased in a protective holder with this authentication number and the condition grade NM 7 clearly displayed.

Notable Features

•The Underlying Asset is 2 5/8” by 3 3/4” in size.  The face of the card features a picture of Mickey Mantle in the New York Yankees uniform, holding a baseball bat over his right shoulder over a blue field.  The face of the card also features the player’s name, along with a facsimile of the player’s autograph and the team logo.  The entire face of the card is surrounded by a white border.

•The reverse side of the Underlying Asset features the number 311, indicating the card’s place in the Topps 1952 set, along with a brief biographical description of Mantle and a summary of his game statistics.  The company name, Topps Baseball, is prominently featured across the bottom of the reverse side of the Underlying Asset when viewed horizontally.  The reverse side of the Underlying Asset primarily is printed in black ink on white background with highlights in red ink, or in white ink over a red background.

•As outlined above, the Underlying Asset is encased in a protective holder, with the authentication label from SGC clearly featured across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from SGC.

Details

Series Mickey Mantle Card
Sport	Baseball
Professional League	Major League
Team	New York Yankees
Player	Mickey Mantle
Year / Season	1952
Memorabilia Type	Trading Card
Manufacturer	Topps
Card Number in Set	#311
Authentication	SGC #1229344-006
Grade	Near Mint (NM 7)

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series Mickey Mantle Card going forward.

USE OF PROCEEDS – Series #71ALI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #71ALI Asset Cost (1)	$27,500	88.71%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	3.23%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$310	1.00%
	Offering Expenses (2)	$500	1.61%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.32%
	Authentication Expense	$0	0.00%
	Marketing Materials	$500	1.61%
	Finder Fee	$0	0.00%
	Sourcing Fee	$1,090	3.52%
	Total Fees and Expenses	$2,500	8.06%
	Total Proceeds	$31,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.5 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	7/1/2019
Downpayment Amount	$0
Installment 1 Amount	$27,500
Installment 2 Amount	$0
Acquisition Expenses	$600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES “FIGHT OF THE CENTURY” CONTRACT

Investment Overview

•Upon completion of the Series #71ALI Offering, Series #71ALI will purchase the 1971 “Fight of the Century” Contract (at times described as the “1971 Contract” or the “1971 Ali Contract” throughout this Offering Circular) as the underlying asset for Series #71ALI (the “Series “Fight of the Century” Contract” or the “Underlying Asset” with respect to Series #71ALI, as applicable), the specifications of which are set forth below.

•When Muhammad Ali and Joe Frazier fought for the first of three times, it was the first time in boxing history that two undefeated fighters battled for the heavyweight belt.

•Ali (31-0, 25 KO’s) and Frazier (26-0, 23 KO’s) delivered on the massive hype behind their fight, slugging it out for a grueling 15 rounds of boxing. Frazier was named the winner by unanimous decision, setting up the now-legendary trilogy of fights between himself and the former Cassius Clay.

•Ring Magazine, the leading boxing publication in the United States, has ranked “The Fight of the Century” as the fourth greatest title bout of all-time.

Asset Description

Overview & Authentication

•“The Fight of the Century” provided the first entry into the iconic Ali-Frazier Trilogy, which included
“Ali-Frazier II” in 1974 and “The Thrilla in Manila” in 1975.

•This Underlying Asset is the 1971 Contract for the “Fight of the Century” between Muhammad Ali, Joe Frazier and Madison Square Garden.  The Underlying Asset has been authenticated by James Spence Authentication (JSA) and provided a full LOA and issued a certification number attesting to the signatures of Ali and Frazier.

Notable Features

•The Underlying Asset is eight pages long and includes the legal documentation for the “Fight of the Century” on March 8th, 1971 at Madison Square Garden.

•The Underlying Asset has been signed by both Joe Frazier and Muhammad Ali.

Notable Defects

•The Underlying Asset exhibits standard wear-and-tear from handling and age.

Details

Series “Fight of the Century” Contract
Sport	Boxing
Professional League	World Boxing Council, World Boxing Association, The Ring & Lineal
Player	Muhammad Ali, Joe Frazier
Year / Season	1971
Memorabilia Type	Historic Contracts
Authentication	James Spence Authentication

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series “Fight of the Century” Contract going forward.

USE OF PROCEEDS – Series #71MAYS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #71MAYS Asset Cost (1)	$47,250	82.89%
	Equity retained by Asset Seller (1)	$5,250	9.21%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	1.75%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$570	1.00%
	Offering Expenses (2)	$500	0.88%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.18%
	Authentication Expense	$0	0.00%
	Marketing Materials	$500	0.88%
	Finder Fee	$0	0.00%
	Sourcing Fee	$1,830	3.21%
	Total Fees and Expenses	$3,500	6.14%
	Total Proceeds	$57,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.6 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	8/24/2019
Downpayment Amount	$12,500
Installment 1 Amount	$34,750
Installment 2 Amount	$0
Acquisition Expenses	$600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES WILLIE MAYS JERSEY

Investment Overview

•Upon completion of the Series #71MAYS Offering, Series #71MAYS will purchase a 1971 Willie Mays Jersey (at times described as the “Willie Mays Jersey” throughout this Offering Circular) as the underlying asset for Series #71MAYS (the “Series Willie Mays Jersey” or the “Underlying Asset” with respect to Series #71MAYS, as applicable), the specifications of which are set forth below.

•Willie Mays is a notable figure in baseball history ranked second behind only Babe Ruth on The Sporting News' list of “Baseball's 100 Greatest Players of the Twentieth Century.”

•Mays debuted in 1951 with the New York Giants, leading the team to the 1954 World Series title and claiming two National League Most Valuable Player awards.

•Mays played for the Giants until the 1972 season, when a trade sent Mays to play for the New York Mets franchise.

•Mays shares the record for most All-Star Games played with Hank Aaron and Stan Musial at 24 each.

•Mays is a member of the vaunted 3,000 hit club, boasts a career .302 batting average and at the time of his retirement ranked third on the all-time home run leaderboard with 660.

•In 1979, Mays was inducted into the National Baseball Hall of Fame on his first ballot with 409 of a possible 432 votes.

Asset Description

Overview & Authentication

•The Underlying Asset is a game-used home jersey worn by Mays during the 1971 season with the San Francisco Giants.  Mays hit 18 home runs in 1971, including eight at his home ballpark, bringing his career total to 646 at the close of 1971.

•The Underlying Asset has been authenticated by Memorabilia Evaluation and Research Services (MEARS), an industry-leading authentication service used by auction houses and collectors across the globe. MEARS has issued a Letter of Authenticity for the Underlying Asset with certification #313305.

•The Underlying Asset comes with a Letter of Authenticity from Willie Mays.

Notable Features

•The Underlying Asset is a button-down flannel jersey with the team-name “GIANTS” sewn across the chest in black and orange tackle twill and Mays’ number “24” sewn on the back of the jersey in the same fashion.

•The front left tail of the Underlying Asset features the Wilson manufacturers and year tag.

•The front of the Underlying Asset carries two autographs by Mays in black marker.

Notable Defects

•The Underlying Asset exhibits wear commiserate with age and use.

•The Underlying Asset has wo defined areas of staining

Details

Series Willie Mays Jersey
Sport	Baseball
Professional League	Major League
Team	San Francisco Giants
Player	Willie Mays
Year / Season	1971
Memorabilia Type	Game Used Jersey
Home or Away	Home
Primary Color	White
Secondary Color	Black
Manufacturer	Wilson
Authentication	MEARS #313305
Autographed	Yes (twice on the front)

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series Willie Mays Jersey going forward.

USE OF PROCEEDS – Series #98JORDAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #98JORDAN Asset Cost (1)	$120,000	93.75%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	0.78%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$1,280	1.00%
	Offering Expenses (2)	$960	0.75%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Authentication Expense	$0	0.00%
	Marketing Materials	$500	0.39%
	Finder Fee	$0	0.00%
	Sourcing Fee	$4,160	3.25%
	Total Fees and Expenses	$7,000	5.47%
	Total Proceeds	$128,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.7 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	7/1/2019
Downpayment Amount	$60,000
Installment 1 Amount	$60,000
Installment 2 Amount	$0
Acquisition Expenses	$600

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MICHAEL JORDAN JERSEY

Investment Overview

•Upon completion of the Series #98JORDAN Offering, Series #98JORDAN will purchase a 1998 Michael Jordan Jersey as the Underlying Asset for Series #98JORDAN (The “Series Michael Jordan Jersey” or the “Underlying Asset” with respect to Series #98JORDAN, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a signed jersey, worn by Michael Jordan in a game on April 11, 1998 vs. the Orlando Magic in which he achieved his 5,000th career assist.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships, when he retired for the first time to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards, until the end of his NBA career, from 2001 to 2003.

•Michael Jordan had a career average of 30.1 points per game, setting an NBA record that still stands today.

•During Michael Jordan’s career, he won six NBA championships (tied for ninth in NBA history) and was awarded five Most Valuable Player awards (tied for second in NBA history).

Asset Description

Overview & Authentication

•The Underlying Asset comes fully authenticated, with a Letter of Authenticity from the Chicago Bulls confirming its use of the Underlying Asset by Jordan.

•MeiGray, Sports Investors and Resolution Photo matching performed the authentication and photo matching for the Underlying Asset to the April 11, 1998 game.

•Upper Deck Authentication (UDA) provided authentication for Michael Jordan’s signature on the Underlying Asset.

•The Underlying Asset originated directly from the Chicago Bulls as it entered the sports collectibles hobby. This is one of the most conclusive forms of authenticity, as these jerseys were not sold in retail store and were directly distributed to the players with specific tagging (i.e. “1997-98” season identification tag, “NBA Authentics” logo tag, Chicago Bulls logo tag).

Notable Features

•The Underlying Asset is a home jersey finished in white, with the original red and black tackle twill numbers and athletes name sewn directly to the Underlying Asset.

•The Underlying Asset’s original Nike manufacturer’s tag is sewn on the front left tail and NBA logo is embroidered on the left shoulder.

•The Underlying Asset has Michael Jordan’s authentic black marker signature located on the #2 digit of the player number on the back of the jersey.

•Michael Jordan recorded the 5,000th assist of his career while wearing the Underlying Asset and scored 37 points in the game in which the Chicago Bulls defeated the visiting Orlando Magic 87-78 on 04/11/1998.

Notable Defects

•The Underlying Asset exhibits minimal wear according to the authentication experts at Sports Investors, with several light stains and loose threads noted, commensurate to similar game worn jerseys.

Details

Series Michael Jordan Jersey
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Season	1997-98
Memorabilia Type / Manufacturer	Game used primary home jersey / Nike
Primary / Secondary Color	White / Red & Black
Date Worn / Opponent	April 11th, 1998 / Orland Magic
Location	United Center, Chicago IL
Autograph Location / Instrument	#2 Digit of the Player Number on the Back of the Jersey / Black Marker
Authentication	Game Use: Chicago Bull Photo Matching: MeiGray, Resolution Photomatching, Sports Investors Signature: Upper Deck Authentication
Condition	Original and Unaltered

Deprecation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Michael Jordan Jersey going forward.

USE OF PROCEEDS – Series #AGHOWL

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #AGHOWL Asset Cost (1)	$15,500	81.58%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	5.26%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$190	1.00%
	Offering Expenses (2)	$500	2.63%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	1.32%
	Authentication Expense	$250	1.32%
	Marketing Materials	$500	2.63%
	Finder Fee	$0	0.00%
	Sourcing Fee	$810	4.26%
	Total Fees and Expenses	$2,500	13.16%
	Total Proceeds	$19,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.8 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/30/2019
Expiration Date of Agreement	10/27/2019
Downpayment Amount	$2,300
Installment 1 Amount	$13,200
Installment 2 Amount	$0
Acquisition Expenses	$1,000

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES HOWL AND OTHER POEMS

Investment Overview

•Upon completion of the Series #AGHOWL Offering, Series #AGHOWL will purchase a First Edition Howl and Other Poems (at times described as “Howl and Other Poems” throughout this Offering Circular) as the underlying asset for Series #AGHOWL (the “Series How and Other Poems” or the “Underlying Asset” with respect to Series #AGHOWL, as applicable), the specifications of which are set forth below.

•Irwin Allen Ginsberg was an American poet, writer and philosopher born in 1926. Ginsberg is widely known for his poem “Howl,” in which he denounced what he saw as destructive forces of capitalism and conformity in the United States.

•Howl and Other Poems features an introduction written by William Carlos Williams, an American poet and physician associated with modernist literature.

•Howl and Other Poems was first published in 1956 as part of the 4th series of City Light Pocket Poetry Series, a collection of poems published by City Lights Bookstore in San Francisco.

•In 1957 City Lights Bookstore Publisher Lawrence Ferlinghetti was arrested on obscenity charges for publishing the controversial book, but subsequently found not guilty.

Asset Description

Overview & Authentication

•The Underlying Asset was printed as the 4th book in the City Light Pocket Poetry Series, a collection of poems published by City Lights Bookstore in San Francisco. There has been a total of 61 books published in the City Light Pocket Poetry Series, with the most recent published in 2017.

•The Underlying Asset is one of 100 first-edition copies printed.

•The Underlying Asset is inscribed by Allen Ginsburg to Michael Rumaker who was the author of one of the earliest published reviews of Ginsburg’s Howl and Other Poems, featured in The Black Mountain Review #7, pages 228-237.

•The Underlying Asset is accompanied by an original issue of The Black Mountain Review #7 in which Rumaker’s review of Howl and Other Poems appears.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is signed and inscribed with the following text: “for Michael Rumaker / Allen Ginsburg / this historic particular copy of Howl which has eyes read for / Black Mt Review #7 / Signed White Plains N.Y. / March 12, 1976”.

•The Underlying Asset has a large flower and sun drawing by Ginsberg across the title.

•The Underlying Asset has Michael Rumaker’s ownership signature at top of page.

Notable Defects

•The Underlying Asset is an unrestored, near fine copy of Howl and Other Poems.

Details

Series Howl and Other Poems
Title	Howl and Other Poems
Author	Allen Ginsberg
Publisher	City Lights Bookstore, Lawrence Ferlinghetti
Publication Date	1956
Binding	Hardcover, with original publisher’s pebbled cloth binding Custom box housing both Howl and The Black Mountain Review #7
Book Condition	Near-fine
Edition	First Edition
Inscriptions or Note

Signed by Allen Ginsburg

Inscribed: “for Michael Rumaker /Allen Ginsburg / this historic particular copy of Howl which has eyes read for / Black Mt Review #7 / Signed White Plains N.Y. / March 12, 1976”

Depreciation

The Company treats Memorabilia and Collectible assets as collectible and therefore will not depreciate or amortize the Series Howl and Other Poems going forward.

USE OF PROCEEDS – Series #EINSTEIN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #EINSTEIN Asset Cost (1)	$11,000	75.86%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	6.90%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$145	1.00%
	Offering Expenses (2)	$500	3.45%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	1.72%
	Authentication Expense	$250	1.72%
	Marketing Materials	$500	3.45%
	Finder Fee	$0	0.00%
	Sourcing Fee	$855	5.90%
	Total Fees and Expenses	$2,500	17.24%
	Total Proceeds	$14,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.9 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/30/2019
Expiration Date of Agreement	10/27/2019
Downpayment Amount	$1,650
Installment 1 Amount	$9,350
Installment 2 Amount	$0
Acquisition Expenses	$1,000

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES PHILOSOPHER-SCIENTIST

Investment Overview

•Upon completion of the Series #EINSTEIN Offering, Series #EINSTEIN will purchase a First Edition of Philosopher-Scientist (at times described as “Philosopher-Scientist” throughout this Offering Circular) as the underlying asset for Series #EINSTEIN (the “Series Philosopher-Scientist” or the “Underlying Asset” with respect to Series #EINSTEIN, as applicable), the specifications of which are set forth below.

•Albert Einstein was a German-born theoretical physicist who developed the Theory of Relativity and Quantum Mechanics.

•In Philosopher-Scientist, Einstein describes the failure of classical mechanics and the rise of the electromagnetic field, the theory of relativity, and of the quanta.

•Written in German by Einstein himself, the book is faced, page-by-page, with a translation by Professor of Philosophy Paul Arthur Schlipp.

•The Underlying Asset is a signed, limited First Edition copy of Philosopher-Scientist.

Asset Description

Overview & Authentication

•The Underlying Asset is 1 of 760 First Edition copies signed by the author.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset comes bound in the original publisher’s leatherette, with Einstein’s signature on the front board.

•The Underlying Asset is in the original slipcase and glassine.

Notable Defects

•The Underlying Asset is in unrestored condition and shows few signs of wear.

Details

Series Philosopher-Scientist
Title	Albert Einstein: Philosopher-Scientist
Author(s)	Albert Einstein, Edited and Translated by Paul Arthur Schlipp
Publisher	The Library of the Living Philosophers, Inc.
Publication Date	1949
Binding	Hardcover
Book Condition	Excellent, Fine
Edition	First Edition
Inscriptions or Note	Signed by Author

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Philosopher-Scientist going forward.

USE OF PROCEEDS – Series #FROST

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #FROST Asset Cost (1)	$10,000	74.07%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	7.41%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$135	1.00%
	Offering Expenses (2)	$500	3.70%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	1.85%
	Authentication Expense	$250	1.85%
	Marketing Materials	$500	3.70%
	Finder Fee	$0	0.00%
	Sourcing Fee	$865	6.41%
	Total Fees and Expenses	$2,500	18.52%
	Total Proceeds	$13,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.10 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/30/2019
Expiration Date of Agreement	10/27/2019
Downpayment Amount	$1,500
Installment 1 Amount	$8,500
Installment 2 Amount	$0
Acquisition Expenses	$1,000

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES A BOY’S WILL

Investment Overview

•Upon completion of the Series #FROST Offering, Series #FROST will purchase a First Edition A Boy’s Will (at times described as “Boy’s Will” throughout this Offering Circular) as the underlying asset for Series #FROST (the “Series A Boy’s Will” or the “Underlying Asset” with respect to Series #FROST, as applicable), the specifications of which are set forth below.

•Robert Lee Frost, a four-time Pulitzer Prize winner born in 1874, was an American poet known for his realistic depictions of rural life. Frost frequently wrote about settings from rural life in New England in the early 20th century.

•Published in 1912, A Boy’s Will was Frost’s first regularly published book, preceded only by ‘Twilight,’ of which only two copies were printed for the author, one of which was destroyed.

•Of the approximately 1,000 first edition copies of A Boy’s Will, fewer than 350 copies were ever issued by the publisher David Nutt, which went into bankruptcy after the First World War.

Asset Description

Overview & Authentication

•The Underlying Asset is a First Edition, First Issue of A Boy’s Will in “Crane’s Binding A”, is the earliest binding type.

•According to the printer, no more than 350 copies of the Underlying Asset were bound up for distribution by the publisher between April 1913 and the Spring of 1921.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an unrestored copy.

Notable Defects

•The Underlying Asset shows wear commensurate to its age and light use.

Details

Series A Boy’s Will
Title	A Boy’s Will
Publisher	David Nutt, London
Publication Date	1913
Binding	Hard Cover, original publisher’s pebbled cloth binding
Book Condition	Unrestored
Edition	First Edition, First Issue
Inscriptions or Note	None

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series A Boy’s Will going forward.

USE OF PROCEEDS – Series #POTTER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #POTTER Asset Cost (1)	$65,000	90.28%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	1.39%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$720	1.00%
	Offering Expenses (2)	$540	0.75%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Authentication Expense	$250	0.35%
	Marketing Materials	$0	0.00%
	Finder Fee	$5,000	6.94%
	Sourcing Fee	-$510	-0.71%
	Total Fees and Expenses	$6,000	8.33%
	Total Proceeds	$72,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.11 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/5/2109
Expiration Date of Agreement	10/5/2019
Downpayment Amount	$10,000
Installment 1 Amount	$10,000
Installment 2 Amount	$45,000
Acquisition Expenses	$5,250

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES HARRY POTTER

Investment Overview

•Upon completion of the Series #POTTER Offering, Series #POTTER will purchase a 1997 First Edition Harry (at times described as “First Edition Philosopher’s Stone” throughout this Offering Circular) as the underlying asset for Series #POTTER (the “Series Harry Potter” or the “Underlying Asset” with respect to the Series #POTTER, as applicable. The specification of which are set forth below.

•Joanne (J.K) Rowling is a British author best known for writing the Harry Potter series.

•The Philosopher’s Stone was J.K Rowling’s first published novel, and the first novel of the Harry Potter series. Six further titles followed The Philosopher’s Stone and have sold more than 500 million total copies.

•The Philosopher’s Stone was first published in the United Kingdom in 1997 by Bloomsbury Publishing, and was published in the United States by Scholastic Publishers the following year under the title Harry Potter and the Sorcerer’s Stone.

Asset Description

Overview and Authentication

•The Underlying Asset was inscribed by Penny Phillips, commissioning editor of adult non-fiction at Bloomsbury Publishing.

•Of the 500 hardcover first editions, 300 were sent to libraries. The Underlying Asset is without library marking, making it one of 200 non-library versions.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The print line on the Underlying Asset’ copyright page reads “10 9 8 7 6 5 4 3 2 1”, which is unique to First Edition’s of the Underlying Asset.

•The Underlying Asset contains a typographical error on page 53, where “1 wand” appears twice in a list.

•The Underlying Asset’s copyright page lists the author as “Joanne Rowling,” which would be changed to J.K. Rowling in later editions.

•The lower cover of the Underlying Asset has a misspelling “Philospher’s”

•The Underlying asset has no library marking, which is rare for a first impression copy.

•The Underlying Asset is hardcovered and bound in the original publisher’s pictorial boards.

•The Underlying Asset has a presentation inscription by Penny Phillips, commissioning editor of adult non-fiction at Bloomsbury Publishing and wife of the then Deputy Managing Director David Reynolds (one of the company’s four founders).

Notable Defects

•The Underlying Asset’s publisher’s pictorial boards and extremities are bumped and rubbed.

•The Underlying Asset’s spine is slightly faded.

Details

Series Harry Potter
Title	Harry Potter and The Philosopher’s Stone
Author	Joanne Rowling
Publisher	Bloomsbury Publishing
Publication Date	1997
Binding	Hard Cover
Book Condition	Unrestored
Edition	First Edition
Inscriptions or Note	Inscribed by Penny Philips

Depreciation

The Company treats Memorabilia and Collectible assets as collectible and therefore will not depreciate or amortize the Series Harry Potter going forward.

USE OF PROCEEDS – Series #ROOSEVELT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ROOSEVELT Asset Cost (1)	$17,000	87.18%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$350	1.79%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$195	1.00%
	Offering Expenses (2)	$500	2.56%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Authentication Expense	$250	1.28%
	Marketing Materials	$0	0.00%
	Finder Fee	$0	0.00%
	Sourcing Fee	$1,205	6.18%
	Total Fees and Expenses	$2,150	11.03%
	Total Proceeds	$19,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.12 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/30/2019
Expiration Date of Agreement	10/27/2019
Downpayment Amount	$2,550
Installment 1 Amount	$14,450
Installment 2 Amount	$0
Acquisition Expenses	$250

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AFRICAN GAME TRAILS

Investment Overview

•Upon completion of the Series #ROOSEVELT Offering, Series #ROOSEVELT will purchase a First Edition African Game Trails (at times described as “African Game Trails” throughout this Offering Circular) as the underlying asset for series #ROOSEVELT (the “Series African Game Trails” or the “Underlying Asset” with respect to the Series #ROOSEVELT, as applicable. The specification of which are set forth below.

•Theodore Roosevelt, the twenty-sixth President of the United States, was also a hunter, conservationist, soldier, and scholar.

•In 1909, three weeks after the inauguration of his successor, President William Howard Taft, Roosevelt traveled to British East Africa to hunt big game. The elaborate hunting trip was part of an effort to gather specimens for the Smithsonian. The trip was partly underwritten by Scribner's, who gave Roosevelt a $50,000 commission for a series of 12 articles on the safari which form the basis of this book.

•Roosevelt was accompanied by his son, Kermit, who served as the official photographer.

Asset Description

Overview and Authentication

•The Underlying Asset is a First Edition, limited edition of 500 copies signed by Roosevelt.

•The Underlying Asset is in Large Octavo format and printed on Ruisadel paper.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is accompanied by eight original photographs taken by Kermit Roosevelt of his father, Theodore Roosevelt on the 1909 safari.

•The Underlying Asset is hardcovered, with two volumes bound in the publisher’s original three-quarter pigskin over tan boards.

•The Underlying Asset retains its original tan dust jacket, tissue guards, and photogravure portrait frontispiece, as well as the additional 47 photogravure plates.

•The Underlying Asset is housed in a custom cloth box with a leather label.

Notable Defects

●No known material defects present.

Details

Series African Game Trails
Title	African Game Trails. An Account of the African Wanderings of an American Hunter-Naturalist
Author	Theodore Roosevelt
Publisher	Charles Scribner’s Sons
Publication Date	1910
Binding	Hard Cover
Book Condition	Unrestored
Edition	First Edition
Inscriptions or Note	Signed by Author, Theodore Roosevelt

Depreciation

The Company treats Memorabilia and Collectible assets as collectible and therefore will not depreciate or amortize the Series African Game Trails going forward.

USE OF PROCEEDS – Series #TWOCITIES

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TWOCITIES Asset Cost (1)	$12,000	82.76%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	6.90%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$145	1.00%
	Offering Expenses (2)	$500	3.45%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	1.72%
	Authentication Expense	$250	1.72%
	Marketing Materials	$300	2.07%
	Finder Fee	$0	0.00%
	Sourcing Fee	$55	0.38%
	Total Fees and Expenses	$1,500	10.34%
	Total Proceeds	$14,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.13 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/30/2019
Expiration Date of Agreement	10/27/2019
Downpayment Amount	$1,800
Installment 1 Amount	$10,200
Installment 2 Amount	$0
Acquisition Expenses	$800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES A TALE OF TWO CITIES

Investment Overview

•Upon completion of the Series #TWOCITIES Offering, Series #TWOCITIES will purchase a First Edition A Tale of Two Cities (at times described as “A Tale of Two Cities” throughout this Offering Circular) as the underlying asset for Series #TWOCITIES (the “Series A Tale Of Two Cities” or the “Underlying Asset” with respect to Series #TWOCITIES, as applicable), the specifications of which are set forth below.

•Charles Dickens, born in 1812, was an English writer and social critic.

•A Tale of Two Cities is set in London and Paris before and during the French Revolution, with the story set against the conditions leading up to the French Revolution and the Reign of Terror.

•The 45-chapter novel was originally published in 31 weekly instalments in Dickens’ then-new literary Periodical titled All Year Round.

Asset Description

Overview & Authentication

•The Underlying Asset is a First Edition, First State of A Tale of Two Cities.

•A Tale of Two Cities was the last of Dickens’ books to be illustrated by H.K. Browne (“Phiz”) and includes sixteen plates engraved by him and a 32-page publisher’s catalog.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

•The Underlying Asset is noted in “excellent, near-fine condition”.

Notable Features

•The Underlying Asset is a first state copy with page 213 mis-numbered as “113,” and “Affectionately” misspelled as “Affetcionately” on page 134 (line 12).

•The Underlying Asset has a royal bookplate of the Earl of Normantown on the front pastedown.

•The Underlying asset is hardcovered and bound in the publisher’s original red cloth binding.

Notable Defects

•The Underlying Asset has had a very minor repair to reinforce cloth at the spine.

Details

Series A Tale of Two Cities
Title	A Tale of Two Cities
Author	Charles Dickens
Publisher	Chapman and Hall
Publication Date	1859
Binding	Hardcover
Book Condition	Excellent, near-fine
Edition	First Edition, First State
Inscriptions or Note	N/A

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series First Edition A Tale of Two Cities going forward.

USE OF PROCEEDS – Series #ULYSSES

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ULYSSES Asset Cost (1)	$22,000	86.27%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	3.92%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$255	1.00%
	Offering Expenses (2)	$500	1.96%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$300	1.18%
	Authentication Expense	$250	0.98%
	Marketing Materials	$500	1.96%
	Finder Fee	$0	0.00%
	Sourcing Fee	$695	2.73%
	Total Fees and Expenses	$2,500	9.80%
	Total Proceeds	$25,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.14 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/30/2019
Expiration Date of Agreement	10/27/2019
Downpayment Amount	$3,400
Installment 1 Amount	$18,600
Installment 2 Amount	$0
Acquisition Expenses	$1,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ULYSSES

Investment Overview

•Upon completion of the Series #ULYSSES Offering, Series #ULYSSES will purchase a 1935 First Edition Ulysses (at times described as “Ulysses” throughout this Offering Circular) as the underlying asset for Series #ULYSSES (the “Series Ulysses” or the “Underlying Asset” with respect to Series #ULYSSES, as applicable), the specifications of which are set forth below.

•James Joyce, an Irish novelist born in 1882, contributed to the modernist avant-garde style of writing.

•Henri Matisse, a French artist born in 1869, was commonly regarded as one of the artists who helped define the revolutionary developments in the visual arts throughout the opening decades of the 20th century.

•In 1935, American publisher and founder of the Limited Editions Club, George Macey, offered Henri Matisse $5,000 to create etchings for a special illustrated edition of Joyce’s Ulysses.

Asset Description

Overview & Authentication

•The Underlying Asset is a Copy of James Joyce’s Ulysses with Illustrations by Henri Matisse, signed by both the author and the artist, and was printed by The Limited Editions Club in 1935.

•The Underlying Asset is one of 1,500 signed by the artist Henri Matisse.

•The Underlying Asset is one of 250 copies signed by both the author James Joyce and artist Henri Matisse.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset features 6 etching by Matisse and 20 reproductions of his preliminary drawings for this edition, all of them based on themes from Homer’s Odyssey, the poem that Ulysses plays upon.

•The Underlying asset is bound in the publisher’s original brown cloth and maintains the original publisher’s slipcase.

Notable Defects

●No known material defects present.

Details

Series Ulysses
Title	Ulysses
Author	James Joyce, Illustrations by Henri Matisse
Publisher	Limited Editions Club
Publication Date	1935
Binding	Hardcover
Book Condition	Near Fine +
Edition	First
Inscriptions or Note	Signed by James Joyce and Henry Matisse

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Ulysses going forward.

USE OF PROCEEDS – Series #YOKO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #YOKO Asset Cost (1)	$12,500	78.13%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	6.25%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$160	1.00%
	Offering Expenses (2)	$500	3.13%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	1.56%
	Authentication Expense	$250	1.56%
	Marketing Materials	$500	3.13%
	Finder Fee	$0	0.00%
	Sourcing Fee	$840	5.25%
	Total Fees and Expenses	$2,500	15.63%
	Total Proceeds	$16,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.15 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/30/2019
Expiration Date of Agreement	10/27/2019
Downpayment Amount	$1,800
Installment 1 Amount	$10,700
Installment 2 Amount	$0
Acquisition Expenses	$1,000

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES GRAPEFRUIT

Investment Overview

•Upon completion of the Series #YOKO Offering, Series #YOKO will purchase a First Edition ‘Grapefruit,’ (at times described as “Grapefruit” throughout this Offering Circular) as the underlying asset for Series #YOKO (the “Series Grapefruit” or the “Underlying Asset” with respect to Series #YOKO, as applicable), the specifications of which are set forth below.

•Yoko Ono is a Japanese-American multimedia artist, singer, songwriter and peace activist. Ono’s third husband was singer-songwriter John Lennon.

•Yoko Ono’s book, Grapefruit, is a piece of conceptual art that reads as a set of instructions through which the art is completed.

Asset Description

Overview & Authentication

•The Underlying Asset is one of 500 First Edition copies, preceding the UK edition by four years.

•The First Edition contains over 150 “instruction works”; virtually all are in English, with about a third translated into Japanese. The “instruction works” are divided into five sections: Music, Painting, Event, Poetry and Object.

•The Underlying Asset was published by Yoko Ono’s own press, Wuntemau Press, in 1964.

•The Underlying Asset is inscribed by the author, Yoko Ono, and inscribed “To Claire / Yoko / 1965, Summer”.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

•The Underlying Asset has been classified as in excellent, near-fine condition.

Notable Features

•The Underlying asset is softcover and bound in the publisher’s original perfect-bound paper wrappers.

•The Underlying Asset is housed in a custom cloth box with leather label.

Notable Defects

●The Underlying asset had minor archival reinforcement to support the front wrapper.

Details

Series Grapefruit
Title	Grapefruit (First Edition)
Author	Yoko Ono
Publisher	Wuntemaum Press, Tokyo
Publication Date	1964
Binding	Soft Cover
Book Condition	Excellent, Near Fine
Edition	First Edition
Inscriptions or Note	Singed by Yoko Ono, and Inscribed “To Claire / Yoko / 1965, Summer”

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Grapefruit going forward.

USE OF PROCEEDS – Series #70RLEX

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #70RLEX Asset Cost (1)	$17,900	89.50%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,000	5.00%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$200	1.00%
	Offering Expenses (2)	$500	2.50%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.50%
	Authentication Expense	$100	0.50%
	Marketing Materials	$0	0.00%
	Finder Fee	$0	0.00%
	Sourcing Fee	$200	1.00%
	Total Fees and Expenses	$1,100	5.50%
	Total Proceeds	$20,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.16 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/30/2019
Downpayment Amount	$0
Installment 1 Amount	$17,900
Installment 2 Amount	$0
Acquisition Expenses	$200

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ROLEX BETA 21

Investment Overview

•Upon completion of the Series #70RLEX Offering, Series #70RLEX will purchase the 1970 Rolex Ref. 5100 Beta 21  (at times described as the “Ref. 5100” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #70RLEX (the “Series Rolex Beta 21” or “Underlying Asset” with respect to Series #70RLEX, as applicable), the specifications of which are set forth below.

•Rolex SA is a luxury timepiece manufacturer, founded in 1905 and based in Geneva, Switzerland.

•The Ref. 5100 Beta was Rolex’s first Quartz (battery-powered) watch, a departure from the standard mechanical movement.

•Only 1,000 units were produced, all of which were pre-sold before production began in 1970.

Asset Description

Overview & Authentication

•All Rolex Beta 21 watches were made from solid 18-karat gold with a limited-edition number hand-engraved on the side of the caseback.

•Rolex does not publish exact production numbers, but industry experts collectively estimate that of the 1,000 Beta 21’s produced by Rolex, roughly 700 were made in yellow gold with the remaining examples made in White Gold.

Notable Features

•The Underlying Asset is fitted with an 18 karat Rolex strap that is original to the watch. All Beta 21 watches were fitted with the same bracelet, which was exclusive to the Rolex’s Beta 21 series and appears on no other Rolex reference numbers.

•The Underlying Asset has a case and bracelet made entirely of yellow gold and weighs 190 grams.

•The Underlying Asset is one of the 1,000 total Rolex Beta 21’s produced and is one of an estimated 700 made in Yellow Gold.

Notable Defects

•The Underlying Asset shows minimal wear that is consistent with a lightly worn watch of its age.

•The Underlying Asset shows signs of slight polish on the case, but no signs of polish on the bracelet.

•The Underlying Asset appears to have a slight scratch on the top right corner of the crystal.

Details

Series Rolex Beta 21
BASIC OVERVIEW
Reference Number	5100
Brand	Rolex
Model	Beta 21
Case Material	Yellow Gold
Year	1970
Condition	Used
Scope of Delivery	Without original box or papers
Functions	Date
CALIBER
Movement	Quartz
Movement/Caliber	Beta 21
Power Reserve	Battery
Number of Jewels	n/a
CASE
Case Diameter	39.5
Water Resistance	Water Resistant
Bezel Material	Yellow Gold
Glass	Sapphire
Dial	Gold
Dial Numbers	Indices
BRACELET/STRAP
Bracelet Material	Yellow Gold
Bracelet Color	Gold
Lug Width	Integrated Bracelet
Clasp	Fold clasp, hidden
Clasp Material	Yellow Gold

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Rolex Beta 21 going forward.

USE OF PROCEEDS – Series #RLEXPEPSI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #RLEXPEPSI Asset Cost (1)	$16,800	94.38%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$200	1.12%
	Accrued Interest	$0	0.00%
	Brokerage Fee	$178	1.00%
	Offering Expenses (2)	$500	2.81%
Acquisition Expenses (3)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Authentication Expense	$100	0.56%
	Marketing Materials	$0	0.00%
	Finder Fee	$0	0.00%
	Sourcing Fee	$22	0.12%
	Total Fees and Expenses	$800	4.49%
	Total Proceeds	$17,800	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.17 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	9/12/2019
Downpayment Amount	$0
Installment 1 Amount	$16,800
Installment 2 Amount	$0
Acquisition Expenses	$100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ROLEX GMT-MASTER II PEPSI

Investment Overview

•Upon completion of the Series #RLXPEPSI Offering, Series #RLXPEPSI will purchase the Rolex GMT Master II 126710BLRO Pepsi Jubilee (as times described as the “Pepsi Jubilee” or the “Rolex Ref 126710 BLRO” throughout this offering circular) as the underlying asset for the Series #RLXPEPSI (the “Series Rolex GMT Master II Pepsi or “Underlying Asset” with respect to Series #RLXPEPSI, as applicable), the specifications of which are set forth below.

•Rolex introduced the first GMT-Master in 1955 at the request of Pan American Airways. It featured a two-colored bezel which was used to distinguish between the day and night times of the second time zone.

•In 2007, Rolex introduced a ceramic bezel on steel versions of the GMT-Master II.

•In 2014, Rolex re-introduced the Pepsi (red & blue) Bezel, but only on a white-gold watch.

•In 2018, Rolex again issued the Pepsi (red & blue) Bezel in steel. So as not to be confused with the more expensive white-gold Pepsi, the steel Pepsi was issued on a five-piece-link Jubilee bracelet.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2018 model year and features a red & blue Bezel in Steel with a five-piece-link Jubilee bracelet.

Notable Features

•The Underlying Asset comes with original box and papers.

•The Underlying Asset is unworn and in mint condition.

•The Underlying Asset’s case is made of 904L stainless steel, designed to prevent rusting and pitting from salt water and sweat.

•The Underlying Asset’s movement is an in-house Rolex Caliber 3285, which has an increased power reserve over older GMT-Masters: the 3285 provides a 70-hour power reserve instead of 48 hours.

•The Underlying Asset’s bracelet is a Rolex Jubilee bracelet made of 904L stainless steel with a safety folding clasp and extension piece.

•The functions of the Underlying Asset include: hours, minutes, seconds, date, and second time zone.

Notable Defects

●No known material defects present.

Details

Series Rolex GMT-Master II Pepsi
BASIC OVERVIEW
Reference Number	126710 BLRO
Brand	Rolex
Model	GMT-Master II
Case Material	Stainless Steel
Year	2018
Condition	Unworn (Mint condition, without signs of wear)
Scope of Delivery	Original box, original papers
Functions	Hours, minutes, seconds, date, second time zone
CALIBER
Movement	Automatic
Movement/Caliber	3285
Power Reserve	70 h
Number of Jewels	31
CASE
Case Diameter	40 mm
Water Resistance	100 m
Bezel Material	Ceramic
Glass	Sapphire (flat)
Dial	Black
Dial Numbers	Circular lume plots at hour
BRACELET/STRAP
Bracelet Material	Steel
Bracelet Color	Steel
Clasp	Fold clasp
Clasp Material	Steel

Depreciation

The company treats Memorabilia and Collectibles as collectible assets as collectible and therefore will not depreciate or amortize the Series Rolex GMT-Master II Pepsi going forward.

USE OF PROCEEDS – Series #SMURF

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SMURF Asset Cost (1)	$29,500	85.51%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.45%
	Brokerage Fee	$345	1.00%
	Offering Expenses (2)	$500	1.45%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	1.16%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$250	0.72%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,905	8.42%
	Total Fees and Expenses	$4,500	13.04%
	Total Proceeds	$34,500	100.00%

(4)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(5)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(6)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.18 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$29,500
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ROLEX SUBMARINER “SMURF”

Investment Overview

•Upon completion of the Series #SMURF Offering, Series #SMURF will purchase the Rolex Submariner Date “Smurf” Ref. 116619LB (at times described as the “Ref. 116619” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #SMURF (the “Series Rolex Submariner ‘Smurf’” or “Underlying Asset” with respect to Series #SMURF, as applicable), the specifications of which are set forth below.

•Rolex SA is a luxury timepiece manufacturer, founded in 1905 and based in Geneva, Switzerland.

•Making its public debut at the 1954 Basel Watch Fair, the first Rolex Submariner model was a durable sports watch designed for diving.

•Ref. 116619 was unveiled at Baselworld 2008 as the most expensive contemporary Submariner model with an 18-karat white gold case and bracelet.

Asset Description

Overview and Authentication

•In the early 1950’s, René-Paul Jeanneret, an experienced diver and Rolex board member, had expressed his desire for a diving watch that was both robust and aesthetically pleasing.

•The result was the 1953 Rolex Submariner Ref. 6204, which featured a water-resistant Oyster case with a screw-down crown.

•The Ref. 116619 is a descendant of the original Submariner model and is characterized by its all white gold construction, its blue bezel and lacquered blue dial.

•Many celebrities have chosen the Rolex Submariner “Smurf” as their personal watch, including Gordon Ramsay, Robert Herjavec and John Mayer.

Notable Features

•The Underlying Asset has a blue Cerachrom unidirectional rotating bezel that is resistant to corrosion and scratching.

•The 40mm Oyster case on the Underlying Asset features larger crown guards and wider lugs than its predecessors.

•The Underlying Asset uses a Glidelock clasp that allows the wearer to adjust the fit of the bracelet.

Notable Defects

●The Underlying Asset shows little to no signs of wear.

Details

Series Rolex Submariner “Smurf”
BASIC OVERVIEW
Reference Number	116619LB
Brand	Rolex
Model	Submariner Date
Case Material	White Gold
Year	2008-2019
Condition	Worn with little to no signs of wear
Scope of Delivery	Original box, original papers
Functions	Date
CALIBER
Movement	Automatic
Movement/Caliber	3135
Power Reserve	48 h
Number of jewels	31
CASE
Case Diameter	40 mm
Water Resistance	300 m
Bezel Material	Cerachrom
Glass	Sapphire Glass
Dial	Blue
Dial Numbers	No numerals
BRACELET/STRAP
Bracelet Material	White Gold
Clasp	Glidelock clasp
Clasp Material	White Gold

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Rolex Submariner “Smurf” going forward.

USE OF PROCEEDS – Series #APEOD

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #APEOD Asset Cost (1)	$28,000	90.32%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.61%
	Brokerage Fee	$310	1.00%
	Offering Expenses (2)	$500	1.61%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	1.29%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.32%
	Marketing Materials	$250	0.81%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$940	3.03%
	Total Fees and Expenses	$2,500	8.06%
	Total Proceeds	$31,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.19 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$28,000
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AUDEMARS PIGUET “END OF DAYS”

Investment Overview

•Upon completion of the Series #APEOD Offering, Series #APEOD will purchase the Audemars Piguet Royal Oak Offshore “End of Days” Ref. 25770SN.O.0001KE.01 (at times described as the “Royal Oak ‘End of Days’” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #APEOD (the “Series Audemars  Piguet ‘End of Days’” or “Underlying Asset” with respect to Series #APEOD, as applicable), the specifications of which are set forth below.

•Audemars Piguet (AP) was founded in 1875 in Vallée de Joux and is a Swiss manufacturer of luxury mechanical watches and clocks.

•In the late 1980’s, Audemars Piguet Co-CEO Stephen Urquhart tasked designer Emmanuel Gueit with redesigning the Royal Oak model. Nicknamed “The Beast”, the original Royal Oak Offshore that Gueit produced was released in 1993.

•AP collaborated with Arnold Schwarzenegger in 1999 to create the Royal Oak Offshore “End of Days” model, a limited-edition version that the actor wore in the filming of the movie, “End of Days”.

Asset Description

Overview and Authentication

•In 1997, AP launched the Royal Oak Offshore Ref. 25770ST as part of the 25th anniversary of the Royal Oak model.

•Two years later, AP released the Royal Oak “End of Days” in a limited run of 500 pieces. Four additional watches were produced for Schwarzenegger to use during filming of the movie which bear a different reference number.

Notable Features

•The Underlying Asset is known for its all-black coating that was achieved with physical vapor deposition.

•The Underlying Asset has a black tappiserie motif dial featuring white gold sub-dial surrounds with bright yellow hands and numerals.

•The Underlying Asset originally came with a black Kevlar fiber strap and a black leather strap.

Notable Defects

●The Underlying Asset shows little to no signs of wear.

Details

Series Audemars Piguet “End of Days”
BASIC OVERVIEW
Reference Number	25770SN.O.0001KE.01
Brand	Audemars Piguet
Model	Royal Oak Offshore Chronograph
Case Material	Steel
Year	1999
Condition	Used
Scope of Delivery	Without original box or papers
Functions	Chronograph, Date, Tachymeter
CALIBER
Movement	Automatic
Movement/Caliber	2226
Power Reserve	42 h
CASE
Case Diameter	42 mm
Water Resistance	100 m
Bezel Material	Steel
Glass	Sapphire Glass
Dial	Black
Dial Numbers	Arabic numerals
BRACELET/STRAP
Bracelet Material	Kevlar / Leather
Bracelet Color	Black
Clasp	Buckle

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Audemars Piguet “End of Days” going forward.

USE OF PROCEEDS – Series #APROAK

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #APROAK Asset Cost (1)	$72,500	96.67%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.67%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.53%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.13%
	Marketing Materials	$250	0.33%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$63	-0.08%
	Total Fees and Expenses	$2,000	2.67%
	Total Proceeds	$75,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.20 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$72,500
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AUDEMARS PIGUET A-SERIES

Investment Overview

•Upon completion of the Series #APROAK Offering, Series #APROAK will purchase the Audemars Piguet Royal Oak Jumbo A-Series Ref. 5402 (at times described as the “A-Series” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #APROAK (the “Series Audemars Piguet A-Series” or “Underlying Asset” with respect to Series #APROAK, as applicable), the specifications of which are set forth below.

•Audemars Piguet (AP), founded in 1875 in Vallée de Joux, is a Swiss manufacturer of luxury mechanical watches and clocks.

•Audemars Piguet hired notable designer Gérald Genta to design a new watch for Basel Fair 1972 less than 24 hours before the beginning of the event. The result was the Audemars Piguet Royal Oak. Audemars Piquet only had 2,000 pieces made as the company worried that the stainless-steel watch was too-highly priced for a watch made out of a non-precious metal.

•The A-Series Royal Oaks are distinguished from other Royal Oaks by an engraving on the case back that has the letter ‘A’, a characteristic exclusive to the A series (with the exception of the Ref. 15202ST a limited-edition series that pays homage to the A-Series), followed by a number out of 2,000.

•The Wristwatches are numbered 1 through 2,000 consecutively, indicating the order of completion and were produced between 1972 and 1973.

Asset Description

Overview and Authentication

•The Underlying Asset is one of the 2,000 A-Series watches produced by Audemars Piguet between 1972 and 1973.

•The Underlying Asset has all original parts including an unpolished bracelet, original dial, original hands and original crown.

Notable Features

•The Underlying Asset has an “AP” logo at 6 o’clock.

•The Underlying Asset’s bracelet is two-bodied and made of polished and brushed stainless steel.

•The Underlying Asset’s dial has applied luminous steel baton indexes.

•The Underlying Asset’s dial, case, and movement are all signed with an Audemars Piguet logo.

•The Underlying Asset’s dimensions are approximately 39 x 48 mm, with a thickness of 7 mm

Notable Defects

●The Underlying Asset shows wear commensurate with its age and light use.

Details

Series Audemars Piguet A-Series
BASIC OVERVIEW
Reference Number	5402
Brand	Audemars Piguet
Model	Royal Oak Jumbo
Case Material	Steel
Year	1972-73
Condition	Used
Scope of Delivery	Without original box or papers
Functions	Date
CALIBER
Movement	Automatic
CASE
Case Diameter	39 mm
Bezel Material	Steel
Dial	Black
BRACELET/STRAP
Bracelet Material	Steel
Bracelet Color	Steel

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Audemars Piguet A-Series going forward.

USE OF PROCEEDS – Series #15PTKWT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #15PTKWT Asset Cost (1)	$105,000	97.22%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.46%
	Brokerage Fee	$1,080	1.00%
	Offering Expenses (2)	$810	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.37%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.09%
	Marketing Materials	$250	0.23%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$140	-0.13%
	Total Fees and Expenses	$2,500	2.31%
	Total Proceeds	$108,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.21 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/18/2019
Expiration Date of Agreement	12/18/2019
Down-payment Amount	$0
Installment 1 Amount	$105,000
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2015 PATEK PHILIPPE WORLD TIME

Investment Overview

•Upon completion of the Series #15PTKWT Offering, Series #15PTKWT will purchase the Patek Philippe World Time Ref. 5131R-001 (at times described as the “World Time Ref. 5131R” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #15PTKWT (the “Series 2015 Patek Philippe World Time” or “Underlying Asset” with respect to Series #15PTKWT, as applicable), the specifications of which are set forth below.

•Founded in 1839, Patek Philippe SA is one of the last independent, family-owned Swiss watch manufacturers. Patek Philippe is credited with creating some of the most intricate manual timepieces in existence.

•In 1931, famed Genevan watchmaker Louis Cottier invented a mechanism that was capable of switching between all twenty-four time zones on a single dial and produced watches for Patek Philippe and other major manufacturers.

•Ranking as one of the brand’s most popular complications, Patek Philippe launched a revival of the World Time watch in 2000 and continues to produce new versions to this day.

Asset Description

Overview and Authentication

•The World Time Ref. 5131R was introduced by Patek Philippe at Basel World 2015.

•The World Time Ref. 5131R combines the case and movement of the Ref. 5130 with the cloisonné enamel dial inspired by the vintage Ref. 2523.

Notable Features

●The Underlying Asset features the “World Time” complication which enables the user to switch between the twenty-four time zones, each represented by a major city.

●The Underlying Asset has a self-winding mechanical movement, Caliber 240 HU.

●The Underlying Asset’s dial features a cloisonné enamel center featuring Asia and the Americas.

●The Underlying Asset’s case is made of 18-karat rose gold.

Notable Defects

●The Underlying Asset shows little to no signs of wear.

Details

Series 2015 Patek Philippe World Time
BASIC OVERVIEW
Reference Number	5131R-001
Brand	Patek Philippe
Model	World Time
Case Material	Rose gold
Year	2015
Condition	Used
Scope of Delivery	Without original box or papers
Functions	GMT/World Time, 24-Hour Indicator
CALIBER
Movement	Automatic
Movement/Caliber	240 HU
Power Reserve	48 h
CASE
Case Diameter	39.5 mm
Water Resistance	30 mm
Bezel Material	Rose Gold
Dial	Silver / Cloisonné enamel
BRACELET/STRAP
Bracelet Material	Alligator
Bracelet Color	Brown
Clasp	Calatrava Cross deployment buckle
Clasp material	Rose Gold

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2015 Patek Philippe World Time going forward.

USE OF PROCEEDS – Series #18ZION

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #18ZION Asset Cost (1)	$13,500	90.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$250	1.67%
	Brokerage Fee	$150	1.00%
	Offering Expenses (2)	$500	3.33%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	1.33%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.67%
	Marketing Materials	$100	0.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$200	1.33%
	Total Fees and Expenses	$1,250	8.33%
	Total Proceeds	$15,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.22 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/16/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$13,500
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ZION WILLIAMSON 2018 SNEAKERS

Investment Overview

•Upon completion of the Series #18ZION Offering, Series #18ZION will purchase a 2018 Zion Williamson Adidas James Harden Sneakers as the underlying asset for Series #18ZION (The “Series Zion Williamson 2018 Sneakers” or the “Underlying Asset” with respect to Series #18ZION, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a pair of game-worn, size 15, red Adidas James Harden Vol. 1 Pioneer Sneakers worn by Zion Williamson during his senior season of his high school career.

•Zion Williamson is a professional basketball player who was drafted in 2019 by the New Orleans Pelicans of the NBA.

•Prior to his Zion’s professional career, he was the ACC Player of the Year at Duke and was a McDonald’s All-American / five-star recruit at Spartanburg Day School.

Asset Description

Overview & Authentication

•The Series Zion Williamson 2018 Sneakers were worn by Zion during his senior season at Spartanburg Day School.

•During his high school career, Zion led Spartanburg to three straight state championships and earned recognition as South Carolina Mr. Basketball.

•The Underlying Asset comes with a Letter of Authenticity from MEARS for game-use and with a signed Letter of Provenance.

Notable Features

•The Underlying Asset is a pair of red Adidas James Harden Vol. 1 Pioneer Sneakers and can be seen in multiple highlight videos of Williamson.

Notable Defects

•The Underlying Asset exhibits use commensurate with being used in multiple games.

Details

Series Zion Williamson 2018 Sneakers
Sport	Basketball
High School League	South Carolina Independent School Association
Player / Number	Zion Williamson / 12
Team	Spartanburg Day School
Season	2017-18
Memorabilia Type / Manufacturer	Game-used James Harden Vol 1. Pioneer Sneakers / Adidas
Primary / Secondary Color	Red
Authentication	MEARS
Condition	Original and Unaltered

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Zion Williamson 2018 Sneakers going forward.

USE OF PROCEEDS – Series #75ALI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #75ALI Asset Cost (1)	$44,000	95.65%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.09%
	Brokerage Fee	$460	1.00%
	Offering Expenses (2)	$500	1.09%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.43%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$250	0.54%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$10	-0.02%
	Total Fees and Expenses	$1,500	3.26%
	Total Proceeds	$46,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.23 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/16/2019
Expiration Date of Agreement	12/16/2019
Down-payment Amount	$22,000
Installment 1 Amount	$22,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ALI-WEPNER FIGHT BOOTS

Investment Overview

•Upon completion of the Series #75ALI Offering, Series #75ALI will purchase 1975 Muhammad Ali Boots worn in fight against Chuck Wepner as the underlying asset for Series #75ALI (The “Series Ali-Wepner Fight Boots” or the “Underlying Asset” with respect to Series #75ALI, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a pair of size 13 Everlast boots in white worn by Muhammad Ali during his fight against Chuck Wepner on March 24, 1975 for the World Heavyweight Title.

•The fight at Richfield Coliseum was an unexpectedly tough match with Wepner knocking Ali down before ultimately being knocked out himself in the final round with Ali winning the fight and title.

Asset Description

Overview & Authentication

•The Series Ali-Wepner Fight Boots were worn during the 15 rounds of the 1975 Ali-Wepner Fight.

•Sylvester Stallone loosely based the movie “Rocky” on this World Heavyweight Title Match

•The Underlying Asset comes fully authenticated with a Letter of Authenticity from Craig R. Hamilton and a Letter of Provenance from Wali Muhammad, Ali’s assistant trainer.

Notable Features

•The Underlying Asset is white with a blue leather Everlast emblem and includes the original white laces.

•The Underlying Asset has “ALI” inscribed in blue marker on the inside of each boot.

Notable Defects

•The Underlying Asset exhibits wear and scuffing from its use in the fight.

Details

Series Ali-Wepner Fight Boots
Sport	Boxing
Professional League	World Boxing Council, World Boxing Association
Player	Muhammad Ali / Chuck Wepner
Date	March 24, 1975
Location	Richfield Coliseum, Richfield, Ohio
Memorabilia Type	Boxing Boots
Authentication	Craig R. Hamilton / Wali Muhammad

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Ali-Wepner Fight Boots going forward.

USE OF PROCEEDS – Series #APOLLO11

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #APOLLO11 Asset Cost (1)	$30,000	93.75%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.56%
	Brokerage Fee	$320	1.00%
	Offering Expenses (2)	$500	1.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.63%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.31%
	Marketing Materials	$250	0.78%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$130	0.41%
	Total Fees and Expenses	$1,500	4.69%
	Total Proceeds	$32,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.25 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/16/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$30,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES NEW YORK TIMES APOLLO 11

Investment Overview

•Upon completion of the Series #APOLLO11 Offering, Series #APOLLO11 will purchase a Apollo 11 Crew-Signed The New York Times Front Page dated July 21, 1969 as the underlying asset for Series #APOLLO11 (The “Series New York Times Apollo 11” or the “Underlying Asset” with respect to Series #APOLLO11, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a copy of The New York Times dated July 21, 1969 documenting the Moon Landing and signed by the crew of the Apollo 11 Mission (Neil Armstrong, Buzz Aldrin and Michael Collins).

•The Apollo 11 Mission was the first space flight to successfully land humans on the surface of the Moon. On July 16, 1969, the Saturn V SA-506 rocket launched into space, landing on the lunar surface four days later. Neil Armstrong became the first man to walk on the moon on July 21, 1969.

Asset Description

Overview & Authentication

•The Underlying Asset features the famous New York Times headline, “MEN WALK ON MOON,” with the sub header, “ASTRONNAUTS LAND ON PLAIN; COLLECT ROCKS, PLANT FLAG”.

•The Underlying Asset includes the front section of the July 21, 1969 Late City Edition of The New York Times and the special supplement published covering the Apollo 11 mission on July 17, 1969.

Notable Features

•The Underlying Asset is signed using a black felt tip pen with the following signatures: “Neil Armstrong”, “Buzz Aldrin” and “M Collins”.

Notable Defects

•The Underlying Asset displays expected aging and has slight damage on the lower right portion below the fold.

Details

Series New York Times Apollo 11
Event	Apollo 11 Moon Landing
Historical Figure	Neil Armstrong, Buzz Aldrin, Michael Collins
Publisher	The New York Times
Date	July 21, 1969
Memorabilia Type	Signed Newspaper
Autograph Location / Instrument	Front Page / Black Felt Tip Pen
Condition	Slightly worn

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series New York Times Apollo 11 going forward.

USE OF PROCEEDS – Series #BIRKINBLEU

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BIRKINBLEU Asset Cost (1)	$55,000	94.83%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.86%
	Brokerage Fee	$580	1.00%
	Offering Expenses (2)	$500	0.86%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.69%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.17%
	Marketing Materials	$250	0.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$670	1.16%
	Total Fees and Expenses	$2,500	4.31%
	Total Proceeds	$58,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.26 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/7/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$55,000
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES HERMÈS BIRKIN BAG

Investment Overview

•Upon completion of the Series #BIRKINBLEU Offering, Series #BIRKINBLEU will purchase the Bleu Saphir Lizard Hermès Birkin (at times described as the “Bleu Saphir Birkin” or the “Handbag” throughout this offering circular) as the underlying asset for the Series #BIRKINBLEU (the “Series Hermès Birkin Bag” or “Underlying Asset” with respect to Series #BIRKINBLEU, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean Louis Dumas, the chairman of Hermès, sat next to each other on a flight. Birkin complained to Dumas about her struggles to find a bag big enough to carry her young daughter’s things, and by the end of the flight they had put together preliminary sketches of the “Birkin Bag”.

•Each Birkin Bag is handmade, and prices vary according to the leather and type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

Asset Description

Overview and Authentication

•The Underlying Asset is a 25 cm Birkin Bag made of one single strip of Varanus Niloticus (water monitor lizard).

•The underlying asset comes with a signed CITES (Convention on International Trade in Endangered Species) export certificate.

Notable Features

•The Underlying Asset is made of Bleu Saphir Varanus Niloticus.

•The Underlying Asset features palladium-plated hardware, dual-rolled top handles, and flap closure with two belted straps and a turn lock in the center.

•The Underlying Asset has four protective feet at its base, one zipped pocket on the exterior and one open pocket on the inside.

•The Underlying Asset comes with its original lock, keys, clochette, leather card, box, ribbon and export certificate.

•The Underlying Asset has a height of 20 cm, width of 25 cm and depth of 13 cm.

Notable Defects

•The Underlying Asset is in like-new condition and shows no signs of wear.

Details

Series Hermès Birkin Bag
Manufacturer	Hermès
Model	Bleu Saphir Shiny Lizard Birkin 25cm Palladium Hardware
Designer	Nadège Vanhee-Cybulski
Hardware	Palladium Plated
Country of Origin	France
Color	Bleu Saphir
Accompanied By:	Lock, Keys, Clochette, Leather Card, Two Small Dust Bags, Large Dust Bag, Box and Ribbon.
Closure	Flap closure with two belted straps and a turn lock in the center
Primary Material	Varanus Niloticus Water Monitor Lizard
CITES Export Permit Number	01736
Height	20 centimeters
Width	25 centimeters
Depth	13 centimeters

Description

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize Series Hermès Birkin Bag going forward.

USE OF PROCEEDS – Series #88JORDAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88JORDAN Asset Cost (1)	$20,000	90.91%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	2.27%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.91%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$250	1.14%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$230	1.05%
	Total Fees and Expenses	$1,500	6.82%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.24 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/16/2019
Expiration Date of Agreement	12/16/2019
Down-payment Amount	$0
Installment 1 Amount	$20,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

AMENDED AND RESTATED DESCRIPTION OF SERIES MICHAEL JORDAN 1988 SNEAKERS

Investment Overview

•Upon completion of the Series #88JORDAN Offering, Series #88JORDAN will purchase 1998 Michael Jordan Nike Air Jordan III Sneakers as the underlying asset for Series #88JORDAN (The “Series Michael Jordan 1988 Sneakers” or the “Underlying Asset” with respect to Series #88JORDAN, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a signed pair of white size 13 Nike Air Jordan III Sneakers worn by Michael Jordan during the 1987-1988 NBA season

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships, when he retired for the first time to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement for a final time and played for the Washington Wizards, until the end of his NBA career, from 2001 to 2003.

•During the 1987-1988 NBA season, Michael Jordan led the league in scoring and earned his first league MVP award.

Asset Description

Overview & Authentication

•The Underlying Asset was worn by Michael Jordan on March 10, 1988 during a home game against the Los Angeles Lakers and is accompanied by the official scorer’s report from that game.

•Jordan scored 38 points leading the Bulls to a 128-108 victory against the Lakers while wearing the Underlying Asset.

•The Underlying Asset comes fully authenticated with a Letter of Authenticity from Pittsburgh Steelers Hall of Fame Linebacker Jack Ham who received the Underlying Asset as a gift from Michael Jordan.

•Professional Sports Authenticator (PSA/DNA) has provided a letter of authenticity for the signatures on each shoe.

Notable Features

•The Underlying Asset is made of white leather and trimmed in grey and black, featuring the “Jumping Man” logo embedded on the tongue in red and has Nike labels on each sole.

•The Underlying Asset was signed by Michael Jordan on both sneakers in black marker.

•The Underlying Asset is the same style shoe that Jordan wore during the Slam Dunk contest from that season.

Notable Defects

•The Underlying Asset exhibits significant wear and sole separation along the midsole as a result of game-use and age. The signatures on each shoe have slightly faded with age.

Details

Series Michael Jordan 1988 Sneakers
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Season	1987-88
Memorabilia Type / Manufacturer	Game-used Nike Air Jordan III Sneakers
Primary / Secondary Color	White / Black / Gray
Date Worn / Opponent	March 10, 1988 / Los Angeles Lakers
Location	United Center, Chicago IL
Autograph Location / Instrument	Both Shoes / Black Marker
Authentication	Game Use: Jack Ham Signature: PSA/DNA
Condition	Original and Unaltered

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Michael Jordan 1988 Sneakers going forward.

USE OF PROCEEDS – Series #SNOOPY

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SNOOPY Asset Cost (1)	$24,000	94.12%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$400	1.57%
	Brokerage Fee	$255	1.00%
	Offering Expenses (2)	$500	1.96%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.78%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.39%
	Marketing Materials	$100	0.39%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$55	-0.22%
	Total Fees and Expenses	$1,100	4.31%
	Total Proceeds	$25,500	100.00%

(7)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(8)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(9)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.27 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/5/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$24,000
Installment 2 Amount	$0
Equity retained by Asset Seller	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2015 OMEGA SPEEDMASTER “SILVER SNOOPY”

Investment Overview

•Upon completion of the Series #SNOOPY Offering, Series #SNOOPY will purchase the 2015 Omega Speedmaster Moonwatch (at times described as the “Omega Silver Snoopy” or “Wristwatch” throughout this offering circular) as the underlying asset for Series #SNOOPY (the “Series 2015 Omega Speedmaster “Silver Snoopy”” or “Underlying Asset” with respect to Series #SNOOPY, as applicable), the specifications of which are set forth below.

•In 1965 NASA qualified the Omega Speedmaster watch for use on its piloted missions. It remains the only NASA-qualified watch, and versions of the Omega Speedmaster have been worn by NASA astronauts for all six lunar landings, earning it the nickname “the Moonwatch.”

•Snoopy, the cartoon dog from Charles Schulz’s pop comic strip Peanuts, was co-opted by NASA as their Apollo program’s safety mascot. NASA gives a Silver Snoopy Award to employees that “have significantly contributed to the human space flight program to ensure flight safety and mission success.” These employees receive a silver Snoopy lapel pin that has flown in space, a certificate of appreciation, and letter of commendation.

•In 1970, NASA awarded Omega with a Silver Snoopy Award after the crew of the Apollo 13 used a Speedmaster to time a 14-second engine burn to correct their orbit so that they could safely land back on Earth.

Asset Description

Overview

•The Underlying Asset is one of 1,970 Silver Snoopy examples produced by Omega in 2015 as a tribute to the 45th anniversary of the Apollo 13 mission and the company’s Silver Snoopy Award.

•The Underlying Asset is a manual-wind watch with a 42mm stainless steel case, polished black ceramic bezel ring, black varnished hands, and single white hand on the small seconds sub-dial.

Notable Features

•The caseback of the Underlying Asset features a 925-silver hand-carved Snoopy medallion, which is mounted on a plate of the same material and surrounded by a dark blue enamel that is hand-sprinkled with silver powder.

•A small Snoopy, created with special Super-Luminova (photoluminescent) paint is presented on the 9 o’clock subdial of the Underlying Asset.

•An inscription on the dial between zero and fourteen seconds reads: “What could you do in 14 seconds?”

•The outer edge of the Underlying Asset’s caseback is inscribed with the following: “SILVER SNOOPY AWARD “EYES ON THE STARS””, “45TH ANNIVERSARY”, and “APOLLO XIII” with each inscription separated by an engraved star.

•The Underlying Asset is engraved and numbered as one of 1,970.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Details

Series 2015 Omega Speedmaster “Silver Snoopy”
BASIC OVERVIEW
Reference Number	311.32.42.30.04.003
Brand	Omega
Model	Speedmaster Professional Moonwatch
Case Material	Steel
Year	2015
Condition	Unworn (Mint condition, without signs of wear)
Scope of Delivery	Original box, original papers
Functions	Chronograph, Tachymeter
CALIBER
Movement	Manual winding
Movement/Caliber	1861
Power Reserve	48 h
Number of Jewels	18
CASE
Case Diameter	42 mm
Water Resistance	5 ATM
Bezel Material	Ceramic
Glass	Sapphire glass
Dial	White
Dial Numbers	No numerals
BRACELET/STRAP
Bracelet Material	Textile
Bracelet Color	Black
Lug Width	20 mm
Clasp	Fold clasp
Clasp Material	Steel

Depreciation

The company treats Memorabilia and Collectibles as collectible assets and therefore will not depreciate or amortize the Series 2015 Omega Speedmaster “Silver Snoopy” going forward.

USE OF PROCEEDS – Series #HONUS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HONUS Asset Cost (1)	$225,000	43.27%
	Equity retained by Asset Seller (1)	$275,028	52.89%
	Cash on Series Balance Sheet	$4,000	0.77%
	Brokerage Fee	$5,200	1.00%
	Offering Expenses (2)	$3,900	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.04%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.02%
	Marketing Materials	$1,000	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,572	1.07%
	Total Fees and Expenses	$15,972	3.07%
	Total Proceeds	$520,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller, who is an affiliate of the Company. The agreement covers both the Cash Portion of the Asset Cost and the Equity, which represents the Interests the Asset Seller will retain in the Series upon completion of the Offering, as listed in the Use of Proceeds Table.

A copy of the purchase agreement is attached as Exhibit 6.28 hereto.

Upon the closing of the Offering, cash proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/11/2019
Expiration Date of Agreement	12/26/2019
Down-payment Amount	$100,000
Installment 1 Amount	$125,000
Installment 2 Amount	$0
Equity retained by Asset Seller	$275,028
Acquisition Expenses	$1,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  Of the proceeds of the Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES T206 HONUS WAGNER CARD

Investment Overview

•Upon completion of the Series #HONUS Offering, Series #HONUS will purchase a 1909-11 T206 Honus Wagner Baseball Card (at times described as the “T206 Wagner” throughout this Offering Circular) as the underlying asset for Series #HONUS (the “Series T206 Honus Wagner Card” or the “Underlying Asset” with respect to Series #HONUS, as applicable), the specifications of which are set forth below.

•Pittsburgh Pirates shortstop Honus Wagner won an unprecedented eight National League batting titles as well as leading the Pirates to the 1909 World Series victory against Ty Cobb and the Detroit Tigers.

•Wagner was inducted into the National Baseball Hall of Fame as a member of its inaugural class in 1936 alongside Ty Cobb, Christy Mathewson, Walter Johnson, and Babe Ruth.

•The Honus Wagner Card was produced by the American Tobacco Company (ATC) as part of the T206 series from 1909-1911.

Asset Description

Overview & Authentication

•Synonymous with the phrase “tobacco card,” the 1909-1911 T206 series consists of 524 distinctly different "White Border" player portrayals measuring about 1-7/16" by 2-5/8”.

•The T206 collection includes 390 cards featuring major league players (with multiple poses and captions for the same player counted separately) and 134 minor leaguers, each in a straightforward and simple arrangement.

•The American Tobacco Company produced the T206 series from 1909-1911, with the majority showing reverse side advertising of the company's popular tobacco brands.

•T206 Honus Wagner cards have less than 60 known examples of the card still in existence.

Notable Features

•The provenance of the Underlying Asset is unique, as it was bequeathed to The School Sisters of Notre Dame by the brother of a deceased nun in 2010, with the card first coming into the unnamed brother’s possession in 1936.

•The Underlying Asset has a clean border at the bottom printed with “Wagner, Pittsburg”.

•The Underlying Asset is based on a portrait of Honus Wagner taken by the noted baseball photographer Carl Horner.

Notable Defects

•The borders of the Underlying Asset have been trimmed, and the card has been coated in shellac as a preservative.

•The Underlying Asset also exhibits signs of wear, with visible creases, and the “Sweet Caporal” advertisement on the reverse of this card partially removed.

Equity retained by Asset Seller

•The Asset Seller will retain a 52.9% interest in the Underlying Asset and, upon closing of the purchase of the Underlying Asset by us (the “Closing”), shall receive 5,289 membership interests in the Series with an aggregate value of $275,028 (the “Asset Seller Equity Interest”).

Restrictions on Sale of Underlying Asset

•Without our prior written consent (which may be withheld in our sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller Equity Interest.

•Without the Asset Seller’s prior written consent, we will not sell the Underlying Asset within 36-months of the Closing.

•We will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, we (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event we exercise this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, we will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  We will have no further obligation to the Asset Seller once we sell the Underlying Asset.

Location and Loan of Underlying Asset

•Provided that the Asset Seller complies with its covenants, agreements and obligations set forth in the Purchase Option Agreement, we agree to lend the Underlying Asset to the Asset Seller for no less than 305 days per calendar year.  In turn, the Asset Seller may lend such Underlying Asset to the DePace Sports Museum at its principal location in New Jersey (the “Museum”) for display at the Museum, provided that (A) the Asset Seller notify us in advance when the Underlying Asset is so lent to the Museum, (B) such loan arrangement is made pursuant to a written agreement with the Museum on terms and conditions that are satisfactory to us in our sole discretion (including, upon our request, making us a party thereto) and (C) the Museum at all times stores, protects, insures and maintains the Underlying Asset on terms acceptable to us in our sole discretion.  The Asset Seller will enforce against the Museum the terms and conditions of any such written agreement at, and in accordance with, our direction.  The Asset Seller will also enforce for our benefit, and as reasonably directed by us, the Asset Sellers’ rights under such written agreement with the Museum as if we were a party thereto in the Asset Sellers’ place and permit us to enforce any rights arising with respect thereto.  We will retain title to and ownership of the Underlying Asset at all times notwithstanding anything to the contrary in this Purchase Option Agreement.

▪When the Underlying Asset is in the Asset Sellers’ possession, the Asset Seller will store, protect and maintain the Underlying Asset as part of its inventory exercising a standard of care no less than the standard applied in storing, protecting and maintaining the Underlying Asset immediately prior to the date of the Purchase Option Agreement, but, in any event, on no less than a commercially reasonable basis with respect to storing, protecting and maintaining valuable collectible assets of the nature and type of the Underlying Asset.  Further, the Asset Seller will cause the Museum to display, store, protect and maintain the Underlying Asset as part of its collection exercising a standard of care no less than the standard applied in displaying, storing, protecting and maintaining the Underlying Asset immediately prior to the date of the Purchase Option Agreement, but, in any event, on no less than a commercially reasonable basis with respect to displaying, storing, protecting and maintaining valuable collectible assets of the nature and type of the Underlying Asset.

•We will have the right to inspect the Underlying Asset at any time.  The Asset Seller will, and will cause the Museum to, take all actions reasonably requested by us to safeguard, protect and preserve the Underlying Asset.

•In the event the Underlying Asset is lost, stolen, damaged or destroyed or its value is otherwise impaired or diminished at any time when the Underlying Asset is not in our possession in connection with any loan thereof to the Asset Seller or the Museum, the Asset Seller will promptly pay to us an amount equal to the fair market value of the Underlying Asset immediately prior to the date the Underlying Asset was lost, stolen, damaged or destroyed or its value was otherwise impaired or diminished.

Indemnification

•Under the Purchase Option Agreement, the Asset Seller will indemnify and hold harmless RSE Archive, LLC and its affiliates and our and their respective officers, directors, managers, equity holders, employees and agents (collectively, “Purchaser Indemnitees”) from all losses, damages, liabilities, deficiencies, claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, proceedings, litigations, investigations, taxes, judgments, interest, awards, penalties, fines, assessments, levies, costs or expenses of whatever kind suffered or incurred by any of the Purchaser Indemnitees based upon, arising out of, with respect to, in connection with or by reason of:

oany inaccuracy in or breach of any of the Asset Seller’s representations or warranties contained in the Option Purchase Agreement or in any agreement, certificate or other document delivered by the Asset Seller to us in connection herewith;

oany breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Asset Seller pursuant to the Purchase Option Agreement or any agreement, certificate or other document delivered by the Asset Seller to us in connection herewith;

oany claim by any person or entity for brokerage or finder’s fees or commissions or similar payments;

othe ownership of the Underlying Asset prior to the Closing, including, without limitation, any failure by the Asset Seller to pay, satisfy, discharge, perform or fulfill any debt, liability, obligation, fee of any nature related thereto; and

oany fraud, intentional misrepresentation or willful misconduct by the Asset Seller or any of the Asset Seller’s officers, directors, managers, employees or agents relating to the Purchase Option Agreement.

Details

Series T206 Honus Wagner Card
Sport	Baseball
Professional League	Major League
Team	Pittsburgh Pirates
Player	Honus Wagner
Year / Season	1909-11
Memorabilia Type	Trading Card
Manufacturer	American Tobacco Company
Authentication	SGC
Grade	AUTHENTIC

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series T206 Honus Wagner Card going forward.

USE OF PROCEEDS – Series #24RUTHBAT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #24RUTHBAT Asset Cost (1)	$250,000	98.04%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.20%
	Brokerage Fee	$2,550	1.00%
	Offering Expenses (2)	$1,913	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.08%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.04%
	Marketing Materials	$250	0.10%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$513	-0.20%
	Total Fees and Expenses	$4,500	1.76%
	Total Proceeds	$255,000	100.00%

(4)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(5)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(6)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.29 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	11/21/2019
Expiration Date of Agreement	2/19/2020
Down-payment Amount	$50,000
Installment 1 Amount	$50,000
Installment 2 Amount	$150,000
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1924 BABE RUTH BAT

Investment Overview

•Upon completion of the Series #24RUTHBAT Offering, Series #24RUTHBAT will purchase a 1924 George “Babe” Ruth Professional Model Bat as the Underlying Asset for Series #24RUTHBAT (The “Series 1924 Babe Ruth Bat” or the “Underlying Asset” with respect to Series #24RUTHBAT, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a Hillerich & Bradsby Louisville Slugger model baseball bat used by Babe Ruth during the final portion of the 1924 Major League Baseball (MLB) season.

•George Herman “Babe” Ruth Jr. was a professional baseball player in the MLB from 1914-1935. Ruth won three World Series championships with the Boston Red Sox before being traded to the New York Yankees in 1919, with whom he would win an additional 4 titles. Ruth set many records during his tenure, including career home runs and runs batted in. “The Bambino” was inducted into the Baseball Hall of Fame as part of the 1936 inaugural class and was ranked #1 in The Sporting News “Baseball’s 100 Greatest Players”.

•During the 1924 season, Ruth won the American League batting title and lead the league in home runs, on base percentage, slugging percentage and total bases.

Asset Description

Overview & Authentication

•The Underlying Asset was used by Babe Ruth during the final games of the 1924 MLB Season during which time he clinched the American League Batting Title with a .378 batting average.

•Ruth presented the Underlying Asset to Ernie Johnson, who played infield for the Yankees from 1923 to 1925, at the conclusion of the 1924 season. Johnson passed the Underlying Asset down to his son, who in turn presented the bat to his Chicago Cubs teammate, Len Merullo.

•The Underlying Asset comes fully authenticated, with a Letter of Authenticity from Len Merullo, Jr. who inherited the bat from his father.

•Professional Sports Authenticator (PSA/DNA) has provided a letter of grading and authenticity for the Underlying Asset and issued a grading of PSA/DNA GU (Game Used) 9.5.

Notable Features

•The Underlying Asset was manufactured by Hillerich & Bradsby and is Ruth’s first personal model, the R2.

•The Underlying Asset is 36 in. long, weighs 38.8 oz. and is made from Ash wood with a standard finish.

•The Underlying Asset displays notable characteristics attributable to use by Babe Ruth, including a left-barrel contact area and upper barrel cleat impressions.

Notable Defects

•The Underlying Asset is un-cracked and shows evidence of moderate use. Ball marks are visible on the left barrel and cleat marks are present on the right, left, and back barrel.

Details

Series 1924 Babe Ruth Bat
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	George Herman “Babe” Ruth / 3
Team	New York Yankees
Season	1924
Memorabilia Type / Manufacturer	R2 Professional Model Bat / Hillerich & Bradsby
Primary Color	Brown
Length	36.0 inches
Weight	38.8 ounces
Wood	Ash
Finish	Standard
Location	Yankee Stadium, NY
Authentication	PSA/DNA
Condition	Original, Unaltered, Game-Used

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1924 Babe Ruth Bat going forward.

USE OF PROCEEDS – Series #33RUTH

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #33RUTH Asset Cost (1)	$74,000	96.10%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.65%
	Brokerage Fee	$770	1.00%
	Offering Expenses (2)	$578	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.26%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.13%
	Marketing Materials	$250	0.32%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$603	0.78%
	Total Fees and Expenses	$2,500	3.25%
	Total Proceeds	$77,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.30 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/26/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$74,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1933 GOUDEY BABE RUTH CARD

Investment Overview

•Upon completion of the Series #33RUTH Offering, Series #33RUTH will purchase a 1933 Goudey #144 Babe Ruth Card as the Underlying Asset for Series #33RUTH (The “Series 1933 Goudey Babe Ruth Card” or the “Underlying Asset” with respect to Series #33RUTH, as applicable), the specifications of which are set forth below.

•George Herman “Babe” Ruth Jr. was a professional baseball player in the MLB from 1914-1935. Ruth won three World Series championships with the Boston Red Sox before being traded to the New York Yankees in 1919, with whom he would win an additional 4 titles. Ruth set many records during his tenure, including career home runs and runs batted in. “The Bambino” was inducted into the Baseball Hall of Fame as part of the 1936 inaugural class and was ranked #1 in The Sporting News “Baseball’s 100 Greatest Players”.

•The Goudey Gum Company was an American chewing gum company founded in 1919. Goudey released the first set of baseball gum cards in 1933 with a 240-card set dubbed “Big League Chewing Gum”.

•The 1933 MLB season was Ruth’s penultimate season with the Yankees in which he batted .301, hit 34 home runs and had 103 runs batted in.

•The Underlying Asset is a 1933 Goudey #144 Babe Ruth Card with a PSA Grade 8 rating.

Asset Description

Overview & Authentication

•The Underlying Asset is one of four Babe Ruth cards (#53, #144, #149, #188) included in the 1933 Goudey issue.

•The 1933 Goudey #144 card has over 1,000 total cards graded by Professional Sports Authenticator (PSA).

•PSA has given the Underlying Asset a grade of NM-MT 8, putting the Underlying Asset among the highest graded cards of this type with only 4 cards graded higher.

Notable Features

•The Underlying Asset is commonly known as the “Full Body Ruth” and features Babe Ruth in a standing position with a bat over his right shoulder.

•The bottom of the Underlying Asset has a red label with the title of the series, “Big League Chewing Gum”.

•The Underlying Asset has the player’s name “George Herman (Babe) Ruth” in blue writing on the top left of the card.

•The Underlying Asset measures 2-2/8” by 2-7/8”.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1933 Goudey Babe Ruth Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	George Herman “Babe” Ruth / 3
Team	New York Yankees
Year / Season	1933
Memorabilia Type	Trading Card
Manufacturer	Goudey Gum Company
Issue	1933 Goudey (R319)
Card Number in Set	144
Authentication	PSA
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1933 Goudey Babe Ruth Card going forward.

USE OF PROCEEDS – Series #56MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #56MANTLE Asset Cost (1)	$9,000	90.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	5.00%
	Brokerage Fee	$100	1.00%
	Offering Expenses (2)	$500	5.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	2.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.00%
	Marketing Materials	$250	2.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$650	-6.50%
	Total Fees and Expenses	$500	5.00%
	Total Proceeds	$10,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.31 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/26/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$9,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1956 TOPPS MICKEY MANTLE CARD

Investment Overview

•Upon completion of the Series #56MANTLE Offering, Series #56MANTLE will purchase a 1956 Topps #135 Mickey Mantle Card as the Underlying Asset for Series #56MANTLE (The “Series 1956 Topps Mickey Mantle Card” or the “Underlying Asset” with respect to Series #56MANTLE, as applicable), the specifications of which are set forth below.

•Mickey Mantle was an American professional baseball player who played for the New York Yankees from 1951 to 1968 as a center fielder and a first baseman.

•Over the course of his career, Mantle was selected to 16 all-star teams and won the World Series seven times.  In addition, Mantle holds the World Series record with 18 home runs in the Series.

•Mantle was recognized three times as the American League Most Valuable Player, and in 1956 he was the winner of the Triple Crown (Most Home Runs – 52, Most Runs Batted In – 130, and Highest Batting Average – .353).

•The Underlying Asset is a 1956 Topps #135 Mickey Mantle Card with a PSA Grade 8 rating.

Asset Description

Overview & Authentication

•In 1956, Topps purchased Bowman, its rival trading card company, marking the beginning of Topps’ prominence in the baseball card industry.

•The Underlying Asset is part of the 1956 Topps Series 2 issue, which featured cards #101-180. Cards numbered 1 through 180 featured either a white or gray back.

•Packs of 1956 Topps baseball cards were issued in single card penny packs or six card nickel packs and could also be purchased from gumball machines.

•The Underlying Asset pictures Mantle during one of his most successful professional years in which he personally won the Triple Crown and helped the Yankees beat the Dodgers in the World Series.

Notable Features

•The Underlying Asset features a grinning Mickey Mantle superimposed on a color image of the outfielder making a leaping catch into the stands.

•The Underlying Asset lists Mantle’s position and team “outfield NEW YORK YANKEES” and displays his facsimile signature.

•The Underlying Asset measures 2-5/8” by 3-3/4”.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1956 Topps Mickey Mantle Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Mickey Mantle / 7
Team	New York Yankees
Year / Season	1956
Memorabilia Type	Trading Card
Manufacturer	Topps
Card Number in Set	#135
Authentication	PSA
Grade	8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1956 Topps Mickey Mantle Card going forward.

USE OF PROCEEDS – Series #BIRKINBOR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BIRKINBOR Asset Cost (1)	$50,000	95.24%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.95%
	Brokerage Fee	$525	1.00%
	Offering Expenses (2)	$500	0.95%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.76%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.19%
	Marketing Materials	$250	0.48%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$225	0.43%
	Total Fees and Expenses	$2,000	3.81%
	Total Proceeds	$52,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.32 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/20/2019
Expiration Date of Agreement	2/18/2020
Down-payment Amount	$12,500
Installment 1 Amount	$37,500
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES HERMÈS BORDEAUX POROSUS BIRKIN BAG

Investment Overview

•Upon completion of the Series #BIRKINBOR Offering, Series #BIRKINBOR will purchase a  2015 Hermès 35cm Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware as the Underlying Asset for Series #BIRKINBOR (The “Series Hermès Bordeaux Porosus Birkin Bag” or the “Underlying Asset” with respect to Series #BIRKINBOR, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean-Louis Dumas, the chairman of Hermès, sat next to each other on a flight. Birkin complained to Dumas about her struggles to find a bag big enough to carry her young daughter’s things, and by the end of the flight they had put together preliminary sketches of the “Birkin Bag.”

•Each Birkin Bag is handmade, and prices vary according to the material and dye color used, as well as the type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2015 Hermès 35cm Shiny Bordeaux Porosus Crocodile Birkin Bag with Gold Hardware.

•The Underlying Asset is made from rare Crocodylus porosus skin which is buffed with stone to achieve a shiny finish.

Notable Features

•The Underlying Asset displays a Hermès logo with an “^” symbol to denote the Porosus Crocodile skin.

•The Underlying Asset features gold hardware, two rolled leather handles, and a flap closure with two belted straps and a turn lock in the center.

•The Underlying Asset has four protective feet at its base, one zipped pocket on the exterior and one open pocket on the inside.

•The Underlying Asset comes with its original lock, keys, clochette, leather card, box, and ribbon.

•The Underlying Asset has a length of 35 cm, width of 19 cm and height of 27 cm.

Notable Defects

•The Underlying Asset is in like-new condition and shows no signs of wear.

Details

Series Hermès Bordeaux Porosus Birkin Bag
Manufacturer	Hermès
Model	Shiny Bordeaux Porosus Crocodile Birkin 35cm
Hardware	Gold
Country of Origin	France
Year	2015
Color	Bordeaux
Accompanied By:	Lock, Keys, Clochette, Leather Card, Two Small Dust Bags, Large Dust Bag, Box and Ribbon.
Closure	Flap closure with two belted straps and a turn lock in the center
Primary Material	Porosus Crocodile
Height	27 centimeters
Length	35 centimeters
Width	19 centimeters

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Hermès Bordeaux Porosus Birkin Bag going forward.

USE OF PROCEEDS – Series #HIMALAYA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HIMALAYA Asset Cost (1)	$130,000	92.86%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.36%
	Brokerage Fee	$1,400	1.00%
	Offering Expenses (2)	$1,050	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.29%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$250	0.18%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,300	4.50%
	Total Fees and Expenses	$9,500	6.79%
	Total Proceeds	$140,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.33 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/20/2019
Expiration Date of Agreement	2/18/2020
Down-payment Amount	$32,500
Installment 1 Amount	$97,500
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES HERMÈS HIMALAYA BIRKIN BAG

Investment Overview

•Upon completion of the Series #HIMALAYA Offering, Series #HIMALAYA will purchase a 2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware as the Underlying Asset for Series #HIMALAYA (The “Series Hermès Himalaya Birkin Bag” or the “Underlying Asset” with respect to Series #HIMALAYA, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean-Louis Dumas, the chairman of Hermès, sat next to each other on a flight. Birkin complained to Dumas about her struggles to find a bag big enough to carry her young daughter’s things, and by the end of the flight they had put together preliminary sketches of the “Birkin Bag.”

•Each Birkin bag is handmade, and prices vary according to the material and dye color used, as well as the type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2014 Hermès 30cm Blanc Himalaya Matte Niloticus Crocodile Birkin Bag with Palladium Hardware.

•The Underlying Asset is made from rare Crocodylus niloticus skin and its name is derived from the color gradation of the bag, which is designed to resemble the Himalayas.

Notable Features

•The Underlying Asset displays a Hermès logo with two apostrophes (‘’) to denote the use of Niloticus Crocodile skin.

•Hermès craftsmen achieve the white coloration on the center body of Himalaya Birkin handbags by stripping away the pigment of the crocodile skin until the desired shade is reached.

•The Underlying Asset features palladium hardware, two rolled leather handles, and a flap closure with two belted straps and a turn lock in the center.

•The Underlying Asset has four protective feet at its base, one zipped pocket on the exterior and one open pocket on the inside.

•The Underlying Asset comes with its original lock, keys, clochette, leather card, box, and ribbon.

•The Underlying Asset has a length of 30 cm, width of 16 cm and height of 23 cm.

Notable Defects

•The Underlying Asset is in like-new condition and shows no signs of wear.

Details

Series Hermès Himalaya Birkin Bag
Manufacturer	Hermès
Model	Blanc Himalaya Matte Niloticus Crocodile Birkin 30cm
Hardware	Palladium
Country of Origin	France
Year	2014
Color	Blanc
Accompanied By:	Lock, Keys, Clochette, Leather Card, Two Small Dust Bags, Large Dust Bag, Box and Ribbon.
Closure	Flap closure with two belted straps and a turn lock in the center
Primary Material	Niloticus Crocodile
Height	23 centimeters
Length	30 centimeters
Width	16 centimeters

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Hermès Himalaya Birkin Bag going forward.

USE OF PROCEEDS – Series #SPIDER1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SPIDER1 Asset Cost (1)	$20,000	90.91%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	2.27%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.91%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$250	1.14%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$230	1.05%
	Total Fees and Expenses	$1,500	6.82%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.34 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/27/2019
Expiration Date of Agreement	2/25/2020
Down-payment Amount	$5,000
Installment 1 Amount	$15,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1963 AMAZING SPIDER-MAN #1

Investment Overview

•Upon completion of the Series #SPIDER1 Offering, Series #SPIDER1 will purchase a 1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5 as the Underlying Asset for Series #SPIDER1 (The “Series 1963 Amazing Spider-Man #1” or the “Underlying Asset” with respect to Series #SPIDER1, as applicable), the specifications of which are set forth below.

•Marvel Comics is the brand name of Marvel Worldwide, Inc. a publisher of American comic books and media. The company was founded in 1939 by Martin Goodman.

•Spider-Man is a fictional superhero in the Marvel Comics Universe, first appearing in Amazing Fantasy #15 in July 1962. The first “Amazing Spider-Man” comic book debuted in March 1963 and has since spawned a media franchise that has generated ~$29 billion in revenue.

•The Underlying Asset is an original copy of the Amazing Spider-Man #1 comic book with a CGC rating of FN+ 6.5.

Asset Description

Overview & Authentication

•The Underlying Asset is the first comic book in the Spider-Man series and was published by Marvel Comics on March 1, 1963.

•Comics Guaranty Company (CGC) has given the Underlying Asset a grade of FN+ 6.5, putting the Underlying Asset in the top 14.4% of comic books of this issue graded by CGC with 433 copies graded higher.

Notable Features

•The Underlying Asset features the first appearance of Spider-Man in his own series and the first appearance of Jonah Jameson.

•The Underlying Asset was written by Stan Lee and drawn by Jack Kirby.

•The cover of the Underlying Asset features an illustration of Spider-Man with the Fantastic Four.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1963 Amazing Spider-Man #1
Title	Amazing Spider-Man #1
Writer	Stan Lee
Artist	Jack Kirby
Publisher	Marvel Comics
Publication Date	3/1/1963
Authentication	Comics Guaranty Company (CGC)
Grade	CGC FN+ 6.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1963 Amazing Spider-Man #1 going forward.

USE OF PROCEEDS – Series #BATMAN3

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BATMAN3 Asset Cost (1)	$75,000	96.15%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.64%
	Brokerage Fee	$780	1.00%
	Offering Expenses (2)	$585	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.26%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.13%
	Marketing Materials	$250	0.32%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$585	0.75%
	Total Fees and Expenses	$2,500	3.21%
	Total Proceeds	$78,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.35 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/27/2019
Expiration Date of Agreement	2/25/2020
Down-payment Amount	$18,750
Installment 1 Amount	$56,250
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1940 BATMAN #3

Investment Overview

•Upon completion of the Series #BATMAN3 Offering, Series #BATMAN3 will purchase a 1940 D.C. Comics Batman #3 CGC NM 9.4 as the Underlying Asset for Series #BATMAN3 (The “Series 1940 Batman #3” or the “Underlying Asset” with respect to Series #BATMAN3, as applicable), the specifications of which are set forth below.

•DC Comics, Inc. is an American comic book publisher established in 1934.

•Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939. The first self-titled Batman comic book debuted on March 31, 1940 and has since spawned a media franchise that has generated over $25 billion in revenue.

•The Underlying Asset is an original copy of the Batman #3 comic book with a CGC rating of NM 9.4.

Asset Description

Overview & Authentication

•The Underlying Asset is the third comic book in the Batman series and was published by D.C. Comics on October 10, 1940.

•Comics Guaranty Company (CGC) has given the Underlying Asset a grade of NM 9.4 and is the highest CGC-graded copy of Batman #3 in existence.

Notable Features

•The Underlying Asset features the first appearance of Catwoman in costume and the first appearance of Puppet Master.

•The Underlying Asset was written by Bill Finger and drawn by Bob Kane.

•The cover of the Underlying Asset features an illustration of Batman and Robin in full sprint against a black background.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1940 Batman #3
Title	Batman #3
Writer	Bill Finger
Artist	Bob Kane
Publisher	D.C. Comics
Publication Date	10/10/1940
Authentication	Comics Guaranty Company (CGC)
Grade	CGC NM 9.4

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1940 Batman #3 going forward.

USE OF PROCEEDS – Series #BOND1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BOND1 Asset Cost (1)	$37,000	96.10%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.78%
	Brokerage Fee	$385	1.00%
	Offering Expenses (2)	$500	1.30%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.26%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Marketing Materials	$100	0.26%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15	0.04%
	Total Fees and Expenses	$1,200	3.12%
	Total Proceeds	$38,500	100.00%

(7)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(8)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(9)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.36 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/13/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CASINO ROYALE

Investment Overview

•Upon completion of the Series #BOND1 Offering, Series #BOND1 will purchase a First Edition, First Issue copy of Casino Royale by Ian Fleming (at times described as the “First Edition Casino Royale” throughout this Offering Circular) as the underlying asset for Series #BOND1 (the “Series Casino Royale” or the “Underlying Asset” with respect to Series #BOND1, as applicable), the specifications of which are set forth below.

•Ian Fleming’s career as a journalist and his time working for Britain’s Naval Intelligence Division during World War II provided him with the background and inspiration for the James Bond novels.

•Casino Royale by Ian Fleming is the first novel about James Bond and was a major literary success. Eleven Bond novels and two collections of additional Bond short stories followed between 1953 and 1966.

•Casino Royale was first released on April 13, 1953 by publisher Jonathan Cape. Cape printed 4,728 first impression copies of Casino Royale, which sold out in less than a month, however no more than 3,000 copies were issued in the first state dust jacket.

Asset Description

Overview and Authentication

•The Underlying Asset is 1 of about 3,000 First Edition, First Issue copies of Casino Royale (without the Sunday Times review on the upper flap).

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset comes bound in the original publisher’s cloth, with red lettering on the spine, and original dust jacket.

•The Underlying Asset is in a custom slipcase.

Notable Defects

•The Underlying Asset has had a minor restoration at the top portion of the upper panel, spine ends and folded corners of flaps.

Details

SERIES CASINO ROYALE
Title	Casino Royale
Author(s)	Ian Fleming
Publisher	Jonathan Cape
Publication Date	1953
Binding	Hardcover
Book Condition	Near fine or better
Edition	First Edition, First Issue
Inscription or Note	None

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Casino Royale going forward.

USE OF PROCEEDS – Series #CATCHER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CATCHER Asset Cost (1)	$11,500	92.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$150	1.20%
	Brokerage Fee	$125	1.00%
	Offering Expenses (2)	$500	4.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.80%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$100	0.80%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$25	0.20%
	Total Fees and Expenses	$850	6.80%
	Total Proceeds	$12,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.37 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/14/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$11,500
Installment 2 Amount	$0
Acquisition Expenses	$200

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE CATCHER IN THE RYE

Investment Overview

•Upon completion of the Series #CATCHER Offering, Series #CATCHER will purchase a First Edition, First Issue copy of The Catcher in the Rye by J.D. Salinger (at times described as the “First Edition The Catcher in the Rye” throughout this Offering Circular) as the underlying asset for Series #CATCHER (the “Series The Catcher in the Rye” or the “Underlying Asset” with respect to Series #CATCHER, as applicable), the specifications of which are set forth below.

•J.D. Salinger was an American author best known for his novel, The Catcher in the Rye.

•There have been over 65 million copies of the novel sold since the first publication in 1951.

•The Underlying Asset is a first edition, first printing, first issue dust jacket of The Catcher in the Rye.

Asset Description

Overview & Authentication

•The Underlying Asset has a first issue dust jacket with the cropping of Salinger’s head on the rear panel.

•The Underlying Asset has a $3.00 price printed on the front flap, aligned above the “R” in CATCHER.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset comes bound in the original black cloth and pictorial dust jacket, with a portrait of Salinger on the rear panel.

•The Underlying asset is not price clipped.

Notable Defects

•The Underlying Asset is in unrestored condition and shows very minor wear to the dust jacket.

Details

Series The Catcher in the Rye
Title	The Catcher in the Rye
Author(s)	J.D. Salinger
Publisher	Little Brown and Company
Publication Date	1951
Binding	Hardcover
Book Condition	Exceptional
Edition	First Edition, First Printing
Inscription or Note	None

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series The Catcher in the Rye going forward.

USE OF PROCEEDS – Series #LOTR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #LOTR Asset Cost (1)	$27,500	94.83%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.03%
	Brokerage Fee	$290	1.00%
	Offering Expenses (2)	$500	1.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.34%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.34%
	Marketing Materials	$200	0.69%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$10	0.03%
	Total Fees and Expenses	$1,200	4.14%
	Total Proceeds	$29,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.38 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/16/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$27,500
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE LORD OF THE RINGS TRILOGY

Investment Overview

•Upon completion of the Series #LOTR Offering, Series #LOTR will purchase a First Edition, First Issue copy of The Lord of the Rings Trilogy by J.R.R. Tolkien (at times described as the “First Edition The Lord of The Rings” throughout this Offering Circular) as the underlying asset for Series #LOTR (the “Series The Lord of the Rings” or the “Underlying Asset” with respect to Series #LOTR, as applicable), the specifications of which are set forth below.

•J.R.R. Tolkien was an English writer, poet, and academic best known for his fantasy works The Hobbit, The Lord of the Rings, and The Silmarillion.

•High printing costs and modest anticipated sales forced Tolkien to divide early publication of The Lord of the Rings into three volumes: The Fellowship of the Ring, The Two Towers, and The Return of the King. In 1968, the three volumes were combined into a single volume titled The Lord of The Rings, which has sold over 150 million copies.

Asset Description

Overview & Authentication

•The Underlying Asset is a First Edition, First Issue copy The Lord of the Rings Trilogy, which is made up of three volumes: The Fellowship of the Ring, The Two Towers, and The Return of the King.

•The Fellowship of the Ring is a First Edition, First Impression, First State published in 1954

•The Two Towers is a First Edition, First Impression, First State published in 1954

•The Return of the King is a First Edition, First Impression, Second State published in 1955

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•All three volumes are in Octavo format.

•Original first impression dustjackets are original and bright with light toning to spines and occasional trivial wear at extremities.

•The Return of the King is a First Edition, First Impression in the Second State, with the sagging text and the signature “4.”

•All three dustjackets are without restoration and are unclipped with original price.

Notable Defects

•The Underlying Asset is in unrestored condition.

Details

Series The Lord of the Rings Trilogy
Title (Vol. 1) Title (Vol. 2) Title (Vol. 3)	The Fellowship of the Ring The Two Towers The Return of the King
Author(s)	John Ronald Reuel (J.R.R.) Tolkien
Publisher	George Allen & Unwin
Publication Date (Vol. 1) Publication Date (Vol. 2) Publication Date (Vol. 3)	1954 1954 1955
Binding	Hardcover
Book Condition	Unrestored
Edition (Vol. 1) Edition (Vol. 2) Edition (Vol. 3)	First Edition, First Impression, First State First Edition, First Impression, First State First Edition, First Impression, Second State
Inscription or Note	None

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series The Lord of the Rings Trilogy going forward.

USE OF PROCEEDS – Series #AMZFNT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #AMZFNT1 Asset Cost (1)	$30,500	93.85%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.92%
	Brokerage Fee	$325	1.00%
	Offering Expenses (2)	$500	1.54%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.31%
	Marketing Materials	$200	0.62%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$575	1.77%
	Total Fees and Expenses	$1,700	5.23%
	Total Proceeds	$32,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.40 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$5,670
Installment 1 Amount	$9,525
Installment 2 Amount	$15,305
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1962 AMAZING FANTASY #15

Investment Overview

•Upon completion of the Series #AMZFNT15 Offering, Series #AMZFNT15 will purchase a 1962 Amazing Fantasy #15 CGC VG+ 4.5 comic book as the Underlying Asset for Series #AMZFNT15 (The “Series 1962 Amazing Fantasy #15” or the “Underlying Asset” with respect to Series #AMZFNT15, as applicable), the specifications of which are set forth below.

•Amazing Fantasy is an American comic book anthology series published by Marvel Comics from 1961 through 1962. The final Issue, Amazing Fantasy #15, introduced the popular superhero character Spider-Man.

•The Underlying Asset is an original copy of the Amazing Fantasy #15 comic book with a CGC grade of VG+ 4.5.

Asset Description

Overview & Authentication

•The Underlying Asset is the fifteenth comic book in the Amazing Fantasy series and was published by Marvel Comics on August 10, 1962.

•The Underlying Asset is the issue in which the characters Spider-Man (Peter Parker), Uncle Ben and Aunt May made their first appearance.

•The Underlying Asset has a CGC grade of VG+ 4.5.

Notable Features

•The Underlying Asset has cream to off-white pages.

•The cover of the Underlying Asset features Spider-Man flying in between buildings.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1962 Amazing Fantasy #15
Title	Amazing Fantasy #15
Key Issue	First appearance of Spider-Man
Publisher	Marvel
Store Date	July 31, 1962
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby, Steve Ditko
Inks	Steve Ditko
Colors	Stan Goldberg
Letters	Artie Simek, typeset
Authentication	CGC
Grade	4.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1962 Amazing Fantasy #15 going forward.

USE OF PROCEEDS – Series #HULK1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HULK1 Asset Cost (1)	$87,000	97.75%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$200	0.22%
	Brokerage Fee	$890	1.00%
	Offering Expenses (2)	$668	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$100	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$143	0.16%
	Total Fees and Expenses	$1,800	2.02%
	Total Proceeds	$89,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.41 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$16,173
Installment 1 Amount	$27,170
Installment 2 Amount	$43,657
Acquisition Expenses	$100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1962 THE INCREDIBLE HULK #1

Investment Overview

•Upon completion of the Series #HULK1 Offering, Series #HULK1 will purchase a 1962 The Incredible Hulk #1 CGC VF 8.0 comic book as the Underlying Asset for Series #HULK1 (The “Series 1962 The Incredible Hulk #1” or the “Underlying Asset” with respect to Series #HULK1, as applicable), the specifications of which are set forth below.

•The Incredible Hulk is an ongoing comic book series featuring the superhero Hulk and his alter ego Dr. Bruce Banner. The first issue and origin of the character was The Incredible Hulk #1, published in May of 1962.

•The Underlying Asset is an original copy of The Incredible Hulk #1 comic book with a CGC grade of VF 8.0.

Asset Description

Overview & Authentication

•The Underlying Asset is the first comic book in The Incredible Hulk series and was published by Marvel Comics on May 1, 1962.

•The Underlying Asset is one of 12 copies with a CGC 8.0 grade.

•The Underlying Asset is a copy of the issue in which The Incredible Hulk, Rick Jones, Betty Ross, and General Ross made their first appearance.

Notable Features

•The Underlying Asset has off-white to white pages.

•The cover of the Underlying Asset shows Dr. Bruce Banner transforming into the Incredible Hulk.

•The cover of the Underlying Asset features the following text: “THE INCREDIBLE HULK – THE STANGEST MAN OF ALL TIME!!” as well as “FANTASY AS YOU LIKE IT” and “IS HE A MAN OR MONSTER OR… IS HE BOTH?”.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1962 The Incredible Hulk #1
Title	The Incredible Hulk #1
Key Issue	First appearance of Hulk (Bruce Banner)
Publisher	Marvel
Store Date	April 30, 1962
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby
Inks	George Roussos, Paul Reinman
Authentication	CGC
Grade	8.0

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1962 The Incredible Hulk #1 going forward.

USE OF PROCEEDS – Series #BATMAN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BATMAN1 Asset Cost (1)	$68,500	96.48%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.42%
	Brokerage Fee	$710	1.00%
	Offering Expenses (2)	$533	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.28%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$658	0.93%
	Total Fees and Expenses	$2,200	3.10%
	Total Proceeds	$71,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.42 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$12,734
Installment 1 Amount	$21,393
Installment 2 Amount	$34,373
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1940 BATMAN #1

Investment Overview

•Upon completion of the Series #BATMAN1 Offering, Series #BATMAN1 will purchase a 1940 D.C. Comics Batman #1 CGC FR/GD 1.5 as the Underlying Asset for Series #BATMAN1 (The “Series 1940 Batman #1” or the “Underlying Asset” with respect to Series #BATMAN1, as applicable), the specifications of which are set forth below.

•DC Comics, Inc. is an American comic book publisher established in 1934.

•Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939. The first self-titled Batman comic book debuted on March 31, 1940 and has since spawned a media franchise that has generated over $25 billion in revenue.

•The Underlying Asset is an original copy of the Batman #1 comic book with a CGC grade of FR/GD 1.5.

Asset Description

Overview & Authentication

•The Underlying Asset is the first comic book in the Batman series and was published by D.C. Comics on March 31, 1940.

•The Underlying Asset is the first issue of the ongoing Batman comic book series and features the first appearance of The Joker and Catwoman.

Notable Features

•The Underlying Asset has cream to off-white pages.

•The cover of the Underlying Asset features Spider-Man flying in between buildings.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1940 Batman #1
Title	Batman #1
Key Issue	First appearance of The Joker and Catwoman
Writer	Bill Finger
Artist	Bob Kane
Publisher	D.C. Comics
Store Date	March 31, 1940
Authentication	Comics Guaranty Company (CGC)
Grade	CGC FR/GD 1.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1940 Batman #1 going forward.

USE OF PROCEEDS – Series #55CLEMENTE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #55CLEMENTE Asset Cost (1)	$36,000	94.74%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.79%
	Brokerage Fee	$380	1.00%
	Offering Expenses (2)	$500	1.32%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Marketing Materials	$200	0.53%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$520	1.37%
	Total Fees and Expenses	$1,700	4.47%
	Total Proceeds	$38,000	100.00%

(4)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(5)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(6)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.43 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$6,692
Installment 1 Amount	$11,243
Installment 2 Amount	$18,065
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1955 TOPPS ROBERTO CLEMENTE CARD

Investment Overview

•Upon completion of the Series #55CLEMENTE Offering, Series #55CLEMENTE will purchase a 1955 Topps #164 Roberto Clemente SGC NM-MT 8 Baseball Card as the Underlying Asset for Series #55CLEMENTE (The “Series 1955 Topps Roberto Clemente Card” or the “Underlying Asset” with respect to Series #55CLEMENTE, as applicable), the specifications of which are set forth below.

•Roberto Enrique Clemente Walker was a Puerto Rican professional baseball player who played for the Pittsburgh Pirates from 1955 to 1972. Clemente played in 15 All-Star games and helped lead the Pittsburgh Pirates to two World Series victories in 1960 and 1971.

•The Underlying Asset is a 1955 Topps #164 Roberto Clemente Card with a SGC NM-MT 8 rating.

•The 1955 MLB season was Clemente’s rookie season with the Pittsburgh Pirates.

•The Topps Company, Inc. is an American manufacturer of gum, candy and collectibles. The 1955 Topps Set included 206 cards; the card featuring Roberto Clemente card is number 164.

Asset Description

Overview & Authentication

•The Underlying Asset is one of 12 1955 Topps Roberto Clemente Cards graded by SGC with a rating of NM-MT 8, with only 4 known to exist in better condition in the SGC Population Report.

•The 1955 Topps #164 card has over 1,100 total cards graded Sports Card Guaranty (SGC).

Notable Features

•The Underlying Asset features a photograph of Clemente’s face, a photograph of Clemente in his batting position, and a small drawing of a pirate.

•The bottom of the Underlying Asset has an orange label that reads, “ROBERTO CLEMENTE” and “outfield PITTSBURGH PIRATES”.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from SGC.

Details

Series 1955 Topps Roberto Clemente Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Roberto Clemente
Team	Pittsburgh Pirates
Year / Season	1955
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Issue	1955 Topps
Individual Cards in Set	206
Card Number in Set	164
Authentication	Sportscard Guaranty (SGC)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1955 Topps Roberto Clemente Card going forward.

USE OF PROCEEDS – Series #38DIMAGGIO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #38DIMAGGIO Asset Cost (1)	$20,000	90.91%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.36%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$200	0.91%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$680	3.09%
	Total Fees and Expenses	$1,700	7.73%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.44 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$3,718
Installment 1 Amount	$6,246
Installment 2 Amount	$10,036
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1938 GOUDEY JOE DIMAGGIO CARD

Investment Overview

•Upon completion of the Series #38DIMAGGIO Offering, Series #38DIMAGGIO will purchase a 1938 Goudey #274 Joe DiMaggio PSA NM-MT 8 Baseball Card as the Underlying Asset for Series #38DIMAGGIO (The “Series 1938 Goudey Joe DiMaggio Card” or the “Underlying Asset” with respect to Series #38DIMAGGIO, as applicable), the specifications of which are set forth below.

•Joe DiMaggio was a center fielder who played his 13 years of Major League Baseball for the New York Yankees.

• DiMaggio was a three-time league MVP and won nine World Series Championships with the Yankees.

•In the 1938 MLB season DiMaggio had 32 home runs and 140 RBIs.

•The Underlying Asset is a 1938 Goudey #274 Joe DiMaggio Card with a PSA NM-MT 8 rating.

•The Goudey Gum Company was an American chewing gum company founded in 1919 in Boston, MA.

•The 1938 Goudey Heads-Up (R323) is a 48-card set. The cards were numbered 241 to 288, and they depicted 24 players as subjects. The first 24 cards of the set have plain backgrounds, whereas the higher numbered cards feature the same player image, but include background art.

Asset Description

Overview & Authentication

•The Underlying Asset is one of 28 1938 Goudey Joe DiMaggio Cards graded by PSA with an NM-MT 8, with only 3 known to exist in better condition.

•The 1938 Goudey #274 has 255 total cards graded by Professional Sports Authenticator (PSA).

Notable Features

•The Underlying Asset has a photograph of Joe DiMaggio’s face on a cartoon body.

•The Underlying Asset features background cartoons that were limited to higher numbered cards in the set

•The bottom of the Underlying Asset has an orange label that reads, “JOE DI MAGGIO, Yankees”

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1938 Goudey Joe DiMaggio Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Joseph DiMaggio
Team	New York Yankees
Year / Season	1938
Memorabilia Type	Trading Card
Manufacturer	Goudey Gum Company
Issue	1938 Goudey (R323)
Individual Cards in Set	48
Card Number in Set	274
Authentication	Professional Sports Authenticator (PSA)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1938 Goudey Joe DiMaggio Card going forward.

USE OF PROCEEDS – Series #RUTHBALL1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #RUTHBALL1 Asset Cost (1)	$27,000	93.10%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.03%
	Brokerage Fee	$290	1.00%
	Offering Expenses (2)	$500	1.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.34%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.34%
	Marketing Materials	$200	0.69%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$510	1.76%
	Total Fees and Expenses	$1,700	5.86%
	Total Proceeds	$29,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.45 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/5/2020
Expiration Date of Agreement	4/30/2020
Down-payment Amount	$5,019
Installment 1 Amount	$8,432
Installment 2 Amount	$13,549
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1934-39 BABE RUTH BALL

Investment Overview

•Upon completion of the Series #RUTHBALL1 Offering, Series #RUTHBALL1 will purchase a 1934-39 Official American League Babe Ruth Single Signed Baseball as the Underlying Asset for Series #RUTHBALL1 (The “Series 1934-39 Babe Ruth Ball” or the “Underlying Asset” with respect to Series #RUTHBALL1, as applicable), the specifications of which are set forth below.

•George Herman “Babe” Ruth Jr. was a professional baseball player in the MLB from 1914-1935. He won three World Series championships with the Boston Red Sox before being traded to the New York Yankees in 1919, with whom he would win an additional 4 titles. Ruth set many records during his tenure, including career home runs and runs batted in. “The Bambino” was inducted into the Baseball Hall of Fame as part of the 1936 inaugural class and was ranked #1 in The Sporting News “Baseball’s 100 Greatest Players”.

•The 1934 MLB season was Ruth’s last season with the New York Yankees in which he batted .288, hit 22 home runs and had 84 runs batted in.

•Babe Ruth retired in 1935 after playing part of the season with the Boston Braves. He finished his career with 714 home runs and a lifetime .342 batting average.

•The Underlying Asset is a 1934-39 Official American League Babe Ruth Single Signed Baseball with the signature graded PSA/DNA NM 7 rating.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1934-39 Official American League Ball signed by Babe Ruth.

•PSA has given the signature on the Underlying Asset a grade of Near Mint 7.

Notable Features

•The Underlying Asset is signed on the sweet spot of the ball by Babe Ruth in black ink with a steel-tip fountain pen.

•The Underlying Asset was manufactured by Spalding under the Reach brand.

•The Underlying Asset features the stamp “William Harridge Pres.” on the center panel. William Harridge was the president of the American League from 1931 to 1959.

•The Underlying Asset has red stitching.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1934-39 Babe Ruth Ball
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	George Herman “Babe” Ruth / 3
Team	New York Yankees
Year / Season	1934-39
Memorabilia Type	Official American League Baseball (Harridge)
Model	PAT’D RE 17200
Manufacturer	Reach
Inscription	Babe Ruth, Single Signed
Authentication	PSA/DNA, James Spence Authentication
Grade	Near Mint 7 (Signature)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1934-39 Babe Ruth Ball going forward.

USE OF PROCEEDS – Series #86JORDAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #86JORDAN Asset Cost (1)	$38,000	95.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.75%
	Brokerage Fee	$400	1.00%
	Offering Expenses (2)	$500	1.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.25%
	Marketing Materials	$100	0.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$600	1.50%
	Total Fees and Expenses	$1,700	4.25%
	Total Proceeds	$40,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.46 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$38,000
Installment 2 Amount	$0
Acquisition Expenses	$200

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1986 FLEER MICHAEL JORDAN CARD

Investment Overview

•Upon completion of the Series #86JORDAN Offering, Series #86JORDAN will purchase a 1986 Fleer #57 Michael Jordan Card (at times described as the “1986 Jordan Card” throughout this Offering Circular) as the underlying asset for Series #86JORDAN (the “Series 1986 Fleer Michael Jordan Card” or the “Underlying Asset” with respect to Series #86JORDAN, as applicable), the specifications of which are set forth below.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships. He returned to the Bulls from 1995-1998 after a first retirement and led the team to three additional NBA Championships, before retiring for the second time. He came out of retirement again in 2001 and played for the Washington Wizards until the end of his NBA career in 2003.

•For the 1986-87 season, Fleer released a set of 132 cards and 11 stickers (one per pack).

•The Underlying Asset is a 1986 Fleer Michael Jordan Rookie Card, graded a GEM-MT 10 by PSA.

Asset Description

Overview & Authentication

•The Underlying Asset is a #57 Michael Jordan rookie card from the 1986-97 Fleer Basketball 140-card set.

•The Underlying Asset comes fully authenticated, with a GEM-MT 10 condition grade from PSA.

•PSA has graded 18,632 #57 Michael Jordan cards from the 1986-1987 Fleer set, only 312 of which were awarded GEM-MT 10 Grades, placing the condition of the Underlying Asset among the top 1.6% of cards known to exist.

Notable Features

•The Underlying Asset displays a full-color photograph of Michael Jordan dunking a basketball in a Chicago Bulls #23 Jersey.

•The Underlying Asset has a red, white and blue border.

•The Underlying Asset features the text, “MICHAEL JORDAN,” and “BULLS, GUARD-FORWARD”.

•The Underlying Asset displays a Fleer Premier logo on the top right corner of the featured image.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1986 Fleer Michael Jordan Card
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Year / Season	1986
Memorabilia Type	Trading Card
Manufacturer	Fleer Corporation
Issue	1986-87 Fleer
Card Number in Set	57
Authentication	PSA
Grade	GEM-MT 10

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1986 Fleer Michael Jordan Card going forward.

USE OF PROCEEDS – Series #GMTBLACK1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GMTBLACK1 Asset Cost (1)	$25,000	89.29%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.07%
	Brokerage Fee	$280	1.00%
	Offering Expenses (2)	$500	1.79%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.36%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.36%
	Marketing Materials	$200	0.71%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,520	5.43%
	Total Fees and Expenses	$2,700	9.64%
	Total Proceeds	$28,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.47 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/20/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$25,000
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ROLEX GMT-MASTER REF. 16758

Investment Overview

•Upon completion of the Series #GMTBLACK1 Offering, Series #GMTBLACK1 will purchase the Rolex 18k Yellow Gold GMT-Master ref. 16758 (at times described as the “GMT-Master” or the “Wristwatch” throughout this offering circular) as the underlying asset for Series #GMTBLACK1 (the “Series Rolex GMT-Master ref. 16758” or “Underlying Asset” with respect to Series #GMTBLACK1, as applicable), the specifications of which are set forth below.

•Rolex SA is a luxury timepiece manufacturer, founded in 1905 and based in Geneva, Switzerland.

•Rolex introduced the Oyster Perpetual Date GMT-Master in collaboration with Pan American Airways for use by their pilots and navigators in 1954.

Asset Description

Overview and Authentication

•The Rolex GMT-Master features a 24-hour hand, making it possible to track a second time zone using the bezel as a reference.

•Rolex introduced the Ref. 16758 in 1980.

•The Underlying Asset features a dial commonly referred to as a “nipple dial” due to its circular and conical hour markers.

Notable Features

•The Underlying Asset has an 18-karat yellow gold case and jubilee bracelet.

•The Underlying Asset features a black aluminum insert bezel.

•The dial of the Underlying Asset is black with 18-karat yellow gold “nipple” hour markers at 1, 2, 4, 7, 8, 10 and 11, 18-karat yellow gold stick markers at 6 and 9 and an 18-karat yellow gold triangle at 12.

•The Underlying Asset features a Yellow Gold 24-hour hand which can be read against the bezel to track a second time zone.

Notable Defects

●The Underlying Asset shows wear commensurate with its age and light use.

Details

Series Rolex GMT-Master ref. 16758
BASIC OVERVIEW
Reference Number	16758
Brand	Rolex
Model	GMT-Master
Case Material	18k yellow gold
Year	1980’s
Condition	Used
Scope of Delivery	Box and Punched Papers
Functions	Date, Rotating Bezel, Dual-Time Zone
CALIBER
Movement	Automatic
Movement/Caliber	3075
CASE
Case Diameter	40 mm
Bezel Material	18k yellow gold
Glass	Sapphire Crystal
Dial	Black
Dial Numbers	No numerals
BRACELET/STRAP
Bracelet Material	18k yellow gold
Clasp	Fold clasp
Clasp Material	18k yellow gold

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Rolex GMT-Master ref. 16758 going forward.

USE OF PROCEEDS – Series #SHKSPR4

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SHKSPR4 Asset Cost (1)	$105,000	91.30%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.26%
	Brokerage Fee	$1,150	1.00%
	Offering Expenses (2)	$863	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.09%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.09%
	Marketing Materials	$200	0.17%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,288	6.34%
	Total Fees and Expenses	$9,700	8.43%
	Total Proceeds	$115,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.48 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/20/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$52,500
Installment 1 Amount	$52,500
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1685 SHAKESPEARE FOURTH FOLIO

Investment Overview

•Upon completion of the Series #SHKSPR4 Offering, Series #SHKSPR4 will purchase a 1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies (at times described as the “Fourth Folio Shakespeare” throughout this Offering Circular) as the underlying asset for Series #SHKSPR4 (the “Series 1685 Shakespeare Fourth Folio” or the “Underlying Asset” with respect to Series #SHKSPR4, as applicable), the specifications of which are set forth below.

•William Shakespeare, born in 1564, was an English poet, playwright, and actor largely regarded as one of the great writers and dramatists of the English language.

•After Shakespeare’s death in 1616, two of his friends began to publish his works, collecting his plays and publishing the First Folio in 1623.

•The Fourth Folio, published in 1685, included the same forty-three plays as the Third Folio, and added an additional seven plays written by William Shakespeare.

Asset Description

Overview & Authentication

•The Underlying Asset is a Fourth Folio copy of Shakespeare’s Comedies, Histories, and Tragedies printed in 1685 by Robert Roberts and others for H. Herringman, E. Brewster, and R. Bentley.

•The Underlying Asset includes 50 plays written by William Shakespeare.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a Brewster/Bentley issue (presumed first issue), without Chiswell’s name on the title page.

•The Underlying Asset comes bound in modern paneled calf over old boards.

•The Underlying asset has rich spine guilt and contrasting lettering pieces.

•The Underlying Asset is among the tallest copies on record at 368mm.

Notable Defects

•Skillfully repaired at the inner margin of the portrait frontispiece.

•Small repaired tear at the top inner corner.

•Title page with repaired tears, some affecting text.

•Small lacunae in two areas, which have been expertly restored.

•Inoffensive intermittent damp staining.

•Last leaf mounted and defected at head and foot, without loss of text.

Details

Series 1685 Shakespeare Fourth Folio
Title	Comedies, Histories, and Tragedies
Author(s)	William Shakespeare
Publisher	H. Herringman, E. Brewster, and R. Bentley
Publication Date	1685
Binding	Modern paneled calf over old boards
Book Condition	Good
Edition	Fourth Folio. Brewster/Bentley Issue
Inscription or Note	None

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1685 Shakespeare Fourth Folio going forward.

USE OF PROCEEDS – Series #50JACKIE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #50JACKIE Asset Cost (1)	$9,200	92.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	1.00%
	Brokerage Fee	$100	1.00%
	Offering Expenses (2)	$500	5.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$100	1.00%
	Total Fees and Expenses	$700	7.00%
	Total Proceeds	$10,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.49 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/3/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$9,200
Installment 2 Amount	$0
Acquisition Expenses	$0

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1950 JACKIE ROBINSON CARD

Investment Overview

•Upon completion of the Series #50JACKIE Offering, Series #50JACKIE will purchase a 1950 Bowman #22  Jackie Robinson Card as the Underlying Asset for Series #50JACKIE (the “Series 1950 Jackie Robinson Card” or the “Underlying Asset” with respect to Series #50JACKIE, as applicable), the specifications of which are set forth below.

•Jack Roosevelt Robinson, born January 31st, 1919, was the first African American to play Major League Baseball. During his 10-year career, Robinson won the inaugural Rookie of the Year Award in 1947 and was an All-Star for six consecutive seasons. In 1997, Major League Baseball retired his uniform number “42” across all major league teams; he was the first professional athlete in any sport to receive this honor.

•Robinson was inducted into the Baseball Hall of Fame in 1962, and in 2004 the MLB created an annual tradition, “Jackie Robinson Day,” on which every player on every team wears Robinson’s number 42.

•The Bowman Gum Company was an American chewing gum company founded in 1927. Bowman was best known for its baseball cards, which were popular in the 1940s, until the brand was acquired by Topps in 1956.

•The 1950 MLB season was Robinson’s fourth season with the Brooklyn Dodgers in which he batted .328, hit 14 home runs and had 81 runs batted in.

•The Underlying Asset is a 1950 Bowman Jackie Robinson Card with a PSA NM-MT 8 rating.

Asset Description

Overview & Authentication

•The Underlying Asset is #22 in the 1950 Bowman Baseball Card Set which included 252 unique cards.

•The 1950 Bowman #22 card has 988 total cards graded by Professional Sports Authenticator (PSA).

•PSA has given the Underlying Asset a grade of NM-MT 8, putting the Underlying Asset in the top 6% of all cards graded with only twelve graded higher.

Notable Features

•The Underlying Asset shows Robinson pictured in a full-color swing-through batting pose.

•The Underlying Asset has no text or name on the front of the card.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1950 Jackie Robinson Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Jackie Robinson
Team	Brooklyn Dodgers
Year / Season	1950
Memorabilia Type	Trading Card
Manufacturer	Bowman Gum Company
Issue	1950 Bowman Baseball Card Set
Card Number in Set	#22 of 252
Authentication	PSA
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1950 Jackie Robinson Card going forward.

USE OF PROCEEDS – Series #POKEMON1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #POKEMON1 Asset Cost (1)	$118,000	94.40%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.24%
	Brokerage Fee	$1,250	1.00%
	Offering Expenses (2)	$938	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Marketing Materials	$200	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,213	3.37%
	Total Fees and Expenses	$6,700	5.36%
	Total Proceeds	$125,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.50 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/2/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$118,000
Installment 2 Amount	$0
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1999 POKEMON FIRST EDITION SET

Investment Overview

•Upon completion of the Series #POKEMON1 Offering, Series #POKEMON1 will purchase a 1999 Pokemon First Edition PSA GEM MT 10 Complete Set (at times described as the “1999 Pokemon Set” throughout this Offering Circular) as the Underlying Asset for Series #POKEMON1 (the “Series 1999 Pokémon First Edition Set” or the “Underlying Asset” with respect to Series #POKEMON1, as applicable), the specifications of which are set forth below.

•The Pokemon Trading Card Game is a collectible card game based on Nintendo’s Pokémon franchise of video games and anime. As of February 2020, the game has sold over 28.8 billion trading cards worldwide.

•Originally released in Japan as a video game, Pokemon trading cards first appeared on U.S. store shelves in 1999. The first set, known as First Edition Cards, are differentiated by a First Edition symbol on each card.

•The Underlying Asset is a complete 103-card set of PSA GEM MT 10 graded 1999 First Edition Pokémon Trading Cards. The set includes a First Edition Holographic Charizard #4 card.

Asset Description

Overview & Authentication

•The Underlying Asset is made up of 103 First Edition Pokémon cards, each individually graded by PSA as being in GEM MT 10 condition.

•The Underlying Asset is one of less than 50 known 1999 First Edition sets graded in GEM MT 10 condition.

•The Underlying Asset has been authenticated and graded by PSA.

Notable Features

•There are three types of cards in a Pokémon deck: (1) Pokémon; (2) Energy; and (3) Trainer. On Pokémon cards, the first edition symbol appears to the lower-left of the Pokémon image, while on the Energy and Trainer cards it appears in the upper-right and lower-left corners of the cards, respectively.

•The first 16 cards in the deck are known as “holographic” cards as their images are shinier.

•The Underlying Asset includes a First Edition Holographic Charizard #4 card.

•The Underlying Asset includes both the “Red Cheeks” and “Yellow Cheeks” variations of the Pikachu #58 card.

Notable Defects

•The Underlying Asset features cards with rounded corners.

•The Underlying Asset shows signs of wear consistent with its age and condition grade from PSA.

Details

Series 1999 Pokémon First Edition Set
Name	Pokémon Trading Card Game
Publisher	Wizards of the Coast
Year	1999
Issue	First Edition
Card Number in Set	103
Authentication	PSA
Grade	GEM MT 10

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1999 Pokémon First Edition Set going forward.

USE OF PROCEEDS – Series #FANFOUR1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #FANFOUR1 Asset Cost (1)	$100,000	95.24%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.29%
	Brokerage Fee	$1,050	1.00%
	Offering Expenses (2)	$788	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.10%
	Marketing Materials	$200	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,563	2.44%
	Total Fees and Expenses	$4,700	4.48%
	Total Proceeds	$105,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.51 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/3/2020
Expiration Date of Agreement	6/3/2020
Down-payment Amount	$0
Installment 1 Amount	$100,000
Installment 2 Amount	$0
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1961 FANTASTIC FOUR #1

Investment Overview

•Upon completion of the Series #FANFOUR1 Offering, Series #FANFOUR1 will purchase a 1961 Fantastic Four #1 CGC VF+ 8.5 comic book (at times described as the “Fantastic Four Comic Book” throughout this offering circular) as the Underlying Asset for Series #FANFOUR1 (the “Series 1961 Fantastic Four #1” or the “Underlying Asset” with respect to Series #FANFOUR1, as applicable), the specifications of which are set forth below.

•The Fantastic Four are a superhero team that debuted in 1961 and have since been adapted into other media, including four animated series and four live action films. As of 2005, 150 million comic books featuring The Fantastic Four had been sold.

•Fantastic Four #1 was the first comic book published under the Marvel brand name.

•Fantastic Four #1 featured the first appearance of the Fantastic Four superhero team.

•The Underlying Asset has a CGC grade of VF+ 8.5.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1961 Fantastic Four #1 comic book with a CGC grade of VF+ 8.5.

•The Underlying Asset is an original copy of the issue in which The Fantastic Four and Mole Man made their first appearance.

•The Underlying Asset is in the top 2.2% of CGC graded copies of Fantastic Four #1, with only nineteen copies graded at CGC 8.5 and sixteen copies graded higher.

Notable Features

•The Underlying Asset cover features a text box announcing, “THE THING!” “MR. FANTASTIC!” “HUMAN TORCH!” and “INVISIBLE GIRL!”.

•The Underlying Asset cover features a cover price of $0.10 in the upper right corner.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1961 Fantastic Four #1
Title	Fantastic Four #1
Key Issue	First appearance of Fantastic Four; First comic published under the Marvel name; First appearance of Mole Man; Origin of the Fantastic Four
Publisher	Marvel
Store Date	March 8, 1961
Cover Price	$0.10
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby
Inks	George Klein, Christopher Rule
Authentication	Comics Guaranty Company (CGC)
Grade	VF+ 8.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1961 Fantastic Four #1 going forward.

USE OF PROCEEDS – Series #CHURCHILL

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CHURCHILL Asset Cost (1)	$6,500	86.67%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	1.33%
	Brokerage Fee	$75	1.00%
	Offering Expenses (2)	$500	6.67%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.33%
	Marketing Materials	$100	1.33%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$125	1.67%
	Total Fees and Expenses	$900	12.00%
	Total Proceeds	$7,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.52 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/6/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$6,500
Installment 2 Amount	$0
Acquisition Expenses	$200

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES SECOND WORLD WAR

Investment Overview

•Upon completion of the Series #CHURCHILL Offering, Series #CHURCHILL will purchase a complete set of First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill as the Underlying Asset for Series #CHURCHILL (The “Series Second World War” or the “Underlying Asset” with respect to Series #CHURCHILL, as applicable), the specifications of which are set forth below.

•Sir Winston Churchill was a British statesman, orator and author who served as Prime Minister of the United Kingdom from 1940 to 1945 and again from 1951 to 1955.

•The Second World War by Sir Winston Churchill recounts the history of the period from the end of the First World War to July 1945 in six volumes. Churchill wrote the book using both his own notes and privileged access to official documents while still working as a politician.

•The Underlying Asset is a complete set of First English Edition Volumes I-VI of The Second World War by Sir Winston Churchill, with Volume I signed by the author.

Asset Description

Overview & Authentication

•The Underlying Asset is a complete set of First English Edition copies, comprising of: The Gathering Storm (Vol. 1); Their Finest Hour (Vol. 2); The Grand Alliance (Vol. 3); The Hinge of Fate (Vol. 4); Closing the Ring (Vol. 5); Triumph and Tragedy (Vol. 6).

•The Underlying Asset includes a copy of The Gathering Storm, signed by Sir Winston Churchill.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset comes bound in the original cloth and dust jackets.

Notable Defects

•The Underlying Asset is in unrestored condition.

•The Underlying Asset shows sharp and crisp text and color.

Details

Series Second World War
Title	The Second World War (Complete Set: Volumes I-XI)
Author(s)	Winston Churchill
Publisher	Cassell & Co., Ltd.
Publication Date	1948-1954
Binding	Hardcover
Book Condition	Unrestored
Edition	First English Edition
Inscription or Note	Volume I Signed by Winston Churchill

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Second World War going forward.

USE OF PROCEEDS – Series #ANMLFARM

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ANMLFARM Asset Cost (1)	$8,700	87.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	1.00%
	Brokerage Fee	$100	1.00%
	Offering Expenses (2)	$500	5.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	1.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$500	5.00%
	Total Fees and Expenses	$1,200	12.00%
	Total Proceeds	$10,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.53 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/13/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$8,700
Installment 2 Amount	$0
Acquisition Expenses	$100

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ANIMAL FARM

Investment Overview

•Upon completion of the Series #ANMLFARM Offering, Series #ANMLFARM will purchase a First edition, First printing of Animal Farm by George Orwell as the underlying asset for Series #ANMLFARM (the “Series Animal Farm” or the “Underlying Asset” with respect to Series #ANMLFARM, as applicable), the specifications of which are set forth below.

•Eric Arthur Blair, better known by his pen name George Orwell, was an English novelist, essayist, journalist and critic best known for his allegorical novella Animal Farm and the dystopian novel Nineteen Eighty-Four.

•The Underlying Asset is a First Edition, First Printing of Animal Farm, which has sold more than 9 million copies since it was first published in 1945.

Asset Description

Overview & Authentication

•The Underlying Asset is one of 4,500 First Edition, First Issue copies printed.

•The Underlying Asset has an original First Issue dust jacket which has not been price clipped.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset has a red Searchlight Books logo to the reverse.

•The Underlying Asset is not price-clipped with 6s net to the front flap.

•The Underlying Asset retains the original green cloth First Issue dust jacket.

Notable Defects

•The Underlying Asset is in unrestored condition.

Details

Series Animal Farm
Title	Animal Farm
Author(s)	George Orwell
Publisher	Secker and Warburg
Publication Date	1945
Binding	Hardcover
Book Condition	Very Good
Edition	First Edition, First Printing
Inscription or Note	None

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Animal Farm going forward.

USE OF PROCEEDS – Series #CAPTAIN3

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CAPTAIN3 Asset Cost (1)	$35,500	95.95%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	0.27%
	Brokerage Fee	$370	1.00%
	Offering Expenses (2)	$500	1.35%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$530	1.43%
	Total Fees and Expenses	$1,400	3.78%
	Total Proceeds	$37,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.54 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/16/2020
Expiration Date of Agreement	6/16/2020
Down-payment Amount	$7,100
Installment 1 Amount	$28,400
Installment 2 Amount	$0
Acquisition Expenses	$0

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CAPTAIN AMERICA #3

Investment Overview

•Upon completion of the Series #CAPTAIN3 Offering, Series #CAPTAIN3 will purchase a 1941 Captain America Comics #3 CGC VG/FN 5.0 comic book as the Underlying Asset for Series #CAPTAIN3 (the “Series Captain America #3” or the “Underlying Asset” with respect to Series #CAPTAIN3, as applicable), the specifications of which are set forth below.

•Captain America is a fictional superhero appearing in comic books published by Marvel Comics. Captain America was designed as a patriotic superhero who often fought the Axis Powers of World War II and was Timely Comics’ (now Marvel Comics) most popular character during the wartime period.

•Captain America was the first Marvel Comics character to appear in media outside comics with the release of the 1944 movie serial, Captain America.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1941 Captain America Comics #3 comic book with a CGC grade of VG/FN 5.0.

•The Underlying Asset is a copy of the issue in which the Classic Red Skull made its first appearance and cover.

•The Underlying Asset was the first text that Stan Lee worked on for Marvel Comics.

•The Underlying Asset is in the top 57.1% of CGC graded copies of Captain America Comics #3, with only six copies graded at CGC 5.0 and twenty-two copies graded higher.

Notable Features

•The cover of the Underlying Asset has a yellow Captain America logo, which was used only once for this title.

•The cover of the Underlying Asset has a predominantly yellow background, which appeared in only two other issues.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series Captain America #3
Title	Captain America Comics #3
Key Issue	Classic Red Skull cover and appearance; Stan Lee's first text (first work for Marvel)
Publisher	Timely Comics (now Marvel Comics)
Store Date	April 30, 1941
Cover Price	$0.10
Editing	Joe Simon
Script	Joe Simon, Jack Kirby, Stan Lee
Pencils	Alex Schomburg, Jack Kirby, Joe Simon, Mac Raboy
Inks	Alex Schomburg, Joe Simon, Jack Kirby, Al Avison, Al Gabriele, Bernie Klein, George Roussos, Reed Crandall, Mac Raboy
Letters	Typeset
Authentication	CGC
Grade	VG/FN 5.0

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Captain America #3 going forward.

USE OF PROCEEDS – Series #SUPER21

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SUPER21 Asset Cost (1)	$7,000	82.35%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	1.18%
	Brokerage Fee	$85	1.00%
	Offering Expenses (2)	$500	5.88%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.18%
	Marketing Materials	$100	1.18%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$615	7.24%
	Total Fees and Expenses	$1,400	16.47%
	Total Proceeds	$8,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.55 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/16/2020
Expiration Date of Agreement	6/16/2020
Down-payment Amount	$1,400
Installment 1 Amount	$5,600
Installment 2 Amount	$0
Acquisition Expenses	$200

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series Superman #21

Investment Overview

•Upon completion of the Series #SUPER21 Offering, #SUPER21 will purchase a 1943 Superman #21 CGC VF/NM 9.0 comic book as the Underlying Asset for Series #SUPER21 (the “Series Superman #21” or the “Underlying Asset” with respect to Series #SUPER21, as applicable), the specifications of which are set forth below.

•Superman is an ongoing American comic book series featuring the DC Comics superhero Superman as its main protagonist. Superman began as one of several features in the National Periodical Publications comic book Action Comics #1 in June 1938 before appearing in his own self-titled comic book, the first for any superhero, which premiered in 1939.

•Superman #21 is the 21st title in the self-titled Superman comic book series.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1943 Superman #21 comic book with a CGC grade of VF/NM 9.0.

•The Underlying Asset is in the top 7% of CGC graded copies of Superman #21, with only four copies graded at CGC 9.0 and one copy graded higher.

Notable Features

•The Underlying Asset features cover art by Jack Burnley.

•The cover of the Underlying Asset features a Superman being painted by artists on a boom, and a 10-cents price tag.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series Superman #21
Title	Superman #21
Publisher	DC Comics
Store Date	March 10, 1943
Cover Price	$0.10
Editing	Whitney Ellsworth
Script	Jerry Siegel, Wally Walker, Henry Boltinoff
Pencils	Jack Burnley, Ed Dobrotka, Leo Nowak, Joe Shuster, Peter Riss, Henry Boltinoff
Inks	Jack Burnley, John Sikela, Leo Nowak, George Roussos, Peter Riss, Henry Boltinoff
Letters	Henry Boltinoff
Authentication	CGC
Grade	VF/NM 9.0

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Superman #21 going forward.

USE OF PROCEEDS – Series #SOBLACK

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SOBLACK Asset Cost (1)	$50,000	89.29%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.54%
	Brokerage Fee	$560	1.00%
	Offering Expenses (2)	$500	0.89%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.18%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.18%
	Marketing Materials	$200	0.36%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,240	7.57%
	Total Fees and Expenses	$5,700	10.18%
	Total Proceeds	$56,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.56 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/30/2020
Expiration Date of Agreement	6/30/2020
Down-payment Amount	$0
Installment 1 Amount	$50,000
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES Hermès “so Black” Birkin Bag

Investment Overview

•Upon completion of the Series #SOBLACK Offering, Series #SOBLACK will purchase a 2010 Hermès 30cm Birkin Black Calf Box Leather “So Black” with PVD Hardware as the Underlying Asset for Series #SOBLACK (The “Series Hermès “So Black” Birkin Bag” or the “Underlying Asset” with respect to Series #SOBLACK, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean-Louis Dumas, the chairman of Hermès, sat next to each other on a flight. Birkin complained to Dumas about her struggles to find a bag big enough to carry her young daughter’s things, and by the end of the flight they had put together preliminary sketches of the “Birkin Bag.”

•Each Birkin bag is handmade, and prices vary according to the material and dye color used, as well as the type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

Asset Description

Overview & Authentication

•The Underlying Asset is a Limited Edition 2010 Hermès 30cm Birkin Black Calf Box Leather “So Black” with PVD Hardware.

•The Underlying Asset is made from Calfskin Leather and its “So Black” name is derived from the color of the bag, which features all black materials, including black PVD hardware.

Notable Features

•The Underlying Asset displays an embossed black Hermès logo which lacks the typical gold-foil lettering.

•The Underlying Asset features PVD hardware, two rolled leather handles, and a flap closure with two belted straps and a turn lock in the center.

•The Underlying Asset has four protective feet at its base, one zipped pocket on the exterior and one open pocket on the inside.

•The Underlying Asset comes with its original lock, keys, clochette, leather card, box, and ribbon.

•The Underlying Asset has a length of 30 cm, width of 16 cm and height of 23 cm.

Notable Defects

•The Underlying Asset is in like-new condition and shows no signs of wear.

Details

Series Hermès “So Black” Birkin Bag
Manufacturer	Hermès
Model	30cm Birkin Black Calf Box Leather “So Black”
Hardware	PVD
Country of Origin	France
Year	2010
Color	Black
Accompanied By:	Lock, Keys, Clochette, Leather Card, Two Small Dust Bags, Large Dust Bag, Box and Ribbon.
Closure	Flap closure with two belted straps and a turn lock in the center
Primary Material	Calfskin
Height	23 centimeters
Length	30 centimeters
Width	16 centimeters

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Hermès “So Black” Birkin Bag going forward.

USE OF PROCEEDS – Series #FAUBOURG

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #FAUBOURG Asset Cost (1)	$115,000	76.67%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.20%
	Brokerage Fee	$1,500	1.00%
	Offering Expenses (2)	$1,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.07%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$31,675	21.12%
	Total Fees and Expenses	$34,700	23.13%
	Total Proceeds	$150,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.57 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/30/2020
Expiration Date of Agreement	6/30/2020
Down-payment Amount	$0
Installment 1 Amount	$115,000
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES Hermès SELLIER FAUBOURG Birkin Bag

Investment Overview

•Upon completion of the Series #FAUBOURG Offering, Series #FAUBOURG will purchase a 2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware as the Underlying Asset for Series #FAUBOURG (The “Series Hermès Sellier Faubourg Birkin Bag” or the “Underlying Asset” with respect to Series #FAUBOURG, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean-Louis Dumas, the chairman of Hermès, sat next to each other on a flight. Birkin complained to Dumas about her struggles to find a bag big enough to carry her young daughter’s things, and by the end of the flight they had put together preliminary sketches of the “Birkin Bag.”

•Each Birkin bag is handmade, and prices vary according to the material and dye color used, as well as the type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

•The Underlying Asset is a 2019 Hermès 20cm Sellier Faubourg Limited Edition Birkin with Palladium Hardware

Asset Description

Overview & Authentication

•The Limited Edition Sellier Faubourg is the first Hermès Birkin Bag produced in 20-centimeter size.

•The Underlying Asset is a one of just 50 Sac Birkin Faubourg produced.

•The bag is designed to represent the Hermès Flagship storefront in Paris, complete with store windows topped with Hermès orange awnings.

•The Underlying Asset is made from a combination of five different materials: Matte Crocodile skin, and Madame, Sombrero, Epsom and Swift leathers.

Notable Features

•The Underlying Asset is made from a combination of five different materials: Matte Crocodile, Madame, Sombrero, Epsom and Swift leathers.

•The Underlying Asset features palladium hardware.

•The Underlying Asset has four protective feet at its base, one zipped pocket on the exterior and one open pocket on the inside.

•The Underlying Asset comes with its original lock, keys, clochette, leather card, box, and ribbon.

Notable Defects

•The Underlying Asset is in like-new condition and shows no signs of wear.

Details

Series Hermès Sellier Faubourg Birkin Bag
Manufacturer	Hermès
Model	20cm Birkin Sellier Faubourg Brown Multicolor
Hardware	Palladium
Country of Origin	France
Year	2019
Color	Multicolor
Accompanied By:	Lock, Keys, Clochette, Leather Card, Two Small Dust Bags, Large Dust Bag, Box and Ribbon.
Closure	Flap closure with two belted straps and a turn lock in the center
Primary Material	Calfskin

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Hermès Sellier Faubourg Birkin Bag going forward.

USE OF PROCEEDS – Series #BIRKINTAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BIRKINTAN Asset Cost (1)	$25,000	89.29%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.07%
	Brokerage Fee	$280	1.00%
	Offering Expenses (2)	$500	1.79%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.36%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.36%
	Marketing Materials	$200	0.71%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,520	5.43%
	Total Fees and Expenses	$2,700	9.64%
	Total Proceeds	$28,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.58 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/30/2020
Expiration Date of Agreement	6/30/2020
Down-payment Amount	$0
Installment 1 Amount	$25,000
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES Hermès Tangerine Ostrich Birkin Bag

Investment Overview

•Upon completion of the Series #BIRKINTAN Offering, Series #BIRKINTAN will purchase a 2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware as the Underlying Asset for Series #BIRKINTAN (The “Series Hermès Tangerine Ostrich Birkin Bag” or the “Underlying Asset” with respect to Series #BIRKINTAN, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean-Louis Dumas, the chairman of Hermès, sat next to each other on a flight. Birkin complained to Dumas about her struggles to find a bag big enough to carry her young daughter’s things, and by the end of the flight they had put together preliminary sketches of the “Birkin Bag.”

•Each Birkin bag is handmade, and prices vary according to the material and dye color used, as well as the type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware.

•The Underlying Asset is made from Ostrich leather which undergoes a unique treatment to achieve the Tangerine hue. The leather is known to darken with the touch of a hand and lighten when exposed to light.

Notable Features

•The Underlying Asset features palladium hardware, two rolled leather handles, and a flap closure with two belted straps and a turn lock in the center.

•The Underlying Asset has four protective feet at its base, one zipped pocket on the exterior and one open pocket on the inside.

•The Underlying Asset comes with its original lock, keys, clochette, leather card, box, and ribbon.

•The Underlying Asset has a length of 30 cm, width of 16 cm and height of 23 cm.

Notable Defects

•The Underlying Asset is in like-new condition and shows no signs of wear.

Details

Series Hermès Tangerine Ostrich Birkin Bag
Manufacturer	Hermès
Model	Tangerine Ostrich Birkin 30cm
Hardware	Palladium
Country of Origin	France
Year	2015
Color	Tangerine
Accompanied By:	Lock, Keys, Clochette, Leather Card, Two Small Dust Bags, Large Dust Bag, Box and Ribbon.
Closure	Flap closure with two belted straps and a turn lock in the center
Primary Material	Ostrich
Height	23 centimeters
Length	30 centimeters
Width	16 centimeters

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Hermès Tangerine Ostrich Birkin Bag going forward.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in early 2019. As such and because of the start-up nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Asset Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Asset Manager’s ability to:

-continue to source high quality collectible Underlying Assets at reasonable prices to securitize through the Platform;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray or blue in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in investment grade collectible memorabilia to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Period Ended December 31, 2019

During the period from January 3, 2019 through December 31, 2019 we have entered into the agreements and had Closings, as listed in the table below. We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller retains equity in the Interests issued for a particular Series. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses”, which include transportation of the Memorabilia Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets during the period ended December 31, 2019. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Equity Value Retained by Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#52MANTLE / Series Mickey Mantle Card	Purchase Option Agreement / 04/26/2019	10/25/2019	$125,000	$0	$125,000	$0	$0	0%	$150

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $132,000 Offering closed on 10/25/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#71MAYS / Series Willie Mays Jersey	Purchase Option Agreement / 04/26/2019	10/31/2019	$52,500	$0	$47,250	$0	$5,250	10%	$0

• Purchase Option Agreement to acquire a majority equity stake (90%) in the Underlying Asset for $47,250, entered on 4/26/2019, which valued Underlying Asset at $52,500
• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $57,000 Offering closed on 10/31/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	Purchase Agreement / 09/12/2019	11/6/2019	$16,800	$0	$16,800	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $17,800 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#10COBB / Series E98 Ty Cobb	Purchase Option Agreement / 04/26/2019	11/14/2019	$35,000	$0	$35,000	$0	$0	0%	$55

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $39,000 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#POTTER / Series Harry Potter	Purchase Agreement / 07/05/2019	11/21/2019	$65,000	$0	$65,000	$0	$0	0%	$5,155

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager
• $72,000 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#TWOCITIES / Series A Tale of Two Cities	Purchase Option Agreement / 07/30/2019	11/21/2019	$12,000	$0	$12,000	$0	$0	0%	$305

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#FROST / Series A Boy’s Will	Purchase Option Agreement / 07/30/2019	11/21/2019	$10,000	$0	$10,000	$0	$0	0%	$305

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $13,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#BIRKINBLEU / Series Hermès Birkin Bag	Upfront Purchase / 08/07/2019	11/27/2019	$55,500	$0	$55,500	$0	$0	0%	$0

• Acquired Underlying Asset for $55,500 on 8/2/2019 financed through a non-interest-bearing payment from the Manager
• $58,000 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#SMURF / Series Rolex Submariner "Smurf"	Upfront Purchase / 10/18/2019	11/27/2019	$29,500	$0	$29,500	$0	$0	0%	$0

• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $34,500 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#70RLEX / Series Rolex Beta 21	Purchase Agreement / 09/12/2019	12/6/2019	$17,900	$0	$17,900	$0	$0	0%	$150

• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019
• Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
• $20,000 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#EINSTEIN / Series Philosopher-Scientist	Purchase Option Agreement / 07/30/2019	12/13/2019	$11,000	$0	$11,000	$0	$0	0%	$250

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#HONUS / Series T206 Honus Wagner Card	Purchase Option Agreement / 11/11/2019	12/26/2019	$500,028	$0	$225,000	$0	$275,028	53%	$0

• Purchase Option Agreement to acquire a minority equity stake (43%) in the Underlying Asset from the Asset Seller, an affiliate of the Company for $225,000, entered on 11/11/2019  with expiration on 12/26/2019, which valued the Underlying Asset at $500,028.
• Down-payment of $100,000 on 11/11/2019 was made and financed through a non-interest-bearing payment from the Manager
• $520,000 Offering closed on 12/26/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#75ALI / Series Ali-Wepner Fight Boots	Purchase Agreement / 10/16/2019	12/29/2019	$44,000	$0	$44,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#71ALI / Series “Fight of The Century” Contract	Purchase Option Agreement / 04/26/2019	12/30/2019	$27,500	$0	$27,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019
• Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
• $31,000 Offering closed on 12/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• $40,000 acquisition offer for 1971 "Fight of the Century" Contract accepted on 02/07/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities

#APROAK / Series Audemars Piguet A-Series	Upfront Purchase / 10/18/2019	1/2/2020	$72,500	$0	$72,500	$0	$0	0%	$0

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#88JORDAN / Series Michael Jordan 1988 Sneakers	Purchase Agreement / 10/16/2019	1/27/2020	$20,000	$0	$20,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#56MANTLE / Series 1956 Topps Mickey Mantle Card	Upfront Purchase / 11/26/2019	3/11/2020	$9,000	$0	$9,000	$0	$0	0%	$0

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	Purchase Option Agreement / 11/20/2019	2/20/2020	$50,000	$0	$12,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#33RUTH / Series 1933 Goudey Babe Ruth Card	Upfront Purchase / 11/26/2019	2/26/2020	$74,000	$0	$74,000	$0	$0	0%	$0

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#SPIDER1 / Series 1963 Amazing Spider-Man #1	Purchase Option Agreement / 11/27/2019	3/4/2020	$20,000	$0	$5,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BATMAN3 / Series 1940 Batman #3	Purchase Option Agreement / 11/27/2019	3/4/2020	$75,000	$0	$18,750	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#AGHOWL / Series Howl and Other Poems	Purchase Option Agreement / 07/30/2019	3/11/2020	$15,500	$0	$15,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ROOSEVELT / Series African Game Trails	Purchase Option Agreement / 07/30/2019	3/10/2020	$17,000	$0	$17,000	$0	$0	0%	$397

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ULYSSES / Series Ulysses	Purchase Option Agreement / 07/30/2019	3/10/2020	$22,000	$0	$22,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#98JORDAN / Series Michael Jordan Jersey	Purchase Option Agreement / 04/26/2019	Q1 2020 or Q2 2020	$120,000	$0	$120,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

#APEOD / Series Audemars Piguet "End of Days"	Upfront Purchase / 10/18/2019	Q1 2020 or Q2 2020	$28,000	$0	$28,000	$0	$0	0%	$0	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#YOKO / Series Grapefruit	Purchase Option Agreement / 07/30/2019	Q1 2020 or Q2 2020	$12,500	$0	$12,500	$0	$0	0%	$150

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#15PTKWT / Series Patek Philippe World Time	Purchase Option Agreement / 10/18/2019	Q1 2020 or Q2 2020	$105,000	$0	$0	$105,000	$0	0%	$0	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019
#18ZION / Series Zion Williamson 2018 Sneakers	Upfront Purchase / 10/16/2019	Q1 2020 or Q2 2020	$13,500	$0	$13,500	$0	$0	0%	$0	• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#APOLLO11 / Series New York Times Apollo 11	Upfront Purchase / 10/16/2019	Q1 2020 or Q2 2020	$30,000	$0	$30,000	$0	$0	0%	$0	• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	Upfront Purchase / 11/05/2019	Q1 2020 or Q2 2020	$24,000	$0	$24,000	$0	$0	0%	$0	• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager

#24RUTHBAT / Series 1924 Babe Ruth Bat	Purchase Agreement / 11/21/2019	Q1 2020 or Q2 2020	$250,000	$0	$50,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 was made and financed through a non-interest-bearing payment from the Manager

#HIMALAYA / Series Hermès Himalaya Birkin Bag	Purchase Option Agreement / 11/20/2019	Q1 2020 or Q2 2020	$130,000	$0	$32,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

TOTAL:	New Agreements: 33	Closings: 14	$2,089,728	$0	$1,298,200	$105,000	$280,278		$6,917

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of December 31, 2019. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since January 1, 2020 we have entered into the agreements and had Closings in connection with each Offering of Series listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller retains equity in the Interests issued for a particular Series. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the Acquisition Expenses listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since January 1, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Equity Value Retained by Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#75ALI / Series Ali-Wepner Fight Boots	Purchase Agreement / 10/16/2019	12/29/2019	$44,000	$0	$0	$0	$0	0%	$47

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase

#APROAK / Series Audemars Piguet A-Series	Upfront Purchase / 10/18/2019	1/2/2020	$72,500	$0	$0	$0	$0	0%	$0

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#88JORDAN / Series Michael Jordan 1988 Sneakers	Purchase Agreement / 10/16/2019	1/27/2020	$20,000	$0	$0	$0	$0	0%	$47

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#56MANTLE / Series 1956 Topps Mickey Mantle Card	Upfront Purchase / 11/26/2019	3/11/2020	$9,000	$0	$0	$0	$0	0%	$0

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	Purchase Option Agreement / 11/20/2019	2/20/2020	$50,000	$0	$37,500	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#33RUTH / Series 1933 Goudey Babe Ruth Card	Upfront Purchase / 11/26/2019	2/26/2020	$74,000	$0	$0	$0	$0	0%	$47

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#SPIDER1 / Series 1963 Amazing Spider-Man #1	Purchase Option Agreement / 11/27/2019	3/4/2020	$20,000	$0	$15,000	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BATMAN3 / Series 1940 Batman #3	Purchase Option Agreement / 11/27/2019	3/4/2020	$75,000	$0	$56,250	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#AGHOWL / Series Howl and Other Poems	Purchase Option Agreement / 07/30/2019	3/11/2020	$15,500	$0	$0	$0	$0	0%	$297

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ROOSEVELT / Series African Game Trails	Purchase Option Agreement / 07/30/2019	3/10/2020	$17,000	$0	$0	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ULYSSES / Series Ulysses	Purchase Option Agreement / 07/30/2019	3/10/2020	$22,000	$0	$0	$0	$0	0%	$100

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#98JORDAN / Series Michael Jordan Jersey	Purchase Option Agreement / 04/26/2019	3/22/2020	$120,000	$0	$0	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager
• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#24RUTHBAT / Series 1924 Babe Ruth Bat	Purchase Agreement / 11/21/2019	Q1 2020 or Q2 2020	$250,000	$0	$50,000	$0	$0	0%	$47

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 and additional payment of $50,000 on 1/24/2020 were made and financed through a non-interest-bearing payment from the Manager

#HIMALAYA / Series Hermès Himalaya Birkin Bag	Purchase Option Agreement / 11/20/2019	Q1 2020 or Q2 2020	$130,000	$0	$97,500	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

#BOND1 / Series Casino Royale	Upfront Purchase / 01/13/2020	Q1 2020 or Q2 2020	$37,000	$0	$37,000	$0	$0	0%	$137	• Acquired Underlying Asset for $37,000 on 1/16/2020 financed through a non-interest-bearing payment from the Manager
#CATCHER / Series The Catcher in the Rye	Upfront Purchase / 01/14/2020	Q1 2020 or Q2 2020	$11,500	$0	$11,500	$0	$0	0%	$137	• Acquired Underlying Asset for $11,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#LOTR / Series The Lord of the Rings Trilogy	Upfront Purchase / 01/16/2020	Q1 2020 or Q2 2020	$27,500	$0	$27,500	$0	$0	0%	$137	• Acquired Underlying Asset for $27,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#AMZFNT15 / Series 1962 Amazing Fantasy #15	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$30,500	$0	$30,500	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $30,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,670 on 2/7/2020, additional payment of $9,525 on 2/28/2020 and final payment of $15,305 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#HULK1 / Series 1962 The Incredible Hulk #1	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$87,000	$0	$87,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $87,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $16,173 on 2/7/2020, additional payment of $27,170 on 2/28/2020 and final payment of $43,657 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#BATMAN1 / Series 1940 Batman #1	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$68,500	$0	$68,500	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $68,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $12,734 on 2/7/2020, additional payment of $21,393 on 2/28/2020 and final payment of $34,373 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$36,000	$0	$36,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $36,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $6,692 on 2/7/2020, additional payment of $11,243 on 2/28/2020 and final payment of $18,065 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$20,000	$0	$20,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $3,718 on 2/7/2020, additional payment of $6,246 on 2/27/2020 and final payment of $10,036 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$27,000	$0	$27,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $27,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,019 on 2/7/2020, additional payment of $8,432  on 2/28/2020 and final payment of $13,549 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

TOTAL:	New Agreements: 9	Closings: 11	$345,000	$0	$601,250	$0	$0		$1,185

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those Offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Operating Results for the period January 3, 2019 to December 31, 2019

Due to the start-up nature of the Company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the period ended December 31, 2019, the Company, through the Asset Manager, operated (meaning Underlying Asset fully-owned by the Company or a Series including closed and owned, but not yet launched Offerings) twenty-seven Underlying Assets of which fourteen had closed. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company at December 31, 2019.

Revenues

Revenues are generated at the Company or the Series level. As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021.

Operating Expenses

The Company incurred $8,005 in operating expenses in period ended December 31, 2019 related to storage, transportation, insurance, maintenance, marketing and professional services fees associated with the Underlying Assets.

The operating expenses incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the Closing date of the Offering for such Series Interests. However, post-closing operating expenses incurred and recorded by Series’ of the Company through the period from January 3, 2019 to December 31, 2019, the Manager has agreed to pay and not be reimbursed for certain but not all such expenses. These are accounted for as capital contributions by each respective Series.

Operating expenses for the Company including all of the Series by category for the period ended December 31, 2019 are as follows:

Total Operating Expense
12/31/2019
Storage	$ 1,881
Transportation	580
Insurance	2,607
Maintenance	-
Professional Fees	1,517
Marketing Expense	1,420
Total Operating Expense	$ 8,005

During the period ended the year December 31, 2019, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Pre-Closing operating expenses are incurred on the books of the Company and post-Closing operating expenses incurred by each Series with a closed Offering are incurred and recorded on the books of the Series. These are as follows:

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$ 607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$ 8,005

Solely in the case of the Series listed in the Master Series Table, and which had closed Offerings as December 31, 2019, the Manager has elected to pay for certain but not all of the operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series. The unreimbursed expenses are accounted for as capital contributions by the Series.

Interest and Purchase Option Expenses and Financing/Banking Fees

The Company did not incur any interest expenses related to the loans made to the Company by officers of the Manager or third-party lenders during the period ended December 31, 2019.

There were no ongoing expenses related to the purchase options for any other Series listed in the Master Series Table during the period ended December 31, 2019.

During the period ended December 31, 2019, the Company incurred $36 of banking fees.

As detailed further in “Note D – Debt” of the Notes to Financial Statements and Financial Obligations of the Company below, the Asset Manager together with the Company and an affiliate of the Asset Manager, entered into a $1.5 million line of credit (the “Line of Credit” or “LoC”) with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of assets using the LoC, with the assets as collateral. On December 20, 2019, the LoC was replaced with a $2.25 million demand note (the “Demand Note” or “DM”) with Upper90. The DM allows the Manager to make purchases of assets for the Company and the affiliate of the Asset Manager using the DM. At December 31, 2019, $1.56 million had been drawn on the DM and $7,800 in interest accrued by the Asset Manager.

Asset Acquisitions, Purchase Options and Asset Sales

Details on the Memorabilia Assets acquired or for which we entered into purchase option agreements or purchase agreements during the period ended December 31, 2019, as listed in the Master Series Table and summarized in the table below. We typically acquire Memorabilia Assets through the following methods.

-Upfront purchase – acquired the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Asset Manager.

-Purchase option agreement – enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement – enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives unsolicited take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement, the Company, together with the Company’s advisory board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, as listed in the Master Series Table and summarized in the table below. As of December 31, 2019, no Underlying Assets had been sold.

	# of Assets Sold	Total Value of Assets Sold ($)	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2019	0	$0	9	$336,000	18	$1,340,028	6	$413,700	33	2,089,728
Cumulative Total:	0	$0	9	$336,000	18	$1,340,028	6	$413,700	33	2,089,728

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C – Related Party Transactions”, “Note D –Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future operating expenses for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of December 31, 2019, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$ 1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		$ 22,430
RSE Archive		2,029
Total Cash Balance		$ 24,459

Note: Only includes Series for which an Offering has closed. RSE Archive cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Financial Obligations of the Company

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020. At December 31, 2019, there were $1.56 million outstanding, per the table below, under the DM plus accrued interest of $7,800. Of the total $1.56 million in borrowings, $565,000 were related to Underlying Assets of the Company, the remainder related to Underlying Assets of the affiliate of the Asset Manager.

The table below shows the borrowing base at December 31, 2019.

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

From time to time the Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Trend Information

 Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched	# of Assets Sold
2019	15	14	18	0

Note: data represents number Offerings for Series Interests of each state of Offering process in the given period.

Asset Disposals

The Company has sold the following Underlying Assets:

# of Underlying Assets Sold
2019	0

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as upcoming in the Master Series Table above as well as additional Offerings in the remainder of 2020. The Company also plans to launch approximately 100 additional Offerings in the next twelve-month period, as of the date of this filing, including Offerings for increasingly higher value Underlying Assets.  The proceeds from any Offerings closed during the next twelve months will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings in 2020 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each Series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more Offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of assets acquired and managed by the Company through Membership Experience Programs. The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Asset Manager’s showroom in New York and the launch of the Asset Manger’s online merchandise shopping experience, but no revenues directly attributable to the Company or any Series have been generated by such programs. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond, including one additional showroom location in the next year as of the date of this filing. We believe that expanding the Membership Experience Programs in 2020 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the Series from the Underlying Assets used in the Membership Experience Programs, which we anticipate will enable the Underlying Assets to generate revenues for the Series to cover, in whole or in part, the ongoing post-Closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other Series of Interests for which Offerings are expected to close in fiscal year 2020.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the Manager, RSE Archive Manager, a single-member LLC owned by RSE Markets, the Asset Manager. The Asset Manager also owns and operates a mobile app-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Platform.  Neither the Manager nor the Asset Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”.  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the BOR is registered.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of the date of this filing and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#52MANTLE	$1,600	$125,000	$1,320	$990	$0	$3,090	$132,000	$132.00	1,000
#71MAYS (1)	$1,600	$52,500	$570	$500	$0	$1,830	$57,000	$28.50	2,000
#RLEXPEPSI	$300	$16,800	$178	$500	$0	$22	$17,800	$8.90	2,000
#10COBB	$1,545	$35,000	$390	$500	$55	$1,510	$39,000	$39.00	1,000
#POTTER	$1,095	$65,000	$720	$540	$5,100	($510)	$72,000	$24.00	3,000
#TWOCITIES	$1,495	$12,000	$145	$500	$305	$55	$14,500	$72.50	200
#FROST	$1,695	$10,000	$135	$500	$305	$865	$13,500	$67.50	200
#BIRKINBLEU	$1,250	$55,500	$580	$500	$0	$170	$58,000	$58.00	1,000
#SMURF	$1,250	$29,500	$345	$500	$0	$2,905	$34,500	$17.25	2,000
#70RLEX	$1,200	$17,900	$200	$500	$150	$50	$20,000	$20.00	1,000
#EINSTEIN	$1,750	$11,000	$145	$500	$250	$1,355	$14,500	$7.25	2,000
#HONUS (1)	$5,300	$500,028	$5,200	$3,900	$0	$5,572	$520,000	$52.00	10,000
#75ALI	$1,050	$44,000	$460	$500	$0	($10)	$46,000	$23.00	2,000
#APROAK	$1,150	$72,500	$750	$563	$0	($63)	$75,000	$75.00	1,000
#88JORDAN	$1,050	$20,000	$220	$500	$47	$230	$22,000	$11.00	2,000
#56MANTLE	$0	$9,000	$0	$0	$0	$0	$10,000	$1.00	10,000
#BIRKINBOR	$1,203	$50,000	$525	$500	$47	$225	$52,500	$26.25	2,000
#33RUTH	$1,003	$74,000	$770	$578	$47	$603	$77,000	$38.50	2,000
#SPIDER1	$1,003	$20,000	$220	$500	$47	$230	$22,000	$22.00	1,000
#BATMAN3	$1,003	$75,000	$780	$585	$47	$585	$78,000	$78.00	1,000
#AGHOWL	$1,703	$15,500	$190	$500	$297	$810	$19,000	$38.00	500
#ROOSEVELT	$400	$17,000	$195	$500	$397	$1,008	$19,500	$19.50	1,000
#ULYSSES	$1,950	$22,000	$255	$500	$100	$695	$25,500	$51.00	500
#98JORDAN	$1,600	$120,000	$1,280	$960	$0	$4,160	$128,000	$64.00	2,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through the date of this filing.

(1)The Asset Seller retained a portion of Interests of the Offerings.

The Plan of Distribution table below represents Offerings with no Closing as of the date of this filing and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#18ZION	$250	$13,500	$150	$500	$400	$200	$15,000	$30.00	500
#APEOD	$500	$28,000	$310	$500	$750	$940	$31,000	$62.00	500
#YOKO	$1,000	$12,500	$160	$500	$1,000	$840	$16,000	$80.00	200
#15PTKWT	$500	$105,000	$1,080	$810	$750	($140)	$108,000	$108.00	1,000
#APOLLO11	$500	$30,000	$320	$500	$550	$130	$32,000	$32.00	1,000
#SNOOPY	$400	$24,000	$255	$500	$400	($55)	$25,500	$12.75	2,000
#24RUTHBAT	$500	$250,000	$2,550	$1,913	$550	($513)	$255,000	$85.00	3,000
#HIMALAYA	$500	$130,000	$1,400	$1,050	$750	$6,300	$140,000	$70.00	2,000
#BOND1	$300	$37,000	$390	$500	$300	$510	$39,000	$39.00	1,000
#CATCHER	$150	$11,500	$125	$500	$200	$25	$12,500	$25.00	500
#LOTR	$300	$27,500	$290	$500	$400	$10	$29,000	$29.00	1,000
#AMZFNT15	$300	$30,500	$325	$500	$300	$575	$32,500	$65.00	500
#HULK1	$200	$87,000	$890	$668	$100	$143	$89,000	$44.50	2,000
#BATMAN1	$300	$68,500	$710	$533	$300	$658	$71,000	$71.00	1,000
#55CLEMENTE	$300	$36,000	$380	$500	$300	$520	$38,000	$38.00	1,000
#38DIMAGGIO	$300	$20,000	$220	$500	$300	$680	$22,000	$22.00	1,000
#RUTHBALL1	$300	$27,000	$290	$500	$400	$510	$29,000	$14.50	2,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through the date of this filing. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the Master Series Table, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to Legal Counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential Investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks.  Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests.  See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor in any Offering is for Interests representing 10% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence from the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Broker

Pursuant to a broker-dealer agreement, dated August 12, 2019, between the Company and the BOR (as amended, the “Brokerage Agreement”) will serve as broker of record for the Company’s Regulation A Offerings.

The BOR will perform the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company based solely on AML and KYC process;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent:

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investors participation in the Series, and based upon such review provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interest will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) twelve (12) months from the effective date of the Brokerage Agreement. A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated January 7, 2020 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The Escrow Agent who will be appointed pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), initial refurbishment or maintenance, and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000.   The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the Master Series Table and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with Escrow Agent .  The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series.  If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Memorabilia Assets market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Memorabilia Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Memorabilia Assets through a seamless investment experience through the Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Underlying Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting the Underlying Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Memorabilia Assets for the benefit of the Investors. In addition, through the use the Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to highest quality Memorabilia Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information)  on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Liquidity Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity Interests in Offerings conducted through the Platform.

(iii) All Platform users with a premium, highly curated, engaging Memorabilia Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Memorabilia Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

Our objective is to become the leading marketplace for investing in collector quality Memorabilia Assets and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Memorabilia Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Memorabilia Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Memorabilia Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Memorabilia Assets, developing in the industry, which will result in additional competition for Memorabilia Assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity in the Asset Class, we expect competition for Memorabilia Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that the Indemnified Parties won’t be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable

Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance. For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Platform, and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Platform.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and  members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through its Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards) and other related records.  The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Company’s and Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional method in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Asset through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

In the case where, rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market, an Underlying Asset on the Platform to Investors for a period of time. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset).

In some cases, an Asset Seller may retain partial ownership of an Underlying Asset and hold membership Interests in the applicable Series representing its pro rata ownership of the Underlying Asset. For example, the Asset Seller will retain a 52.9% equity Interest in the Underlying Asset for the Series #HONUS. See the “Description of Series T206 Honus Wagner Card” section for further details.

Additional details on the acquisition method for each Underlying Asset can be found in the Master Series Table and in the “Use of Proceeds” section for each respective Series.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Liquidity Platform (see “Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager, with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an Underlying Asset become obsolete (e.g., due to lack Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time). In some cases, the Company’s ability to liquidate an Underlying Asset may be subject to certain restrictions or limitations on sale as set forth in the applicable purchase agreement or purchase option agreement.

Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company.  The facilitation of the transfer of Interests is accomplished sporadically through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: Under the Company’s documentation, there is a lock-up period of no less than 90 days after the Closing of the initial Offering for the Interests of any Series. No Interests may be transferred before the expiration of the lock-up period. Upon expiration of the lock-up period, a Trading Window may open for a particular Series of Interest no more than once every 30 to 90 days. The duration of the Trading Window is generally from 9:00a.m. EST to 4:30p.m. EST and each Trading Window remains open for one or two days during these hours. However, the Asset Manager, in its capacity as operator of the Platform, may change that frequency and duration.

2)Indication of interest submission and aggregation: During the hours of the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “—Overview”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Liquidity Platform (see “Liquidity Platform” above for additional information) are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Managing Member ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform merely acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Rally Rd™ Platform.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Memorabilia Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in an art storage facility in Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility the Company has leased space in, fulfills the following criteria:

-secure brick building in an office park with proximity to a police station;

-security cameras record and monitor remotely all areas of the building;

-temperature controlled to appropriate temperature for storage;

-special locked and gated area where all valuable items are stored, with limited access for select personnel;

-additionally, vaults exist inside the locked and gated area where ultra-high-end items are stored; and

-all items are kept out of sunlight and, in the case of vault items, out of all light.

From time to time various Underlying Assets may be held in third-party facilities, such as the Underlying Asset of the Series #HONUS, which will be showcased in the DePace Sports Museum at its principal location in New Jersey. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset. See the “Description of Series T206 Honus Wagner Card” section for further details.

Each of the Underlying Assets in the collection will be inspected on a regular basis according to the inspection schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has twenty full-time employees and five part-time contractors.  Neither the Manager nor the Company has any employees.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officer of the Manager or Asset Manager is presently subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Document fee	Allocable directly to the applicable Underlying Asset
	Authenticity and verification check	Allocable directly to the applicable Underlying Asset
	Identification Fee	Allocable directly to the applicable Underlying Asset
	Restoration and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company will be RSE Archive Manager, LLC, a Delaware limited liability company formed on March 27, 2019.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  The Asset Manager, the sole member of the Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of the Asset Manager are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of the Asset Manager. The Asset Manager is also the Manager and Asset Manager for RSE Collection, LLC, another series limited liability company with a similar business in the collectible automobile asset class, which commenced principal operations in 2017. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, Evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the managing member of the Company for the payment of all fees and expenses incurred in connection with the maintenance and operation and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Asset Manager, the sole member of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	39	Chief Executive Officer, Director	05/2016
Robert A. Petrozzo	37	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	40	Chief Financial Officer	08/2016
Vincent DiDonato	42	Chief Technology Officer	10/2019
Greg Bettinelli	47	Director	07/2018
Joshua Silberstein	44	Director	10/2016
Arun Sundararajan	48	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Chief Executive Officer

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005 focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology & web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as at 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society.  His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work.  He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz.  He has given more than 250 invited talks at industry, government and academic forums internationally.  His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy.  He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support the Company, the Asset Manager and the Manager and consists of members of our expert network and additional advisors to the Manager.  It is anticipated that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will assist with, and make recommendations with respect to, the following:

(i)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(ii)Evaluating all asset acquisitions;

(iii)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(iv)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(v)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a Series or the economic members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(vi)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(vii)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(viii)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not Managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service.  As such, it is anticipated that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently partner and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

Ken Goldin

Ken is the founder and president at Goldin Auctions. He has sold over $700 million in the field of sports cards and memorabilia combined. Ken has been a leader in the field of sports collectibles for over 30 years.

Ken founded Goldin Auctions in 2012 and it quickly became an industry leader in sports memorabilia and trading cards. Ken is a regular guest on CNBC, Bloomberg and Fox Business and is a key contributor to these channels related to appraisals and valuations on memorabilia.

Prior to Goldin Auctions, he co-founded the Score Board Inc. in 1986. The company grew into an industry leader in trading cards and memorabilia selling over $100 million per year. The company was a pioneer in bringing sports memorabilia to the public, signing marketing and licensing agreements with many key figures in sports over the past 50 years.

Ken is also known for his many charitable endeavors and is one of the founders and a director of the Museum of Sports in Philadelphia, a non- profit educational museum that is being built in the stadium district.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

As of the date of this filing, the annual compensation of the Manager was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2019	RSE Archive Manager, LLC	Manager	$18,014	$0	$18,014

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.”  To date, no Management Fees have been paid by any Series and we do not expect to pay any Management Fees in Fiscal Year 2019.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of the date of this filing, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interest Retained by Seller
Interest - Series #52MANTLE	10/25/2019	1,000	20 / 2%	$132,000	0 / 0%
Interest - Series #71MAYS	10/31/2019	2,000	110 / 6%	$57,000	200 / 10%
Interest - Series #RLEXPEPSI	11/6/2019	2,000	40 / 2%	$17,800	0 / 0%
Interest - Series #10COBB	11/14/2019	1,000	21 / 2%	$39,000	0 / 0%
Interest - Series #POTTER	11/21/2019	3,000	60 / 2%	$72,000	0 / 0%
Interest - Series #TWOCITIES	11/21/2019	200	8 / 4%	$14,500	0 / 0%
Interest - Series #FROST	11/21/2019	200	8 / 4%	$13,500	0 / 0%
Interest - Series #BIRKINBLEU	11/27/2019	1,000	170 / 17%	$58,000	0 / 0%
Interest - Series #SMURF	11/27/2019	2,000	550 / 28%	$34,500	0 / 0%
Interest - Series #70RLEX	12/6/2019	1,000	30 / 3%	$20,000	0 / 0%
Interest - Series #EINSTEIN	12/13/2019	2,000	100 / 2%	$14,500	0 / 0%
Interest - Series #HONUS	12/26/2019	10,000	200 / 2%	$520,000	5289 / 53%
Interest - Series #75ALI	12/29/2019	2,000	358 / 18%	$46,000	0 / 0%
Interest - Series #APROAK	1/2/2020	1,000	339 / 34%	$75,000	0 / 0%
Interest - Series #88JORDAN	1/27/2020	2,000	40 / 2%	$22,000	0 / 0%
Interest - Series #56MANTLE	3/11/2020	10,000	200 / 2%	$10,000	0 / 0%
Interest - Series #BIRKINBOR	2/20/2020	2,000	200 / 10%	$52,500	0 / 0%
Interest - Series #33RUTH	2/26/2020	2,000	40 / 2%	$77,000	0 / 0%
Interest - Series #SPIDER1	3/4/2020	1,000	20 / 2%	$22,000	0 / 0%
Interest - Series #BATMAN3	3/4/2020	1,000	20 / 2%	$78,000	0 / 0%
Interest - Series #AGHOWL	3/11/2020	500	10 / 2%	$19,000	0 / 0%
Interest - Series #ROOSEVELT	3/10/2020	1,000	20 / 2%	$19,500	0 / 0%
Interest - Series #ULYSSES	3/10/2020	500	10 / 2%	$25,500	0 / 0%
Interest - Series #98JORDAN	3/22/2020	2,000	240 / 12%	$128,000	0 / 0%
Interest - Series #18ZION	Q2 2020 or Q3 2020	1	1 / 100%	$15,000	0 / 0%
Interest - Series #APEOD	Q2 2020 or Q3 2020	1	1 / 100%	$31,000	0 / 0%
Interest - Series #YOKO	Q2 2020 or Q3 2020	1	1 / 100%	$16,000	0 / 0%
Interest - Series #15PTKWT	Q2 2020 or Q3 2020	1	1 / 100%	$108,000	0 / 0%

Interest - Series #APOLLO11	Q2 2020 or Q3 2020	1	1 / 100%	$32,000	0 / 0%
Interest - Series #SNOOPY	Q2 2020 or Q3 2020	1	1 / 100%	$25,500	0 / 0%
Interest - Series #24RUTHBAT	Q2 2020 or Q3 2020	1	1 / 100%	$255,000	0 / 0%
Interest - Series #HIMALAYA	Q2 2020 or Q3 2020	1	1 / 100%	$140,000	0 / 0%
Interest - Series #BOND1	Q2 2020 or Q3 2020	1	1 / 100%	$39,000	0 / 0%
Interest - Series #CATCHER	Q2 2020 or Q3 2020	1	1 / 100%	$12,500	0 / 0%
Interest - Series #LOTR	Q2 2020 or Q3 2020	1	1 / 100%	$29,000	0 / 0%
Interest - Series #AMZFNT15	Q2 2020 or Q3 2020	1	1 / 100%	$32,500	0 / 0%
Interest - Series #HULK1	Q2 2020 or Q3 2020	1	1 / 100%	$89,000	0 / 0%
Interest - Series #BATMAN1	Q2 2020 or Q3 2020	1	1 / 100%	$71,000	0 / 0%
Interest - Series #55CLEMENTE	Q2 2020 or Q3 2020	1	1 / 100%	$38,000	0 / 0%
Interest - Series #38DIMAGGIO	Q2 2020 or Q3 2020	1	1 / 100%	$22,000	0 / 0%
Interest - Series #RUTHBALL1	Q2 2020 or Q3 2020	1	1 / 100%	$29,000	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)RSE Markets, Inc. is the beneficial owner of these Interests.

(2)Upon the designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. must own at least 2%.

(3)

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 2% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Liquidity Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table on are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)Up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interest will develop as part of the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint RSE Markets as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Asset Manager appointed is not RSE Markets).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk

Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial”.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2020, that amount is $12,950).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Archive, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

RSE ARCHIVE, LLC FINANCIAL STATEMENTS

CONTENTS

PAGE

RSE ARCHIVE, LLC AND VARIOUS SERIES:

Period January 3, 2019 to December 31, 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-5

Consolidated Statements of Members’ Equity F-8

Consolidated Statements of Cash Flows F-10

Notes to Consolidated Financial Statements F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Archive, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Archive, LLC (the "Company") in total and for each listed Series as of December 31, 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2020.

EISNERAMPER LLP

New York, New York

March 31, 2020

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	2	-	-	1
Total Current Assets	1,450	1,602	300	1,545	1,096
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 13	$ 13	$ -
Due to the Manager for Insurance	237	100	32	66	66
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	237	100	45	79	66

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(607)	(301)	(225)	(233)	(196)
Members' Equity	126,213	54,002	17,055	36,466	71,130
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ 1,250	$ 1,100	$ 1,200
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	1	1	-	-
Total Current Assets	1,496	1,696	1,251	1,100	1,200
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ -	$ 13	$ -
Due to the Manager for Insurance	12	10	104	56	34
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	12	10	104	69	34

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(142)	(140)	(215)	(329)	(105)
Members' Equity	13,584	11,786	56,647	30,531	19,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

See accompanying notes, which are an integral part of these financial statements.

F-3

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,050	$1,600	$24,459
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	-	2	1	1,881
Total Current Assets	1,751	5,300	1,052	1,601	26,340
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	282,250
Collectible Memorabilia - Owned	11,100	500,028	44,000	27,500	1,301,928
TOTAL ASSETS	$12,851	$505,328	$45,052	$29,101	$1,610,518

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$130
Due to the Manager for Insurance	11	949	83	52	2,607
Due to the Manager or its Affiliates	-	-	-	-	577,500
Total Liabilities	11	949	83	52	580,237

Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(73)	(965)	(86)	(55)	(8,041)
Members' Equity	12,840	504,379	44,969	29,049	1,030,281
TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,851	$505,328	$45,052	$29,101	1,610,518

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Operating Expenses
Storage	$-	$1	$-	$-	$-
Transportation	-	-	13	13	-
Insurance	237	100	32	66	66
Professional Fees	220	200	180	154	130
Marketing Expense	150	-	-	-	-
Total Operating Expenses	607	301	225	233	196
Operating Loss	(607)	(301)	(225)	(233)	(196)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(607)	(301)	(225)	(233)	(196)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)

Basic and Diluted (Loss) per Membership Interest	$(0.61)	$(0.15)	$(0.11)	$(0.23)	$(0.07)
Weighted Average Membership Interests	1,000	2,000	2,000	1,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Operating Expenses
Storage	$-	$-	$1	$-	$-
Transportation	-	-	-	163	-
Insurance	12	10	104	56	34
Professional Fees	130	130	110	110	71
Marketing Expense	-	-	-	-	-
Total Operating Expenses	142	140	215	329	105
Operating Loss	(142)	(140)	(215)	(329)	(105)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(142)	(140)	(215)	(329)	(105)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)

Basic and Diluted (Loss) per Membership Interest	$(0.71)	$(0.70)	$(0.21)	$(0.16)	$(0.10)
Weighted Average Membership Interests	200	200	1,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

F-6

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Operating Expenses
Storage	$1	$-	$-	$-	$1,881
Transportation	-	-	-	-	580
Insurance	11	949	83	52	2,607
Professional Fees	61	16	3	3	1,517
Marketing Expense	-	-	-	-	1,420
Total Operating Expenses	73	965	86	55	8,005
Operating Loss	(73)	(965)	(86)	(55)	(8,005)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	36
Income / (Loss) Before Income Taxes	(73)	(965)	(86)	(55)	(8,041)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)

Basic and Diluted (Loss) per Membership Interest	$(0.04)	$(0.10)	$(0.04)	$(0.03)
Weighted Average Membership Interests	2,000	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

F-7

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net loss	(607)	(301)	(225)	(233)	(196)
Balance December 31, 2019	$126,213	$54,002	$17,055	$36,466	$71,130

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net loss	(142)	(140)	(215)	(329)	(105)
Balance December 31, 2019	$13,584	$11,786	$56,647	$30,531	$19,066

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net loss	(73)	(965)	(86)	(55)	(8,041)
Balance December 31, 2019	$12,840	$504,379	$44,969	$29,049	$1,030,281

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Cash Flows from Operating Activities:
Net (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	220	203	180	154	131
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	(2)	-	-	(1)
Due to the Manager for Insurance	237	100	32	66	66
Accounts Payable	-	-	13	13	-
Net cash used in operating activities	(150)	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(125,000)	(52,500)	(16,800)	(35,000)	(70,100)
Net cash used in investing activities	(125,000)	(52,500)	(16,800)	(35,000)	(70,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	126,600	54,100	17,100	36,600	70,740
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net cash used in financing activities	126,600	54,100	17,100	36,545	71,195

Net change in cash	1,450	1,600	300	1,545	1,095
Cash beginning of period	-	-	-	-	-
Cash end of period	1,450	1,600	300	1,545	1,095

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Cash Flows from Operating Activities:
Net (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	131	131	112	110	71
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	(1)	(1)	-	-
Due to the Manager for Insurance	12	10	104	56	34
Accounts Payable	-	-	-	13	-
Net cash used in operating activities	-	-	-	(150)	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)
Net cash used in investing activities	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,800	12,000	56,750	30,750	19,250
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net cash used in financing activities	13,595	11,795	56,750	30,750	19,100

Net change in cash	1,495	1,695	1,250	1,100	1,200
Cash beginning of period	-	-	-	-	-
Cash end of period	1,495	1,695	1,250	1,100	1,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Cash Flows from Operating Activities:
Net (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	63	16	5	4	7,644
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	-	(2)	(1)	(1,881)
Due to the Manager for Insurance	11	949	83	52	2,607
Accounts Payable	-	-	-	-	130
Net cash used in operating activities	-	-	-	-	459

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	(282,250)
Investment in memorabilia	(11,100)	(500,028)	(44,000)	(27,500)	(1,301,928)
Net cash used in investing activities	(11,100)	(500,028)	(44,000)	(27,500)	(1,584,178)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,000	505,328	45,040	29,100	1,030,158
Due to the manager and other affiliates	-	-	-	-	577,500
Contribution related to Offering Closings and Asset Sales	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net cash used in financing activities	12,850	505,328	45,050	29,100	1,608,178

Net change in cash	1,750	5,300	1,050	1,600	24,459
Cash beginning of period	-	-	-	-	-
Cash end of period	1,750	5,300	1,050	1,600	24,459

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company”) is a Delaware series limited liability company formed on January 3, 2019.  RSE Archive Manager, LLC, a single member Delaware limited liability company formed on March 27, 2019 and owned by RSE Markets, Inc., is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the collection of collectible memorabilia owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible memorabilia (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Asset Manager is a Delaware corporation formed on April 28, 2016. The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collectible memorabilia (plus any cash reserves for future operating expenses), as well as certain liabilities related to expenses pre-paid by the Asset Manager.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible memorabilia (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to the date of this filing the broker of record received a fee (the “Brokerage Fee”) of 1.0% of the cash from offering for facilitating the sale of securities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: For all Series qualified up to the date of this filing the custody broker received a fee (the “Custody Fee”) of 0.75% of the cash from offering for facilitating the sale of securities.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $(8,041) for the period from January 3, 2019 to December 31, 2019 and had an accumulated deficit of $(8,041) as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $(0.6) million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-14

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		22,430
RSE Archive		2,029
Total Cash Balance		$24,459

The cash on the books of RSE Archive is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses. During the period from January 3, 2019 to December 31, 2019, the Manager has paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $7,644.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2019 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #52MANTLE Interests	Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$132,000	10/18/2019	10/25/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #71MAYS Interests	Series #71MAYS	1971 Willie Mays Jersey	$57,000	10/25/2019	10/31/2019	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering • The Memorabilia Seller retained 10% of Interests
Series #RLEXPEPSI Interests	Series #RLEXPEPSI	Rolex GMT Master II 126710BLRO	$17,800	11/1/2019	11/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #10COBB Interests	Series #10COBB	1910 E98 Ty Cobb Card	$39,000	11/8/2019	11/14/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #POTTER Interests	Series #POTTER	1997 First Edition Harry Potter	$72,000	11/15/2019	11/21/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #TWOCITIES Interests	Series #TWOCITIES	First Edition A Tale of Two Cities	$14,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #FROST Interests	Series #FROST	First Edition A Boy's Will	$13,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #BIRKINBLEU Interests	Series #BIRKINBLEU	Bleu Saphir Lizard Hermès Birkin	$58,000	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #SMURF Interests	Series #SMURF	Rolex Submariner Date "Smurf" Ref. 116619LB	$34,500	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #70RLEX Interests	Series #70RLEX	1970 Rolex Ref. 5100 Beta 21	$20,000	11/27/2019	12/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #EINSTEIN Interests	Series #EINSTEIN	First Edition of Philosopher-Scientist	$14,500	12/6/2019	12/13/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #HONUS Interests	Series #HONUS	1909-1911 T206 Honus Wagner Card	$520,000	12/13/2019	12/26/2019	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering • The Memorabilia Seller retained 53% of Interests
Series #75ALI Interests	Series #75ALI	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$46,000	12/20/2019	12/29/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #71ALI Interests	Series #71ALI	1971 “Fight of the Century” Contract	$31,000	12/20/2019	12/30/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	14 Series		$1,069,800

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

From time to time, the Company receives unsolicited take-over offers for the Underlying Assets. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances,  the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

For the period ended December 31, 2019, no asset dispositions had been executed.

Please see Note I, Subsequent Events for additional details on closings of initial offerings or asset dispositions after December 31, 2019.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the period ended December 31, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular memorabilia include storage, insurance, transportation (other than the initial transportation from the memorabilia location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other memorabilia specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,644 for the period ended December 31, 2019.

During the period ended December 31, 2019, RSE Archive incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$8,005

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that certain, but not all of the post-closing Operating Expenses for the period from January 3, 2019 to December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

F-20

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Memorabilia assets are recorded at cost. The cost of the memorabilia includes the purchase price, including any deposits for the memorabilia funded by the Manager and “Acquisition Expenses,” which include transportation of the memorabilia to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats memorabilia assets as collectible and therefore the Company will not depreciate or amortize the collectible memorabilia assets going forward. The collectible memorabilia are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible memorabilia assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible memorabilia assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired memorabilia after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in memorabilia assets. For the period from January 3, 2019 to December 31, 2019, the total investment in memorabilia assets was $1,584,178.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,584,178 of investments during the period ended December 31, 2019, $1,578,478 were related to the purchase price of, or down payments on Underlying Assets, excluding $0 related to the Underlying Assets sold. This brings the total spent on purchase price and down-payments at December 31, 2019 to $1,578,478, since the inception of the Company on January 3, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example transportation costs to transport the asset from the seller to the Company’s facility, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the memorabilia as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the period ended December 31, 2019, $5,700 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible memorabilia and other acquisition related expenses were incurred, excluding $0 related to Underlying Assets sold.

The total investment in memorabilia assets as of December 31, 2019 is as follows:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down payment	Authen-tication	Other	Total
Asset 1	Series #52MANTLE	(1)	1952 Topps #311 Mickey Mantle Card	$125,000	$-	$-	$125,000
Asset 2	Series #71MAYS	(1)	1971 Willie Mays Jersey	52,500	-	-	52,500
Asset 3	Series #RLEXPEPSI	(1)	Rolex GMT Master II	16,800	-	-	16,800
Asset 4	Series #10COBB	(1)	1910 Ty Cobb Card	35,000	-	-	35,000
Asset 5	Series #POTTER	(1)	1997 First Edition Harry Potter	65,000	100	5,000	70,100
Asset 6	Series #TWOCITIES	(1)	First Edition A Tale of Two Cities	12,000	100	-	12,100
Asset 7	Series #FROST	(1)	First Edition A Boy's Will	10,000	100	-	10,100
Asset 8	Series #BIRKINBLU	(1)	Bleu Saphir Lizard Hermès Birkin	55,500	-	-	55,500
Asset 9	Series #SMURF	(1)	Rolex Submariner "Smurf"	29,500	-	-	29,500
Asset 10	Series #70RLEX	(1)	1970 Rolex Beta 21	17,900	-	-	17,900
Asset 11	Series #EINSTEIN	(1)	First Edition of Philosopher-Scientist	11,000	100	-	11,100
Asset 12	Series #HONUS	(1)	1909-11 Honus Wagner Card	500,028	-	-	500,028
Asset 13	Series #75ALI	(1)	1975 Muhammad Ali Boots	44,000	-	-	44,000
Asset 14	Series #71ALI	(1)	1971 “Fight of the Century” Contract	27,500	-	-	27,500
Asset 15	Series #APROAK	(2)	AP Royal Oak A-Series	72,500	-	-	72,500
Asset 16	Series #88JORDAN	(2)	1988 Air Jordan III Sneakers	20,000	-	-	20,000
Asset 17	Series #SNOOPY	(2)	2015 Omega Speedmaster Moonwatch	24,000	-	-	24,000
Asset 18	Series #98JORDAN	(2)	1998 Michael Jordan Jersey	120,000	-	-	120,000
Asset 19	Series #18ZION	(2)	2018 Zion Williamson Sneakers	13,500	-	-	13,500
Asset 20	Series #YOKO	(2)	First Edition Grapefruit	12,500	100	-	12,600
Asset 21	Series #APOLLO11	(2)	Apollo 11 New York Times	30,000	-	-	30,000
Asset 22	Series #APEOD	(2)	AP Royal Oak "End of Days"	28,000	-	-	28,000
Asset 23	Series #ROOSEVELT	(2)	First Edition African Game Trails	17,000	200	-	17,200
Asset 24	Series #AGHOWL	(2)	First Edition Howl and Other Poems	15,500	-	-	15,500
Asset 25	Series #56MANTLE	(2)	1956 Mickey Mantle Card	9,000	-	-	9,000
Asset 26	Series #24RUTHBAT	(2)	1924 Babe Ruth Bat	50,000	-	-	50,000
Asset 27	Series #33RUTH	(2)	1933 Babe Ruth Card	74,000	-	-	74,000
Asset 28	Series #BIRKINBOR	(2)	2015 Hermès Bordeaux Birkin	12,500	-	-	12,500
Asset 29	Series #HIMALAYA	(2)	2014 Hermès Himalaya Birkin	32,500	-	-	32,500
Asset 30	Series #SPIDER1	(2)	1963 Amazing Spider-Man #1	5,000	-	-	5,000
Asset 31	Series #BATMAN3	(2)	1940 Batman #3	18,750	-	-	18,750
Asset 32	Series #ULYSSES	(2)	1935 First Edition Ulysses	22,000	-	-	22,000
Total				$1,578,478	$700	$5,000	$1,584,178

Acquisition Expense 2019				$1,578,478	$700	$5,000	$1,584,178

Note: Excludes $0 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

(2)At December 31, 2019 owned by RSE Archive, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	10/25/2019	$132,000	$1,320	$3,090	$990	$126,600
Series #71MAYS	1971 Willie Mays Jersey	10/31/2019	57,000	570	1,830	500	54,100
Series #RLEXPEPSI	Rolex GMT Master II	11/6/2019	17,800	178	22	500	17,100
Series #10COBB	1910 Ty Cobb Card	11/14/2019	39,000	390	1,510	500	36,600
Series #POTTER	1997 First Edition Harry Potter	11/21/2019	72,000	720	-	540	70,740
Series #TWOCITIES	First Edition A Tale of Two Cities	11/21/2019	14,500	145	55	500	13,800
Series #FROST	First Edition A Boy's Will	11/21/2019	13,500	135	865	500	12,000
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	11/27/2019	58,000	580	170	500	56,750
Series #SMURF	Rolex Submariner "Smurf"	11/27/2019	34,500	345	2,905	500	30,750
Series #70RLEX	1970 Rolex Beta 21	12/9/2019	20,000	200	50	500	19,250
Series #EINSTEIN	First Edition of Philosopher-Scientist	12/12/2019	14,500	145	855	500	13,000
Series #HONUS	1909-11 Honus Wagner Card	12/26/2019	520,000	5,200	5,572	3,900	505,328
Series #75ALI	1975 Muhammad Ali Boots	12/30/2019	46,000	460	-	500	45,040
Series #71ALI	1971 “Fight of the Century” Contract	12/30/2019	31,000	310	1,090	500	29,100
Total			$1,069,800	$10,698	$18,014	$10,930	$1,030,158

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Archive, LLC, as the master series of the Company and RSE Archive Manager, LLC, the Manager of the Company, intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the period ended December 31, 2019, the following Series had closed offerings and the (losses) / income per membership Interest as per the table below:

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019
Applicable Series	Asset	Membership Interests	Net (Loss) / Income	EPMI
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	1,000	$(607)	$(0.61)
Series #71MAYS	1971 Willie Mays Jersey	2,000	(301)	(0.15)
Series #RLEXPEPSI	Rolex GMT Master II	2,000	(225)	(0.11)
Series #10COBB	1910 Ty Cobb Card	1,000	(233)	(0.23)
Series #POTTER	1997 First Edition Harry Potter	3,000	(196)	(0.07)
Series #TWOCITIES	First Edition A Tale of Two Cities	200	(142)	(0.71)
Series #FROST	First Edition A Boy's Will	200	(140)	(0.70)
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,000	(215)	(0.21)
Series #SMURF	Rolex Submariner "Smurf"	2,000	(329)	(0.16)
Series #70RLEX	1970 Rolex Beta 21	1,000	(105)	(0.10)
Series #EINSTEIN	First Edition of Philosopher-Scientist	2,000	(73)	(0.04)
Series #HONUS	1909-11 Honus Wagner Card	10,000	(965)	(0.10)
Series #75ALI	1975 Muhammad Ali Boots	2,000	(86)	(0.04)
Series #71ALI	1971 “Fight of the Century” Contract	2,000	(55)	(0.03)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of memorabilia assets prior to the closing of a Series’ offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record and the custody broker and their respective affiliates, from the proceeds of a closed offering, the memorabilia would then transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another memorabilia assets.

As of December 31, 2019, no loans were outstanding to either officers or affiliates of the Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D –DEBT

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $565,000 were related to memorabilia assets and the remainder to assets of the affiliate of the Asset Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular memorabilia asset and Operating Expenses related to the management of such memorabilia assets.

Fees and expenses related to the purchase of an underlying memorabilia asset include Offering Expenses, Acquisition Expenses Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying memorabilia assets or the number of memorabilia, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of memorabilia will be allocated amongst the Series whose underlying memorabilia are part of the commercialization events, based on the value of the underlying memorabilia assets. No revenues attributable directly to the Company or any Series have been generated during the period from January 3, 2019 to December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F –&NBSP;FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series.

F-30

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G –&NBSP;INCOME TAX

As of December 31, 2019, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the period from January 3, 2019 to December 31, 2019 has been recorded for any individual Series as all individual Series incurred net losses.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 has been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Archive has elected to be treated as a partnership; thus, for the period ended December 31, 2019 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Period Ended December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G –&NBSP;INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Restriction on Sale of Series #HONUS

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through March 31, 2020.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #88JORDAN Interest	Series Michael Jordan 1988 Sneakers	1988 Michael Jordan Nike Air Jordan III Sneakers	$22,000	1/19/2020	1/27/2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #56MANTLE Interest	Series 1956 Topps Mickey Mantle Card	1956 Topps #135 Mickey Mantle Card	$10,000	1/3/2020	Q1 2020 or Q2 2020	Open	• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
Series #BIRKINBOR Interest	Series Hermès Bordeaux Porosus Birkin Bag	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$52,500	2/14/2020	2/20/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #33RUTH Interest	Series 1933 Goudey Babe Ruth Card	1933 Goudey #144 Babe Ruth Card	$77,000	2/21/2020	2/26/2020	Closed	• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
Series #SPIDER1 Interest	Series 1963 Amazing Spider-Man #1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BATMAN3 Interest	Series 1940 Batman #3	1940 D.C. Comics Batman #3 CGC NM 9.4	$78,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #AGHOWL Interest	Series Howl and Other Poems	First Edition Howl and Other Poems	$19,000	3/6/2020	3/11/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ROOSEVELT Interest	Series African Game Trails	First Edition African Game Trails	$19,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ULYSSES Interest	Series Ulysses	1935 First Edition Ulysses	$25,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #98JORDAN Interest	Series Michael Jordan Jersey	1998 Michael Jordan Jersey	$128,000	3/13/2020	3/22/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On February 1, 2020, the Company received an unsolicited take-over offer for Series “Fight of The Century” Contract, the Underlying Asset for Series #71ALI, in the amount of $40,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series “Fight of The Century” Contract. The purchase and sale agreement was executed on February 7, 2020.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Form of Asset Management Agreement (1)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset (8)

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset (8)

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset (8)

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset (8)

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset (8)

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset (8)

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset (8)

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset (8)

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset (8)

Exhibit 6.46 – Purchase Agreement in respect of Series #86JORDAN Asset

Exhibit 6.47 – Purchase Agreement in respect of Series #GMTBLACK1 Asset

III-1

Exhibit 6.48 – Purchase Agreement in respect of Series #SHKSPR4 Asset

Exhibit 6.49 – Purchase Agreement in respect of Series #50JACKIE Asset

Exhibit 6.50 – Purchase Agreement in respect of Series #POKEMON1 Asset

Exhibit 6.51 – Purchase Option Agreement in respect of Series #FANFOUR1 Asset

Exhibit 6.52 – Purchase Agreement in respect of Series #CHURCHILL Asset

Exhibit 6.53 – Purchase Agreement in respect of Series #ANMLFARM Asset

Exhibit 6.54 – Purchase Option Agreement in respect of Series #CAPTAIN3 Asset

Exhibit 6.55 – Purchase Option Agreement in respect of Series #SUPER21 Asset

Exhibit 6.56 – Purchase Option Agreement in respect of Series #SOBLACK Asset

Exhibit 6.57 – Purchase Option Agreement in respect of Series #FAUBOURG Asset

Exhibit 6.58 – Purchase Option Agreement in respect of Series #BIRKINTAN Asset

Exhibit 6.59 – Upper90 Secured Demand Promissory Term Note

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

(8)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on February 7, 2020

III-2

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	March 31, 2020
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	March 31, 2020
RSE ARCHIVE MANAGER, LLC By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	March 31, 2020